THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of April 6, 2021, is entered into by and among TCW DIRECT LENDING LLC, a Delaware limited liability company (“Borrower”), Natixis, New York Branch (in its individual capacity, “Natixis”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders listed on the signature pages hereof.

RECITALS

WHEREAS, the parties thereto have entered into that certain Third Amended and Restated Revolving Credit Agreement dated as of April 10, 2017 (as amended by that certain First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of April 6, 2020 and that certain Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of December 2, 2020, and as the same may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, Administrative Agent, and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein (including, among other things, to extend the Stated Maturity Date as contemplated under Section 2.16 of the Credit Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

1.        Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

2.        Amendments to the Credit Agreement. Effective as of the Amendment Effective Date:

(a)        The Credit Agreement (including the Schedules attached thereto, but excluding the Exhibits attached thereto other than as set forth in clauses (b) through (d) below) is amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I attached hereto.

(b)        Exhibit D-2 of the Credit Agreement shall be deleted in its entirety.

(c)        Exhibit E of the Credit Agreement shall be deleted in its entirety, and Exhibit E attached hereto shall be substituted in lieu thereof.

(d)        Exhibit O of the Credit Agreement shall be deleted in its entirety.

3.        Effectiveness. This Amendment shall become effective subject to Administrative Agent’s receipt of the following (such date, the “Amendment Effective Date”):

3.1        Documentation. This Amendment, duly executed and delivered by the Borrower, Administrative Agent, and the Lenders.

3.2        Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent may

require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment.

3.3        Opinion of Counsel. A favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower Parties, covering such matters relating to this Amendment as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent.

3.4        Fees and Expenses. Payment by the Borrower of (a)(i) a facility extension fee pursuant to Section 2.16 of the Credit Agreement to Administrative Agent, for the benefit of the extending Lenders, in an amount equal to $442,500, which represents 25 basis points on the Maximum Commitment (i.e., 0.25% times $177,000,000.00), and (ii) for the time period from the Amendment Effective Date to April 9, 2021, commitment increase fees to Administrative Agent for the benefit of PNC Bank, National Association and Zions Bancorporation, N.A. d/b/a California Bank & Trust in the following amounts: (A) for PNC Bank, National Association, $78.39 and (B) for Zions Bancorporation, N.A. d/b/a California Bank & Trust, $290.36, and such fees contemplated in this clause (a) shall be non-refundable and fully earned on the Amendment Effective Date, and (b) to the extent invoiced prior to the Amendment Effective Date, the expenses of Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

4.        Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

4.1        Representations and Warranties. The representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date).

4.2        No Event of Default. No Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date.

4.3        Due Authorization. Borrower is duly authorized to execute, deliver and perform this Amendment, and the Credit Agreement, as amended by this Amendment, and each other Loan Document is the legal and binding obligation of Borrower, enforceable against Borrower in accordance with the terms of such Loan Documents, subject to Debtor Relief Laws and equitable principles.

4.4        No Amendments. There have been no amendments to the Constituent Documents of Borrower since the latest delivery or notice thereof by Borrower to Administrative Agent.

5.        Termination of Existing Lender Commitment. Upon payment in full of any outstanding Obligations due and payable to Bank of America, N.A. (the “Exiting Lender”), the Commitment of the Exiting Lender shall be terminated, and the rights of the Exiting Lender under the Credit Agreement and other Loan Documents shall be terminated (except for those rights that expressly survive termination), and the Exiting Lender shall be released from its obligations under the Credit Agreement and any other Loan Document (except for those obligations that expressly survive termination thereof). Administrative Agent hereby acknowledges that the Exiting Lender has received payment in full of the Obligations (other than any contingent indemnification obligations for which no claim has been made) owing to the Exiting Lender under the Loan Documents.

6.        Miscellaneous.

6.1        Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.2        References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

6.3        No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

6.4        Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.5        Choice of Forum, etc. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST SUCH PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

6.6        Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

6.7        Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

6.8        Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

6.9        Electronic Signatures. This Amendment may be executed using electronic signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention.

6.10        Release of Portfolio Asset Collateral. Upon the effectiveness of this Amendment, (a) the Security Agreement (Hybrid Collateral) and Portfolio Collection Account Assignment shall automatically terminate and any security interest or lien granted to the Lenders and/or the Administrative Agent thereunder shall automatically terminate, and (b) at the expense of the Borrower, the Administrative Agent will promptly (i) execute, as applicable, and deliver to the Borrower (or any designee of the Borrower) any such lien releases, discharges of security interests and pledges and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests and all notices of security interests and liens previously filed by the Administrative Agent under the Loan Documents with respect to the Portfolio Assets, including a UCC termination statement for UCC financing statement number 2017 2329503 filed on April 10, 2017, (ii) deliver a notice of termination to State Street Bank and Trust Company with respect to the Account Control Agreement for the Portfolio Collection Account and (iii) deliver to the Borrower any possessory collateral in the possession of the Administrative Agent relating to the Portfolio Assets.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

TCW DIRECT LENDING LLC

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

ADMINISTRATIVE AGENT:

NATIXIS, NEW YORK BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer

By:
Name:
Title:

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

LENDERS:

VERSAILLES ASSETS LLC, as a Conduit Lender and a Committed Lender for the Versailles Lender Group

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Committed Lender for the PNC Bank, National Association Lender Group

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Committed Lender for the State Street Bank Lender Group

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

ZIONS BANCORPORATION, N.A. d/b/a CALIFORNIA BANK & TRUST, as a Committed Lender for the Zions Bancorporation Lender Group

By:
Name:
Title:

Signature Page to

Third Amendment to Third Amended and Restated Revolving Credit Agreement

ANNEX I

CONFORMED CREDIT AGREEMENT

[See attached]

Annex I

CONFORMED through ~~Second~~Third Amendment

to Third Amended and Restated Revolving Credit Agreement

TCW DIRECT LENDING LLC

as Borrower

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

NATIXIS, NEW YORK BRANCH

as Administrative Agent

NATIXIS, NEW YORK BRANCH

as Sole Lead Arranger and Sole Bookrunner and Syndication Agent

PNC CAPITAL MARKETS LLC

as Managing Agent

and

The Conduit Lenders, Committed Lenders,

and Funding Agents from time to time party hereto

April 10, 2017

First Amendment: April 6, 2020

Second Amendment: December 2, 2020

Third Amendment: April 6, 2021

Annex I

TABLE OF CONTENTS

Page

1. DEFINITIONS	1
1.01 Defined Terms	1
1.02 Other Definitional Provisions	~~37~~32
1.03 Times of Day	~~37~~33
1.04 Accounting Terms	~~37~~33
1.05 Letter of Credit Amounts	~~37~~33
1.06 Exchange Rates; Currency Equivalents	~~38~~33
1.07 Approved Alternative Currencies	~~38~~34

2. LOANS AND LETTERS OF CREDIT	~~39~~34
2.01 Revolving Credit Commitment	~~39~~34
2.02 Borrowing Procedures	~~39~~35
2.03 Minimum Loan Amounts	~~41~~36
2.04 Funding	~~42~~37
2.05 Interest	~~43~~38
2.06 Determination of Rate and Billing	~~44~~39
2.07 Swingline Loans	~~44~~39
2.08 Letters of Credit	~~48~~42
2.09 Payment of Borrower Guaranty	~~55~~50
2.10 Use of Proceeds and Letters of Credit	~~56~~50
2.11 Unused Commitment Fee	~~56~~51
2.12 Letter of Credit Fees	~~56~~51
2.13 Computation of Interest and Fees	~~57~~52
2.14 Cash Collateral	~~57~~52
2.15 Defaulting Lenders	~~59~~54
2.16 Extension of Stated Maturity Date	~~61~~56
2.17 Increase in the Maximum Commitment	~~62~~56

3. PAYMENT OF OBLIGATIONS	~~63~~58
3.01 Notes	~~63~~58
3.02 Payment of Interest	~~64~~58
3.03 Payments of Obligations	~~64~~59
3.04 Mandatory Prepayment	~~66~~61
3.05 Voluntary Prepayments	~~68~~62
3.06 Reduction or Early Termination of Commitments	~~68~~62
3.07 Lending Office	~~69~~63

4. CHANGE IN CIRCUMSTANCES	~~69~~63
4.01 Taxes	~~69~~63
4.02 Illegality	~~74~~68
4.03 Inability to Determine Rates; Market Disruption	~~74~~68
4.04 Increased Costs Generally	~~76~~74
4.05 Compensation for Losses	~~78~~76
4.06 Mitigation Obligations; Replacement of Funding Party	~~79~~77
4.07 Survival	~~80~~78

5. SECURITY	~~80~~78
5.01 Liens and Security Interest	~~80~~78
5.02 Collateral Account; Capital Calls	~~81~~79

i

5.03 [Reserved]	~~83~~80
5.04 ~~Portfolio Collections Accounts~~	~~83~~[Reserved] 80

6. BORROWER GUARANTY	~~83~~80
6.01 Unconditional Guaranty of Payment	~~83~~80
6.02 Waiver of Rights	~~83~~80
6.03 No Discharge	~~83~~80
6.04 Subrogation	~~84~~81
6.05 Benefit	~~84~~81
6.06 Reinstatement	~~84~~81
6.07 Continuing Guarantee	~~84~~81

7. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT AND CREDIT EXTENSIONS	~~84~~81
7.01 Conditions to Amendment and Restatement	~~84~~81
7.02 All Loans and Letters of Credit	~~86~~83
7.03 Qualified Borrower Loans and Letters of Credit	~~87~~84

8. REPRESENTATIONS AND WARRANTIES	~~89~~85
8.01 Organization and Good Standing of Borrower	~~89~~85
8.02 Authorization and Power	~~89~~85
8.03 No Conflicts or Consents	~~89~~86
8.04 Enforceable Obligations	~~89~~86
8.05 Priority of Liens	~~89~~86
8.06 Financial Condition	~~89~~86
8.07 Full Disclosure	~~90~~86
8.08 No Default	~~90~~86
8.09 No Litigation	~~90~~86
8.10 Material Adverse Change	~~90~~87
8.11 Taxes	~~90~~87
8.12 Jurisdiction Formation; Principal Office	~~90~~87
8.13 ERISA Compliance	~~90~~87
8.14 Compliance with Law	~~90~~87
8.15 Hazardous Substances	~~91~~87
8.16 [Reserved	~~91~~]87
8.17 Company Structure	~~91~~87
8.18 Capital Commitments and Contributions	~~91~~87
8.19 Fiscal Year	~~91~~88
8.20 Investment Company Act	~~91~~88
8.21 Margin Stock	~~91~~88
8.22 No Defenses	~~91~~88
8.23 Foreign Asset Control Laws	~~92~~88
8.24 OFAC	~~92~~88
8.25 Subscription Facility	~~92~~88
8.26 Anti-corruption Laws	~~92~~88
8.27 Initial Closing Date	~~92~~89

9. AFFIRMATIVE COVENANTS	~~92~~89
9.01 Financial Statements, Reports and Notices	~~92~~89
9.02 Payment of Taxes	~~94~~91
9.03 Maintenance of Existence and Rights	~~94~~91
9.04 Notice of Default or Key Person Event	~~95~~91
9.05 Other Notices	~~95~~91

9.06 Compliance with Loan Documents and Operating Agreement	~~95~~91
9.07 Books and Records; Access	~~95~~92
9.08 Compliance with Law	~~95~~92
9.09 Insurance	~~95~~92
9.10 Authorizations and Approvals	~~96~~92
9.11 Maintenance of Liens	~~96~~92
9.12 Further Assurances	~~96~~92
9.13 Investor Financial and Rating Information	~~96~~92
9.14 Covenants of Qualified Borrowers.	~~96~~93
9.15 Investment Company Act	~~97~~93
9.16 Compliance with Investment Policies	~~97~~93

10. NEGATIVE COVENANTS	~~97~~93
10.01 Mergers; Dissolution	~~97~~93
10.02 Negative Pledge	~~97~~93
10.03 Fiscal Year and Accounting Method	~~97~~93
10.04 Constituent Documents	~~97~~94
10.05 Transfer by, or Admission of, Investors	~~98~~94
10.06 Capital Commitments	~~98~~95
10.07 ERISA Compliance	~~99~~95
10.08 [Reserved	~~99~~]95
10.09 Limitations on Dividends and Distributions	~~99~~95
10.10 Limitation on Debt	~~99~~95
10.11 Sanctions	~~99~~96
10.12 Change in Nature of Business	~~100~~96
10.13 ~~Disposition Funding Requirements~~	~~100~~[Reserved]96
10.14 ~~Administrative Direction Detail~~	~~100~~[Reserved]96
10.15 ~~Limitation on Amendments to Related Credit Documents~~	~~100~~[Reserved]96

11. EVENTS OF DEFAULT	~~100~~96
11.01 Events of Default	~~100~~96
11.02 Remedies Upon Event of Default	~~102~~98
11.03 Curing an Event of Default by Investor Capital Call ~~or Portfolio Asset Disposition~~	~~103~~99
11.04 Performance by Administrative Agent	~~104~~100
11.05 Application of Funds	~~104~~100

12. AGENTS	~~105~~101
12.01 Appointment and Authority	~~105~~101
12.02 Rights as a Lender	~~105~~101
12.03 Exculpatory Provisions	~~105~~101
12.04 Reliance by Agent or Lender	~~106~~102
12.05 Delegation of Duties	~~107~~103
12.06 Resignation of Administrative Agent	~~107~~103
12.07 Non-Reliance on Agents and Lenders	~~108~~104
12.08 No Other Duties, Etc	~~109~~104
12.09 Administrative Agent May File Proofs of Claim	~~109~~105
12.10 Collateral Matters	~~109~~105

13. MISCELLANEOUS	~~110~~106
13.01 Amendments	~~110~~106
13.02 Right of Setoff	~~114~~110
13.03 Sharing of Payments by Lender Group	~~115~~110
13.04 Payments Set Aside	~~115~~111

13.05 No Waiver; Cumulative Remedies; Enforcement	~~116~~111
13.06 Expenses; Indemnity; Damage Waiver	~~116~~112
13.07 Notice	~~118~~114
13.08 Governing Law	~~120~~116
13.09 Waiver of Jury Trial	~~121~~117
13.10 Invalid Provisions	~~121~~117
13.11 Successors and Assigns	~~121~~117
13.12 Assignment to Committed Lenders	~~128~~124
13.13 Replacement of Funding Party or Lender Group	~~129~~125
13.14 Maximum Rate	~~130~~126
13.15 Headings	~~131~~126
13.16 Survival of Representations and Warranties	~~131~~126
13.17 Limited Liability of Investors	~~131~~127
13.18 Confidentiality	~~131~~127
13.19 USA Patriot Act Notice	~~132~~128
13.20 No Advisory or Fiduciary Responsibility	~~132~~128
13.21 Qualified Purchaser	~~133~~128
13.22 No Bankruptcy Petition Against any Conduit Lender	~~133~~128
13.23 No Recourse Against any Conduit Lender	~~133~~129
13.24 Excess Funds	~~133~~129
13.25 Electronic Execution of Assignments and Certain Other Documents	~~134~~129
13.26 Counterparts; Integration; Effectiveness	~~134~~129
13.27 Judgment Currency	~~134~~130
13.28 Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~134~~130
~~13.29~~
13.29 Acknowledgement Regarding Any Supported QFCs	131
13.30 Entire Agreement	~~136~~132

SCHEDULES

SCHEDULE 1.01A	Commitments and Lender Groups
SCHEDULE 1.01B	~~Portfolio Asset Concentration Limits~~[Reserved]
SCHEDULE 1.01C	~~Industry Classifications~~[Reserved]
SCHEDULE 1.01D	~~Eligible Portfolio Asset Representations and Warranties~~[Reserved]
SCHEDULE 13.07	Addresses

EXHIBITS

EXHIBIT A:	[Reserved ]
EXHIBIT B:	Revolving Credit Note
EXHIBIT C:	Loan Notice
EXHIBIT D-1:	Security Agreement (Capital Contributions)
EXHIBIT D-2:	~~Security Agreement (Hybrid Collateral)~~[Reserved]
EXHIBIT E:	Collateral Account Assignment~~/Portfolio Collections Account Assignment~~
EXHIBIT F:	Assignment and Assumption Agreement
EXHIBIT G:	Compliance Certificate
EXHIBIT H:	Borrowing Base Certificate
EXHIBIT I:	Facility Increase Request
EXHIBIT J:	Facility Extension Request
EXHIBIT K:	Lender Group Joinder Agreement

EXHIBIT L:	Qualified Borrower Joinder Agreement
EXHIBIT M:	U.S. Tax Compliance Certificates
EXHIBIT N:	Request for Letter of Credit
EXHIBIT O:	~~Allonge~~[Reserved]
EXHIBIT P:	Prepayment Notice

v

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Credit Agreement”) is dated as of April 10, 2017 by and among TCW DIRECT LENDING LLC, a Delaware limited liability company (“Borrower”), NATIXIS, NEW YORK BRANCH (in its individual capacity, “Natixis”), as administrative agent for the Lenders (together with any successor appointed pursuant to Article 12 below, the “Administrative Agent”), and the Committed Lenders, Conduit Lenders, Funding Agents and other Borrower Parties from time to time party hereto (each capitalized term not defined is defined below).

Borrower, Administrative Agent, the Lenders named therein, and certain other Persons are parties to that certain Revolving Credit Agreement dated as of November 12, 2014, as amended and restated by that certain Amended and Restated Revolving Credit Agreement dated as of December 22, 2014, and as further amended and restated by that certain Second Amended and Restated Revolving Credit Agreement dated as of July 1, 2015, pursuant to which Lenders have provided to Borrower a revolving credit facility on the terms stated therein (as so amended and supplemented from time to time prior to the date hereof, the “Original Credit Agreement”);

Borrower, Administrative Agent, and Lenders have agreed to make certain changes to the Original Credit Agreement; and

Borrower, Administrative Agent, and Lenders desire to amend and restate the Original Credit Agreement pursuant to this Credit Agreement in order to effect such changes.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Borrower has requested that Lenders make loans to the Borrower Parties for the principal purposes of providing working capital to the Borrower Parties; financing the costs and other expenses to be incurred by the Borrower Parties in connection with making investments permitted under the Operating Agreement; and financing the costs of other undertakings by Borrower permitted under the Operating Agreement; Lenders are willing to lend funds upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS.

1.01    Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section or recital referred to in the definition thereof (note that certain definitions relating to Benchmark Replacement terms are defined in Section  4.03(g)):

“Account Assignment” means a Collateral Account Assignment ~~or a Portfolio Asset Account Assignment, as applicable.~~

~~“Account Bank” means Natixis (or an affiliate thereof), another Lender (or an affiliate thereof), or, subject to the approval of Required Lenders, each in its reasonable discretion, a financial institution that fits the definition of an “Eligible Assignee” hereunder~~.

“Adequately Capitalized” means compliance with the capital standards for Bank Holding Companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” is defined in the preamble to this Credit Agreement.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth in Schedule 13.07, or such other address or, as appropriate, account as Administrative Agent may from time to time notify Borrower and the Lenders.

~~“ Administrative Direction Detail” is defined in Section 5.01(b).~~

“Administrator” means, with respect to any Conduit Lender, the Person designated by such Conduit Lender as its “Administrator”.

“Affected Funding Party” is defined in Section 13.13.

“Affiliate” of any Person means a specified Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Agents” means, collectively, Administrative Agent and each Funding Agent and any successors and assigns in such capacities.

“Aggregate Investor Concentration Limit” means, with respect to the Borrowing Base Investors, the concentration limits set forth below, calculated for each Investor classification as a percentage of the aggregate Unfunded Commitments of all Included Investors and Designated Investors:

Investor Classification:	Concentration Limit:
Included Investors	N/A
Designated Investors	35%

“Agreement Currency” is defined in Section 13.27.

~~“ Allonge” means an Allonge, substantially in the form of Exhibit O hereto, executed by Borrower, undated, with the transferee name left blank.~~

“Alternative Currency” means each currency (other than Dollars) that is approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Borrower Party, as applicable.

“Anti-corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower Parties from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to interest rate spreads and letter of credit fees, the Applicable Margin set forth in the table below that corresponds to the applicable Loan or Letter of Credit:

Applicable Margin
Base Rate Loan	~~1.50%~~0.95%
Eurocurrency Rate Loan	~~2.50%~~1.95%
CP Rate Loan	~~2.50%~~1.95%

Applicable Margin
Letter of Credit	~~2.50%~~1.95%

“Applicable Percentage” means (i) with respect to a Committed Lender, the product of its Committed Lender Percentage and its Lender Group’s Lender Group Percentage; (ii) with respect to a Lender Group, its Lender Group Percentage; and (iii) with respect to a Conduit Lender, its Conduit Lender Percentage.

“Applicable Requirement” means, for any Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB-/Baa3 or higher; (b) an insurance company, a Best’s Rating by A.M. Best Company of A- or higher and a Rating of BBB-/Baa3 or higher; (c) an ERISA Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor’s Rating of BBB-/Baa3 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Sponsor of the pension fund as follows:

Sponsor Rating	Minimum Funding Ratio
BBB+/Baa1 or higher	No minimum
BBB/Baa2 or lower	85%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party’s Rating of BBB-/Baa3 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Responsible Party as follows:

Responsible Party Rating	Minimum Funding Ratio
BBB+/Baa1 or higher	No minimum
BBB/Baa2 or lower	85%

and (e) otherwise a Rated Included Investor, a Rating of BBB-/Baa3 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the Ratings are not equivalent, the Applicable Requirement shall be based on the lowest of the Ratings. If any Person has only one Rating, then that Rating shall apply.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Natixis, in its capacity as sole lead arranger and sole book manager.

“Asset Coverage Ratio” means the “asset coverage” within the meaning of Section 18(h) of the Investment Company Act, as the Investment Company Act is in effect on the Closing Date.

~~“ Asset Reliance Period” means any period of time during which the sum of (a) the aggregate Unfunded Commitments of the Investors (excluding, without duplication, Defaulting Investors and~~

~~Defaulting Members (as such term is defined in the Operating Agreement), plus (b) Controlled Cash, is less than the Principal Obligation.~~

“Assignee” is defined in Section 13.11(b).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment Amount” means, with respect to a Committed Lender at the time of any assignment pursuant to Section 13.12 by a Conduit Lender in such Committed Lender’s Lender Group, an amount equal to the least of: (a) such Committed Lender’s Committed Lender Percentage of the Obligations requested by such Conduit Lender to be assigned at such time; (b) such Committed Lender’s Unused Commitment (minus the sum of (i) the unrecovered principal amount of such Committed Lender’s investments in such Obligations pursuant to the Liquidity Agreement to which it is a party and (ii) such Committed Lender’s Committed Lender Percentage of its Lender Group’s Lender Group Percentage of the Letter of Credit Liability); and (c) in the case of an assignment on or after the Conduit Investment Termination Date for such Conduit Lender, (i) such Committed Lender’s pro rata share of the applicable Conduit Lender Percentage of the Lender Group Percentage of the Principal Obligation minus (ii) such Committed Lender’s Applicable Percentage of the Letter of Credit Liability.

“Assignment and Assumption Agreement” means the agreement contemplated by Section 13.11(b)(iv), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, in substantially the form of Exhibit F or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Borrower.

“Assignment Date” is defined in Section 13.12(a).

~~“ Associated Expenses” means, with respect to any applicable Portfolio Asset, the associated commercially reasonable and ordinary course expenses of Disposition of such Portfolio Asset up to but not exceeding an amount equal to five percent (5%) of the sale price (excluding any associated expenses) of such Portfolio Asset.~~

“Attorney Costs” means and includes all documented out-of-pocket fees and disbursements of a single law firm or any local or special counsel retained by the Administrative Agent or Lenders.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Commitment” means, at any time, the Dollar Equivalent of the lesser of: (a) the Maximum Commitment at such time; or (b) the Borrowing Base at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate for such day plus 1⁄2 of one percent (0.50%); (b) the Prime Rate for such day; or (c) the Eurocurrency Rate for a term of one (1) month commencing that day plus 100 basis points (1.00%).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Baseline Net Worth” is defined in clause (j) of the definition of Exclusion Event.

“Basel III” means the global regulatory standards on bank capital adequacy and liquidity referred to by the Basel Committee on Banking Supervision as “Basel III” or the “Basel III Framework” published in December 2010 together with any further guidance or standards in relation to “Basel III” or the “Basel III Framework” published or to be published by the Basel Committee.

~~“ Bifurcated First Lien Portfolio Assets” is defined in the definition of First Lien, First Out Portfolio Asset.~~

“Borrower” is defined in the preamble hereto.

“Borrower Parties” means Borrower and each Qualified Borrower, and “Borrower Party” means any one of them.

“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans when such disbursement increases the outstanding principal amount of the Loans (including any reimbursement of the Letter of Credit Issuer following a draw on a Letter of Credit).

“Borrowing Base” means, at any time of determination, the sum of: (a) ninety percent (90%) of the aggregate Eligible Included Unfunded Commitments (and for the avoidance of doubt, including Returned Capital) of the Included Investors at such time; plus (b) sixty-five percent (65%) of the aggregate Eligible Designated Unfunded Commitments (and for the avoidance of doubt, including Returned Capital) of the Designated Investors at such time~~; plus (c) forty -five percent (45%) of the Fair Market Value of Eligible Portfolio Assets that are First Lien, First Out Portfolio Assets (including Bifurcated First Lien Portfolio Assets); plus (d) Controlled Cash~~.

For purposes of calculating the Borrowing Base ~~(i) the Eligible Portfolio Assets shall be subject to the Portfolio Asset Concentration Limits and such concentration limits shall be applied prior to the application of the applicable advance rates, and (ii)~~, the Eligible Designated Unfunded Commitments and Eligible Included Unfunded Commitments shall be subject to the Investor Concentration Limits and such concentration limits shall be applied prior to the application of the applicable advance rates.

“Borrowing Base Certificate” means a certificate of any Responsible Officer of Borrower either (a) confirming there has been no change in the Borrowing Base since the date of the most recently delivered Borrowing Base Certificate or (b) setting forth the calculation of the Borrowing Base (based on the most recent information available to Borrower), including ~~(i)~~ the name, Capital Commitment and Unfunded Commitment of each Investor and a designation of the Included Investors and Designated Investors (subject to the approval requirements set forth in the respective definitions herein), ~~(ii) a list of the Portfolio Assets, including identifying information with respect to the classification of each Portfolio Asset as First Lien, First Out Portfolio Assets (including, without limitation, the industry of each Portfolio Asset), (iii) the Fair Market Value of each Eligible Portfolio Asset, and (iv) a list of all Portfolio Assets, if any, that were previously Eligible Portfolio Assets but as of the date of such Borrowing Base Certificate no longer comply with all of the criteria to be an “Eligible Portfolio Asset”,~~ in substantially the form of Exhibit H attached hereto; provided, however, that the calculation of the Borrowing Base may be provided in “Excel” format in a form reasonably acceptable to the Administrative Agent and containing the information as set forth in Exhibit H.

“Borrowing Base Investors” means each Included Investor and each Designated Investor.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the City of New York with respect to Obligations denominated in Dollars is located and:

(a)    if such day relates to any Loans bearing interest at the Eurocurrency Rate or the CP Rate denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Loan, means any such day that is also a London Business Day;

(b)    if such day relates to any Loans bearing interest at the Eurocurrency Rate or the CP Rate denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Loan, or any other dealings in Euros to be carried out pursuant to this Credit Agreement in respect of any such Loan, means a TARGET Day;

(c)    if such day relates to any Loans bearing interest at the Eurocurrency Rate or the CP Rate denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Loan bearing interest at the Eurocurrency Rate or the CP Rate denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Call” means a call upon all or any of the Investors for payment of all or any portion of their Unfunded Commitments.

“Capital Call Notice” means any notice sent to, or demand or request made on, an Investor for the purpose of making a Capital Call.

“Capital Commitment” means, for any Investor, its “Commitment” as defined in the Operating Agreement.

“Capital Contribution” means, for any Investor, any contribution of capital made to Borrower in response to a Capital Call or deemed contributed pursuant to the Operating Agreement.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for the Letter of Credit Liability, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances pursuant to documentation in form and substance satisfactory to: (a) Administrative Agent and (b) the Letter of Credit Issuer or Swingline Lender (as applicable). “Cash Collateral” and “Cash Collateralized” shall have meanings correlative to the foregoing.

~~“Cash Sweep Trigger Date” means September 19, 2017.~~

“Change in Law” means the occurrence, after the date of this Credit Agreement (or, with respect to any Person that becomes a Lender pursuant to an Assignment and Assumption, the effective date of such assignment), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means TCW Asset Management Company or an Affiliate thereof shall cease to be the investment advisor of the Borrower.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 7.01 are satisfied or waived.

“Code” or “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” is defined in Section 5.01.

“Collateral Account” means the “Account” as defined in the Collateral Account Assignment delivered by Borrower pursuant hereto.

“Collateral Account Assignment” means an assignment or security agreement with respect to the Collateral Account in substantially the form of Exhibit E attached hereto, as such agreement shall be amended, modified, supplemented and/or restated and in effect from time to time.

~~“ Collateral Agent” means Natixis or another institution reasonably acceptable to the Lenders.~~

“Collateral Documents” means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect or continue a security interest in the Collateral for the Obligations and any documents or instruments amending or supplementing the same, including, without limitation, the Security ~~Agreements~~Agreement , the Collateral Account ~~Assignments~~Assignment, and the Deposit Account Control ~~Agreements, and the Portfolio Collection Account Assignments.~~

~~“ Collateral Requirements” is defined in Section 5.01(b).~~

~~“Collection” means any payment (including, for the avoidance of doubt, any prepayment) received on account of any Portfolio Asset, including, without limitation, any payments of principal or interest thereon or proceeds therefrom (and excluding, for the avoidance of doubt, proceeds of any Disposition). “Collect” and “Collected” have meanings correlative thereto~~Agreement.

“Commercial Paper” means, on any day, either (i) the promissory notes of any Conduit Lender issued by such Conduit Lender in the commercial paper market or (ii) the promissory notes issued in the commercial paper market by a multi-seller commercial paper conduit the proceeds of which are loaned to a Conduit Lender that are allocated, in whole or in part, by such Conduit Lender to fund or maintain its Principal Obligation hereunder.

“Commitment” means, with respect to each Committed Lender, its obligation to (a) make Syndicated Loans to Borrower Parties pursuant to Section 2.01; and (b) purchase risk participations in Letters of Credit and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name on Schedule 1.01A attached hereto under the heading “Commitment” or on the Assignment and Assumption Agreement pursuant to which such Committed Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement. Administrative Agent may amend and re-issue Schedule 1.01A from time to time to reflect the Commitments of the Committed Lenders.

“Committed Lender Percentage” means, with respect to any Committed Lender on any day, the percentage equivalent of a fraction the numerator of which is such Committed Lender’s Commitment at such time and the denominator of which is the Lender Group Limit for such Committed Lender’s Lender Group.

“Committed Lenders” means: (a) each Committed Lender listed on the signature pages hereof; and (b) any other Person that becomes a party to this Credit Agreement as a Committed Lender pursuant to the terms hereof, and any assignees thereof that shall become party hereto pursuant to Section 13.11 (but not any Participant that is not otherwise party to this Credit Agreement).

“Competitor” means any direct lending investment company primarily focused on investing in senior secured debt obligations or mezzanine debt obligations with portfolio companies, or investment management. For avoidance of doubt, a Competitor shall not include a commercial lender (i.e., a national bank, a state chartered bank or other similarly regulated lending institution).

“Compliance Certificate” is defined in Section 9.01(c).

“Conduit Assignee” means any multi-seller commercial paper conduit or special purpose entity funded by a multi-seller commercial paper conduit which is, in either case, administered by the Funding Agent for any existing Lender Group or an Affiliate thereof.

“Conduit Investment Termination Date” means, with respect to any Conduit Lender, the date of the delivery by such Conduit Lender to Borrower of written notice that such Conduit Lender elects, in its sole discretion, not to make any further Loans or participate in any further Letters of Credit hereunder.

“Conduit Lender” means: (a) each Conduit Lender listed on the signature pages hereof; and (b) any other Person that shall become a party to this Credit Agreement as a Conduit Lender pursuant to the terms hereof, and any assignees thereof that shall become party hereto pursuant to Section 13.11 (but not any Participant that is not otherwise party to this Credit Agreement).

“Conduit Lender Percentage” means, with respect to any Conduit Lender, at any time, one hundred percent (100%), minus the percentage share of Principal Obligation held by the Committed Lenders and any other Conduit Lenders in such Conduit Lender’s Lender Group at such time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, its articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, its certificate or articles of incorporation and its bylaws.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Controlled Cash” means all cash of the Borrower Parties in the Collateral Account ~~or Portfolio Collection Accounts~~.

“CP Rate” means, for any Conduit Lender and any Interest Period for any Loan at the CP Rate, the per annum rate equivalent to the rate (or, if more than one rate, the weighted average of the rates) applicable to the Commercial Paper issued by such Conduit Lender or its Related Commercial Paper Issuer and allocated, in whole or in part, to fund Syndicated Loans or Swingline Loans hereunder, which Commercial Paper may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, and which rate shall incorporate (i) applicable commercial paper dealer and placement agent fees and commissions and (ii) other funding costs (excluding costs associated with a Conduit Lender’s liquidity fundings) of such Conduit Lender relating to the Transactions, such as any costs associated with conversions into any Alternative Currency incurred in connection therewith and the costs of funding odd lots or small dollar amounts; provided that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender is a discount rate, then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from such Conduit Lender’s converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“CP Rate Loan” means a Loan that bears interest based on a CP Rate (or, in the case of a Loan funded by a Conduit Lender through its Liquidity Provider, at the rate specified in Section 2.05(a)).

“Credit Agreement” is defined in the preamble hereto.

“Credit Extension” means each of the following: (a) a Borrowing (including any conversion or continuation of any Borrowing); and (b) an L/C Credit Extension.

“Credit Provider” means a Person providing a guaranty or other similar agreement, in form and substance reasonably acceptable to Lenders, of the obligations of an Included Investor to make Capital Contributions to Borrower.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Default Rate” means, with respect to any Loan, on any day the lesser of: (a) the interest rate in effect on such day and otherwise applicable to such Loan, plus the Applicable Margin applicable to such Loan, plus two percent (2.0%); or (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event” herein.

“Defaulting Lender” means, subject to Section 2.15(b), any Committed Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has notified Borrower, Administrative Agent, the Swingline Lender or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, the Letter of Credit Issuer, the Swingline Lender and each other Lender (including such Defaulting Lender) promptly following such determination. For the purposes of the definition of Defaulting Lender only, “Equity Interest” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Deposit Account Control Agreement” means a deposit account control agreement or blocked account control agreement by and among Borrower, Depository and Administrative Agent, with respect to the Collateral ~~Account or any Portfolio Collection~~ Account, in form and substance reasonably satisfactory to Administrative Agent.

“Depository” is defined in Section 5.02(a).

“Designated Investor” means any Investor: (a) designated by Administrative Agent and all Committed Lenders (each in its sole discretion) as a Designated Investor; and (b) as to which Borrower has delivered to Administrative Agent the information and documents required under Section 7.01(a)(xi) or 10.05(d), as applicable; provided that (i) a Defaulting Investor shall no longer be a Designated Investor until such time as all Exclusion Events affecting such Investor have been cured to the satisfaction of the Administrative Agent and all of the Committed Lenders (not to be unreasonably withheld, conditioned or delayed); and (ii) if an involuntary proceeding under clause (b) of the Exclusion Events is instituted against a Designated Investor, such Defaulting Investor shall be automatically reinstated as a Designated Investor if such Exclusion Event is dismissed with sixty (60) days of the date such proceeding is instituted.

“Designated Jurisdiction” means any country or territory or region that is, or whose government is, the subject of any Sanction and with which dealings are prohibited under such Sanction.

“Dispose” means the sale, assignment, or transfer of any property of any Person. “Disposition” and “Disposed” shall have correlative meanings.

“Dollar Equivalent” means, at any time: (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable Funding Agent at such time on the basis of the

Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “$” mean lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means: (a) a Lender, an Affiliate of a Lender, an Approved Fund, a Liquidity Provider, a Conduit Assignee, a Federal Reserve Bank, a central bank, a collateral trustee or security agent for holders of commercial paper; and (b) any other Person approved in writing by the Administrative Agent and the Letter of Credit Issuer (each such approval not to be unreasonably withheld or delayed by Administrative Agent or the Letter of Credit Issuer) and, unless an Event of Default exists at the time any assignment is effected in accordance with Section 13.11, Borrower (such approval not to be unreasonably withheld or delayed by Borrower); provided, however, that (x) each Eligible Assignee must be a Qualified Purchaser, (y) so long as no Event of Default has occurred and is continuing, no Competitor shall qualify as an Eligible Assignee, provided, that during an Event of Default, no Competitor identified by the Borrower to the Administrative Agent on or prior to the Closing Date (limited to five (5) such Competitors, which the Borrower may replace after the Closing Date in its reasonable determination upon a change of investment strategy of Competitors or potential Competitors, provided, that (i) no existing Lender or Affiliate of an existing Lender can be so designated as a Competitor and (ii) in no event shall Borrower be permitted to replace any such Competitor after the occurrence and during the continuance of an Event of Default, provided, further, that the Administrative Agent shall promptly notify the Lenders of the current list of Competitors following (1) request by the Lenders and (2) any change to the list of Competitors) shall qualify as an Eligible Assignee, and (z) neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

“Eligible Designated Unfunded Commitments” means, with respect to Designated Investors, the aggregate amount that is equal to the Unfunded Commitments of all Designated Investors; provided, however, that in connection with each determination of the Borrowing Base (in accordance with the final paragraph thereof), (a) the Eligible Designated Unfunded Commitment of each Designated Investor shall be reduced to the extent necessary, if any, so that the Eligible Designated Unfunded Commitment of such Designated Investor does not exceed the Individual Investor Concentration Limit and (b) the aggregate Eligible Designated Unfunded Commitments of all Designated Investors shall be reduced to the extent necessary, if any, so that the aggregate Eligible Designated Unfunded Commitments of all Designated Investors do not exceed the Aggregate Investor Concentration Limit.

“Eligible Included Unfunded Commitments” means, with respect to Included Investors, the aggregate amount that is equal to the Unfunded Commitments of all Included Investors.

~~“Eligible Portfolio Assets” means, collectively, at any time, each Portfolio Asset that:~~

~~(a)    is directly held by Borrower in accordance with the Operating Agreement, and in respect of which Borrower is a direct lender (and not a participant);~~

~~(b)    the Administrative Agent has a first priority perfected security interest in such Portfolio Asset and such Portfolio Asset is subject to no other Liens (other than Permitted Liens);~~

~~(c)    is in compliance with the Collateral Requirements;~~

~~(d)    is Performing;~~

~~(e)    bears interest at a rate payable in cash of at least equal to four and one -half percent (4.5%) per annum in the case of fixed rate interest or LIBOR plus three and one -half percent (3.5%) per annum in the case of floating rate interest;~~

~~(f)    has a maximum Net Senior Debt/EBITDA Ratio of 5.0 to 1.0; provided that Portfolio Assets with a Net Senior Debt/EBITDA Ratio equal to or greater than 4.0 to 1.0 but not more than 5.0 to 1.0 at the time of acquisition of such Portfolio Assets may remain Eligible Portfolio Assets (for inclusion in the Borrowing Base) in the event that the Net Senior Debt/EBITDA Ratio of such Portfolio Asset exceeds 5.0 to 1.0 so long as the Net Senior Debt/EBITDA Ratio does not exceed the initial Net Senior Debt/EBITDA Ratio of such Portfolio Asset by greater than one turn (notwithstanding that it exceeds the level set forth under this clause (f)); provided, further, that Portfolio Assets with a Net Senior Debt/EBITDA Ratio equal to or greater than 5.0 to 1.0 may remain Eligible Portfolio Assets (for inclusion in the Borrowing Base) with the written consent of the Super Majority Lenders;~~

~~(g)    were acquired by a Borrower Party for a price greater than eighty -five percent (85%) of par value of such Portfolio Asset;~~

~~(h)    provide for a fixed amount of principal payable at maturity;~~

~~(i)    are first lien, senior secured debt instruments or obligations;~~

~~(j)    the applicable primary obligors of such Portfolio Asset are organized or formed under a jurisdiction within the U.S., and the related instruments or obligations are denominated in U.S. Dollars;~~

~~(k)    is not a Securitization Exposure; and~~

~~(l)    with respect to which the representations and warranties set forth on Schedule 1.01D hereto are true and correct in all material respects;~~

~~provided , that for purposes of calculating the Borrowing Base (in accordance with the last paragraph thereof), the Eligible Portfolio Assets shall be subject to the Portfolio Asset Concentration Limits. Any Portfolio Asset that complies with all of the above criteria is deemed to be an Eligible Portfolio Asset; provided that Portfolio Assets that do not comply with all of the above criteria may be deemed Eligible Portfolio Assets (for inclusion in the Borrowing Base) with the written consent of all Lenders.~~

“Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, ordinances, regulations or written policies relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to any Borrower Party; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

“Environmental Liability” means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) any “plan” defined in and subject to

Section 4975 of the Code, or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include the assets of one or more such employee benefit plans or plans in accordance with the Plan Assets Regulations or otherwise.

“ERISA Investor Excluded Items” means, with respect to each ERISA Investor, any rights, titles, interests, remedies or privileges of Borrower:

(a)    in and to the rights and obligations of such ERISA Investor in Borrower (and any appurtenant rights thereunder), including such ERISA Investor’s Membership Interests therein, granted to Borrower to secure such ERISA Investor’s obligation to fund its Capital Commitment;

(b)    to request or require such ERISA Investor to confirm the amount of, or to confirm its obligation to make payments in respect of, its uncalled Capital Commitments;

(c)    to require such ERISA Investor to forfeit or sell any portion of such ERISA Investor’s Membership Interests in Borrower; and

(d)    to request or require such ERISA Investor to make payment for any Capital Call other than to an account of Borrower.

~~“Euro” and “€” mean the single currency of the Participating Member States.~~

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time

“Euro ” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a)    for any Interpolated Interest Period, the Interpolated Rate;

(b)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to LIBOR ~~or a comparable or successor rate if LIBOR is no longer available, which rate is approved by the Administrative Agent,~~ as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or a comparable or successor rate if LIBOR is no longer available, determined pursuant to Section  4.03);

provided that if the Eurocurrency Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement and the other Loan Documents, and, provided, further that, to the extent an alternative rate or a ~~LIBOR Successor Rate~~Benchmark Replacement is approved ~~by the Administrative Agent and the Borrower~~ in accordance with Section 4.03~~(a)(v) or Section 4.03(b)(iv), as applicable~~, such approved rate shall be applied in a manner consistent with market practice, in consultation with the Borrower Parties; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrower Parties.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Event of Default” is defined in Section 11.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized, formed or incorporated under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the applicable Borrower Party under Section 4.06); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01(a)(ii) or Section 4.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); (d) any backup withholding Tax that is required by the Code to be withheld from amounts payable to such Recipient; and (e) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusion Event” means the occurrence, with respect to any Borrowing Base Investor or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Borrowing Base Investor (such Investor hereinafter referred to as a “Defaulting Investor”), of any of the following events:

(a)    such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding under any Debtor Relief Laws; or (vi) take any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b)    the commencement of any bankruptcy, reorganization, or insolvency proceeding under any Debtor Relief Laws relating to such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) or all or any material part of its respective property is instituted without the consent of such Person; or an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor’s, Responsible Party’s or Credit Provider’s, as applicable) bankruptcy, reorganization, or insolvency, or appointing a receiver, custodian, trustee, administrator or similar entity, of such Person or of all or substantially all of its assets;

(c)    any uninsured final judgment(s) for the payment of money which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall be rendered against such Person, and such judgment or judgments shall not be bonded, stayed or satisfied or discharged at least thirty (30) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

(d)    such Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of Borrower pursuant to its Capital Commitment or a Capital Call Notice or its obligations under its Subscription Agreement or the Operating Agreement shall be or become unenforceable;

(e)    such Investor shall fail to make a contribution to the capital of Borrower when required pursuant to a Capital Call Notice, or shall otherwise be in material default under its Subscription Agreement, the Operating Agreement or the Loan Documents, in each case subject to any applicable notice or cure periods plus ten (10) Business Days;

(f)    any representation or warranty made under the Operating Agreement or its Subscription Agreement shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Person shall fail to cure the adverse effect of the failure of such representation or warranty within thirty (30) days after written notice thereof is delivered by Administrative Agent to Borrower;

(g)    such Investor shall transfer its entire Membership Interest in Borrower, provided that if less than all of such Investor’s Membership Interest is transferred or assigned, only such portion as is transferred or assigned shall be subject to exclusion from the calculation of Borrowing Base;

(h)    in the case of each Rated Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), it shall fail to maintain its Applicable Requirement as required in the definition of Applicable Requirement hereof;

(i)    in the case of each Designated Investor without a Rating (or its Sponsor, Responsible Party or Credit Provider, as applicable), the occurrence of any circumstance or event which: (A) would reasonably be expected to have a material and adverse effect on the financial condition or business operations of such Investor; or (B) would reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fulfill its obligations under its Subscription Agreement or the Operating Agreement;

(j)    in the case of each Non-Rated Included Investor, (i) it shall fail to maintain a net worth (determined in accordance with GAAP), measured at the end of each fiscal year of such Included Investor, of at least seventy percent (70%) of the net worth of such Investor (the “Baseline Net Worth”) as of: (A) the fiscal year which ended on or immediately prior to the Closing Date, if the Investor was an Included Investor (or was pre-approved as an Included Investor, pursuant to written agreement of Administrative Agent) on the Closing Date; or (B) the fiscal year for which Administrative Agent has financial information which ended on or immediately prior to the date of its designation as an Included Investor (in the case not covered by clause (A) above); or (ii) it shall fail to provide updated financial information available (to the extent requested by Administrative Agent) on an annual basis in order to measure such Baseline Net Worth after the Closing Date; or (iii) except as set forth in subsection (k)

below with respect to Governmental Plan Investors, the Rating of the related entity Under Common Control with such Non-Rated Included Investor falls below BBB-/Baa3;1

(k)    in the case of each Non-Rated Included Investor that is a Governmental Plan Investor, (A) the Rating of the related governmental entity falls below BBB-/Baa3, or (B) the Rating of the related governmental entity is BBB-/Baa3 and the Funding Ratio for the Governmental Plan Investor is then less than ninety percent (90%), or (C) the Rating of the related governmental entity is higher than BBB-/Baa3, but such Governmental Plan Investor shall fail to maintain a Funding Ratio of the lesser of at least (1) eighty percent (80%) or (2) ninety percent (90%) of its Funding Ratio as was reported on its most recent audited financial statements which were available to Administrative Agent on or immediately prior to (x) the Closing Date, if it was an Included Investor (or was pre-approved as an Included Investor, pursuant to written agreement of Administrative Agent) on the Closing Date; or (y) the date of its admission as an Investor (in the case not covered by clause (x) above);2

(l)    in the case of all ERISA Investors, Borrower has determined that participation of ERISA Investors in Borrower constitutes “significant” participation for purposes of Plan Assets Regulations and no exception applies;

(m)    there is a material breach or written repudiation by any Credit Provider of its obligations under its guaranty of the obligations of its related Investor or other similar agreement;

(n)    the Capital Commitment or Unfunded Commitment of such Investor is cancelled, reduced, terminated or abated without the prior written consent being obtained in accordance with Section 10.06; provided, that only such portion of the Unfunded Commitment that is cancelled, reduced,

1    In the event that the Ratings of the relevant Person are not equivalent, such Rating shall be based on the lowest of the Rating of such Person. If any Person has only one Rating, then that Rating shall apply.

2    In the event that the Ratings of the relevant Person are not equivalent, such Rating shall be based on the lowest of the Rating of such Person. If any Person has only one Rating, then that Rating shall apply.

terminated or abated shall be subject to exclusion from the calculation of Eligible Included Unfunded Commitments or Eligible Designated Unfunded Commitments, as applicable;

(o)    the Capital Commitment of such Investor ceases to be Collateral, other than by reasons of actions or inaction of the Administrative Agent or Lenders;

(p)    such Investor appears on any list of “Specially Designated Nationals” or list of known or suspected terrorist generated by OFAC;

(q)    other than rights under the Operating Agreement permitting an Investor from opting out of particular Portfolio Assets, an Investor is excused from funding any portion of its Unfunded Commitments with respect to any Portfolio Asset, provided that only such excused amount of its Unfunded Commitment will be excluded from the calculation of Eligible Included Unfunded Commitments or Eligible Designated Unfunded Commitments, as applicable; or

(r)    if an Investor elects to participate in a Spin-Off, such Investor shall be a Defaulting Investor beginning on the date ten (10) Business Days prior to the effective date of such Spin-Off.

“Facility Extension Request” means a notice in substantially the form of Exhibit J attached hereto pursuant to which Borrower requests an extension of the Stated Maturity Date in accordance with Section 2.16.

“Facility Increase Fee” means a fee as agreed by Borrower and Administrative Agent in a separate fee letter agreement.

“Facility Increase Request” means a notice in substantially the form of Exhibit I attached hereto pursuant to which Borrower requests an increase of the Commitments in accordance with Section 2.17.

~~“ Fair Market Value” means, with respect to any Portfolio Asset at any time of determination (which shall be at least on a quarterly basis), its fair market value as determined on the basis of valuations by the Valuation Agent or other recognized dealers or pricing services as selected by the Borrower and approved by all Lenders (such approval not to be unreasonably withheld) in accordance with the valuation policy of the Borrower Parties, as the same may be amended by the Borrower Parties from time to time; provided that, such valuation policy is generally consistent with industry standards and/or GAAP; and provided further that, on the date of acquisition of any Portfolio Asset and until the next valuation date for such Portfolio Asset, the Fair Market Value of such Portfolio Asset shall be the amount of the purchase price of such Portfolio Asset. In no event shall the Fair Market Value of any Portfolio Asset exceed one hundred percent (100%) of the par value of such Portfolio Asset, except with respect to any Portfolio Asset which includes a call premium in the Related Credit Documents of such Portfolio Asset, in which case the Fair Market Value of such Portfolio Asset shall not exceed one hundred two percent (102%) of the par value of such Portfolio Asset.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

~~“First Lien, First Out Portfolio Asset” means any Portfolio Asset that: (a) is secured by a first priority perfected security interest or lien in, to or on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens) securing the obligor’s obligations under such Portfolio Asset and not subordinated to any other Person or any other loan tranche or obligation issued by the obligor with respect to such specified collateral, and includes any Portfolio Asset in which the obligor has a “bifurcated” lien or “split” collateral capital structure with two (2) distinct tranches of debt secured by a first lien security interests on separate pools of collateral (“Bifurcated First Lien Portfolio Assets”), and (b) in the case of a payment event of default under the definitive documentation for the applicable Portfolio Asset, the Borrower’s right to receive payments on such obligations is not subordinated or junior to any other Person or any other loan tranche or obligation issued by the obligor.~~

“Fitch” means Fitch Ratings, a wholly-owned subsidiary of Fimalac, S.A.

“Foreign Recipient” means: (a) if the applicable Borrower Party is a U.S. Person, a Recipient that is not a U.S. Person; and (b) if the applicable Borrower Party is not a U.S. Person, a Recipient that is resident or organized under the laws of a jurisdiction other than that in which such Borrower Party is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s proportionate share (based on the total of such Defaulting Lender’s participation in all Letters of Credit as determined in accordance with Section 2.08 as a proportion of the total Letter of Credit Liability) of the outstanding Letter of Credit Liability other than Letter of Credit Liability as to which (i) such Defaulting Lender’s participation obligation has been reallocated to other Committed Lenders in accordance with the terms hereof or (ii) Cash Collateral or other credit support acceptable to the Letter of Credit Issuer shall have been provided in accordance with Section 2.14, and (b) with respect to the Swingline Lender, such Defaulting Lender’s proportionate share (based on the total of such Defaulting Lender’s participation in all outstanding Swingline Loans as determined in accordance with Section 2.07 as a proportion of the total amount of outstanding Swingline Loans) of outstanding Swingline Loans other than Swingline Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to other Committed Lenders in accordance with the terms hereof, or (ii) Cash Collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with Section 2.14.

“Funding Agent” means each financial institution designated on Schedule 1.01A that acts as agent for a Lender Group, or its successor appointed pursuant to Article 12.

“Funding Party” means any Lender, Letter of Credit Issuer or Liquidity Provider.

“Funding Ratio” means: (a) for a Governmental Plan Investor, the actuarial present value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor; (i) the fair market value of the plan’s assets as defined under Section 430(g)(3) of the Code, unreduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code; over (ii) the plan’s funding target, as defined under Section 430(d) of the Code, without regard to the special at-risk rules of Section 430(i) of the Code, with each value as reported on the most recently filed Schedule SB to the Form 5500 by such plan with the United States Department of Labor.

“GAAP” means those generally accepted accounting principles and practices as in effect from time to time that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrower, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guaranteed Debt” is defined in Section 6.01.

“Hazardous Material” means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

“Honor Date” is defined in Section 2.08(c)(i).

“Included Investor” means an Investor: (a)(i) that has, or that has a Credit Provider that has, met the Applicable Requirement for an Included Investor and that has been approved by Administrative Agent; or (ii) that has been so designated by Administrative Agent and all Committed Lenders (each in its sole discretion) as an Included Investor; and (b) that has delivered to Administrative Agent the information and documents required under Section 7.01(a)(xi) or 10.05(d), as applicable; provided that (i) a Defaulting Investor shall no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured to the satisfaction of the Administrative Agent and all of the Committed Lenders (not to be unreasonably withheld, conditioned or delayed); and (ii) if an involuntary proceeding under clause (b) of the Exclusion Events is instituted against an Included Investor, such Defaulting Investor shall be automatically reinstated as an Included Investor if such Exclusion Event is dismissed with sixty (60) days of the date such proceeding is instituted.

“Increasing Committed Lender” is defined in Section 2.17(a).

“Indebtedness” means “indebtedness” as contemplated in the Operating Agreement, and for the avoidance of doubt, shall not include the Preferred Units (as defined in the Operating Agreement).

“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower Party under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 13.06(b).

~~“ Independent Valuation Provider” is defined in Section 2.02(d).~~

“Individual Investor Concentration Limit” means, with respect to each Borrowing Base Investor, the concentration limits set forth below, calculated for each such Investor as a percentage of the aggregate Unfunded Commitments of all Included Investors and Designated Investors:

Investor Classification:	Concentration Limit:
Included Investors	N/A
Designated Investors	3.5%

provided, that, for purposes of calculating the above Individual Investor Concentration Limit for any Investor, each Investor and its investing affiliates shall be treated as a single Investor.

“Information” is defined in Section 13.18.

~~“Initial Fair Market Value” means, with respect to all Eligible Portfolio Assets, the greater of (x) Fair Market Value of such Eligible Portfolio Assets (in the aggregate) as of the Closing Date, for Portfolio Assets owned on the Closing Date (or, with respect to Eligible Portfolio Assets acquired by the Borrower after the Closing Date, the date on which the Borrower acquired such Eligible Portfolio Asset, and (y) Fair Market Value of such Eligible Portfolio Assets (in the aggregate) as of the most recent Credit Extension.~~

“Initial Notice” means a notice delivered by Borrower to the Investors under Section 14.1.3 of the Operating Agreement with respect to the treatment of Borrower’s assets as Plan Assets.

“Interest Option” means each of the Eurocurrency Rate and the Base Rate.

“Interest Payment Date” means, for all Loans, the tenth (10th) calendar day of each calendar month and the Maturity Date.

“Interest Period” means (a) with respect to any CP Rate Loan, (i) if the Related Commercial Paper is issued on a pool funded basis, a calendar month (or, in the case of the first Interest Period, the period from and including the date of the first advance hereunder to (but excluding) the first day of the next succeeding calendar month) and (ii) if the Related Commercial Paper is issued on a match-funded basis, the period of time allocated by the applicable Funding Agent to such Loan in its reasonable discretion; and (b) with respect to any Eurocurrency Rate Loan (other than Swingline Loans, which are addressed in Section 2.07(a)), a period commencing: (i) on the Borrowing date of such Eurocurrency Rate Loan; or (ii) on the termination date of the immediately preceding Interest Period in the case of a continuation of a Eurocurrency Rate Loan to a successive Interest Period as described in Section 2.02, and ending (A)(1) if an Interest Period of one (1) week (subject to availability from all Lenders) is elected (automatically or otherwise) and such Interest Period would end in the next succeeding calendar month, the first day of such next succeeding calendar month (such Interest Period, a “1 Week Interpolated Interest Period”) and (2) if an Interest Period of one (1) week (subject to availability from all Lenders) is elected (automatically or otherwise) and such Interest Period would end in the same calendar month, one

(1) week thereafter and (B) if an Interest Period of one (1) month, two (2) months, three (3) months or (subject to availability from all Lenders) six (6) months is elected, the first day of such calendar month occurring one (1) month, two (2) months, three (3) months or (subject to availability from all Lenders) six (6) months, respectively, thereafter (each such Interest Period or a 1 Week Interpolated Interest Period, an “Interpolated Interest Period”), each as a Borrower Party shall elect in accordance with Section 2.02; provided, however, that with respect to clauses (a) and (b) above: (A) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; and (B) if the Interest Period would otherwise end after the Stated Maturity Date, such Interest Period shall end on the Stated Maturity Date.

“Interpolated Interest Period” is defined in the definition of Interest Period.

“Interpolated Rate” means for any Interpolated Interest Period, the rate determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the definition of Eurocurrency Rate, one of which shall be determined as if the maturity of the deposits in the applicable currency referred to therein was the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if such maturity was the period of time for which rates are available next longer than the Interest Period; provided that, if an Interest Period is less than or equal to seven days, then Eurocurrency Rate shall be determined by reference to a rate calculated in accordance with the definition of Eurocurrency Rate as if the maturity of the deposits in the applicable currency referred to therein were a period of time equal to seven days.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor Investment Company Act.

“Investor” means a Member of Borrower.

“Investor Classification Letter” means that certain letter agreement dated as of the date hereof by and among Borrower and Administrative Agent, based on confirmation by the applicable Lenders, listing the Investors and their Capital Commitments and approving the Investors as Included Investors or Designated Investors or indicating they are neither Included Investors or Designated Investors, as it may be amended, restated, modified or supplemented from time to time (including pursuant to Section 10.05(b)). For avoidance of doubt, the Investor Classification Letter may be updated from time to time by Administrative Agent and Borrower, including through delivery and acceptance of a Compliance Certificate, Borrowing Base Certificate or borrowing base summaries prepared by Administrative Agent.

“Investor Concentration Limit” means the Individual Investor Concentration Limit and the Aggregate Investor Concentration Limit, as applicable.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Request for Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and a Borrower Party or entered into by a Borrower Party in favor of the Letter of Credit Issuer and relating to any such Letter of Credit, including, as applicable, any documentation relating to Cash Collateral (which may include, without limitation, a Collateral Account Assignment).

“Joinder Agreement” means a joinder agreement in the form of Exhibit L.

“Key Person” means a “Key Person” as defined in the Operating Agreement.

“Key Person Event” means a “Key Person Event” as defined in the Operating Agreement.

“KYC Compliance” is defined in Section 8.23.

“L/C Advance” means, with respect to each Committed Lender, such Committed Lender’s funding of its participation in any L/C Borrowing.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Group” means each Lender Group identified by name on Schedule 1.01A to this Credit Agreement (as such Schedule 1.01A may be amended, supplemented or otherwise modified and in effect), including the Funding Agent for such Lender Group and each Committed Lender and each Conduit Lender (if any) in such Lender Group.

“Lender Group Joinder Agreement” means a joinder agreement, substantially the form of Exhibit K attached hereto, pursuant to which a new Lender Group becomes party to this Credit Agreement.

“Lender Group Limit” means, for each Lender Group, the sum of the Commitments of the Committed Lenders in such Lender Group.

“Lender Group Percentage” means, with respect to any Lender Group, the percentage equivalent of a fraction the numerator of which is the sum of the Commitments held by the Committed Lenders members of such Lender Group and the denominator of which is the sum of all Commitments. If the Commitments have terminated or expired, the Lender Group Percentages shall be the percentage equivalent of a fraction the numerator of which is the aggregate Principal Obligation held by the Lenders members of such Lender Group and the denominator of which is the total Principal Obligation.

“Lenders” means the Conduit Lenders, the Committed Lenders and, as the content requires, the Swingline Lender; provided, that each Lender must be a Qualified Purchaser.

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an affiliate of such Lender) described as such in such Lender’s administrative questionnaire delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Letter of Credit” means a standby letter of credit issued in Dollars by the Letter of Credit Issuer pursuant to Section 2.08 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

“Letter of Credit Application” means an application and agreement for standby letter of credit by and between a Borrower Party and the Letter of Credit Issuer in a form acceptable to the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended.

“Letter of Credit Availability Period” means the period as may be agreed in writing by the Letter of Credit Issuer, Borrower, and all Lenders but not to extend beyond the final Maturity Date.

“Letter of Credit Collateralization Date” means the day that is the earlier of: (a) thirty (30) days prior to the Stated Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); or (b) the Maturity Date.

“Letter of Credit Issuer” means, with respect to any Letter of Credit, Natixis in its capacity as the issuer of such Letter of Credit hereunder.

“Letter of Credit Liability” means the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, at any time, $0 unless otherwise agreed to by all Lenders.

“LIBOR” is defined in the definition of LIBOR Screen Rate.

“LIBOR Rate” means the Eurocurrency Rate.

“LIBOR Screen Rate” means the London Interbank Offered Rate (“LIBOR”) quote on the applicable screen page Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

~~“ LIBOR Successor Rate” is defined in Section 4.03.~~

~~“ LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent and as consented to by the Borrower Parties, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Administrative Agent determines and as consented to by the Borrower Parties).~~

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Liquidity Agreement” means, with respect to a Conduit Lender, any agreement entered into by such Conduit Lender’s Liquidity Provider providing for (i) the issuance of one or more letters of credit for the account of such Conduit Lender (or its Related Commercial Paper Issuer), (ii) the issuance of one or more surety bonds for drawings under which such Conduit Lender (or its Related Commercial Paper Issuer) is obligated to reimburse such Liquidity Provider, (iii) the sale by such Conduit Lender (or its Related Commercial Paper Issuer) to such Liquidity Provider of its interests hereunder (or portions thereof or participations therein) or (iv) the making of loans or other extensions of credit to such Conduit Lender (or its Related Commercial Paper Issuer) in connection with Related Commercial Paper, together with any letter of credit, surety bond or other instrument issued thereunder.

“Liquidity Event” means, with respect to a Conduit Lender, the occurrence of any one or more of the following events: (a) the inability of such Conduit Lender to fund any Loan by issuing, directly or indirectly, Commercial Paper, either at a commercially reasonable rate or rates or otherwise, as a result of any materially adverse circumstances or conditions in the domestic or foreign capital markets generally or Commercial Paper markets in particular, any outbreak or escalation or war or other hostilities or any other national or international calamity or crisis the effect of which, in the sole and absolute determination of its Administrator made in good faith, is to cause such a disruption as to make it impracticable to sell or enforce contracts for the sale of its Commercial Paper; (b) unless its Administrator elects otherwise, the date of termination of the commitment of any Liquidity Provider to such Conduit Lender under a Liquidity Agreement; (c) the Commercial Paper of such Conduit Lender shall not be rated at least “A-2” by S&P and at least “P-2” by Moody’s; or (d) the later of (i) the date its Administrator ceases to be the Administrator for such Conduit Lender and neither the Administrator nor any of its affiliates shall administer any other asset-backed commercial paper conduit, and (ii) the ninetieth (90th) day following the date its Administrator shall have publicly announced or otherwise notified the Borrower that, at such time as is specified in the related notice or announcement, it shall cease to be the Administrator for such Conduit Lender and neither such Administrator nor any of its Affiliates shall administer any other asset-backed commercial paper conduit.

“Liquidity Provider” means, with respect to a Conduit Lender, such Conduit Lender’s Funding Agent, a Committed Lender in such Conduit Lender’s Lender Group, or such other Person as is consented to in writing by the Administrative Agent and the Borrower (such consent not to be unreasonably withheld) which shall, pursuant to a Liquidity Agreement, now or hereafter extend credit or commit to extend credit to or for the account of, or to make purchases from, such Conduit Lender or its Related Commercial Paper Issuer or issue a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with such Conduit Lender’s (or such Related Commercial Paper Issuer’s) commercial paper program.

“Loan” means a Syndicated Loan made pursuant to Section 2.02 and/or, as applicable, a Swingline Loan made pursuant to Section 2.07, including, without limitation, any Base Rate Loan, Eurocurrency Rate Loan or CP Rate Loan made pursuant thereto.

“Loan Date” is defined in Section 2.02(a).

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each Letter of Credit Application, each of the Collateral Documents, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral or other credit support provided by a Borrower Party pursuant to the provisions of Section 2.13 and such other agreements and documents (including any fee letters), and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan Notice” means any request for a Borrowing, conversion or continuation of a Loan substantially in the form of Exhibit C attached hereto, containing the information specified therein, executed and delivered by the applicable Borrower Parties.

“London Business Day” means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurocurrency market.

“Mandatory Prepayment Event” is defined in Section 3.04.

“Margin Stock” is defined in Regulation U.

“Material Adverse Effect” means: (a) a material adverse effect upon, the operations, business, assets or financial condition of Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document to which it is a party.

“Material Amendment” is defined in Section 10.04.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default in accordance with the term of this Credit Agreement; (c) the date upon which Borrower terminates the Commitments pursuant to Section 3.06 or otherwise; or (d) two (2) months prior to any scheduled or known termination of the Operating Agreement.

“Maximum Accordion Amount” means $450,000,000.

“Maximum Commitment” means, at any time the same is to be determined, an amount equal to the aggregate Commitments of the Committed Lenders, as such amount may be increased pursuant to Section 2.17 or reduced by Borrower pursuant to Section 3.06.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Member” shall mean “Member” as defined in the Operating Agreement.

“Membership Interest” of any Investor means the units of such Investor in Borrower under the Operating Agreement.

“Minimum Collateral Amount” means, at any time: (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure while any Lender is a Defaulting Lender, an amount equal to one hundred percent (100%) of the Fronting Exposure at such time; and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred percent (100%) of the outstanding amount of all Letter of Credit Liability.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two or more contributing sponsors (including any Borrower Party or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Natixis” is defined in the preamble to this Credit Agreement.

~~“ Net Senior Debt/EBITDA Ratio” means, with respect to any Portfolio Asset, net senior indebtedness to earnings before interest, taxes, depreciation, amortization and other adjustments on an annual or annualized basis, either (i) as defined in the respective Related Credit Documents and as set forth in the reporting materials in respect of a Portfolio Asset approved by the investment committee of the Borrower, or (ii) if not defined in the respective Related Credit Documents, then calculated in accordance with generally accepted market practice.~~

“No Plan Asset Certificate” means a certificate from a Borrower Party, delivered by the relevant Responsible Officer of such Borrower Party, based on consultation with its counsel and in a form reasonably acceptable to Administrative Agent, (a) certifying that throughout the period beginning from the date of the prior No Plan Asset Certificate or the date of the Credit Agreement, as applicable, and continuing through the date of the subject No Plan Asset Certificate, “benefit plan investors” (as defined in Section 3(42) of ERISA) hold less than twenty-five percent (25%) of the total value of each class of equity interest in the Borrower Party (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Borrower Party have not and do not constitute Plan Assets; and (b) covenanting that at all times following the date of such certificate, less than twenty-five percent (25%) of the total value of each class of equity interest in such Borrower Party (calculated in accordance with

Section 3(42) of ERISA) will continue to be held by “benefit plan investors” (as defined in Section 3(42) of the ERISA) until such time, if any, that such Borrower Party delivers to Administrative Agent an Operating Company Opinion.

“Non-Defaulting Lender” means any Committed Lender that is not a Defaulting Lender.

“Non-Rated Included Investor” means any Investor that does not have a Rating meeting the relevant minimum requirement included in the definition of “Applicable Requirement” (or that does not have a Credit Provider, Sponsor, or Responsible Party that has such a Rating) and is otherwise deemed to be an Included Investor in accordance with such defined term.

“Notes” means the promissory notes provided for in Section 3.01(b), and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified; and “Note” means any one of the Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties (including, without limitation, the Guaranteed Debt), and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans, Letter of Credit Liability, or both), arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Letter of Credit Application, and all interest accruing thereon, and payable in accordance with terms hereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Borrower dated as of September 19, 2014, including, without limitation, any Side Letters, as it may have been or may be amended, restated or supplemented from time to time.

“Operating Company” means an “operating company” within the meaning of Section 2510.3-101(c) of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from a Borrower Party, delivered by the relevant Responsible Officer of such Borrower Party, in a form reasonably acceptable to Administrative Agent, certifying that, based upon consultation with counsel, such Borrower Party has met the requirements to be an Operating Company for the twelve-month period following the end of the Annual Valuation Period for such Borrower Party.

“Operating Company Opinion” means a written opinion of counsel to the Borrower Parties, in a form reasonably acceptable to Administrative Agent, as to qualification of each Borrower Party, as applicable, as an Operating Company.

“Original Credit Agreement” is defined in the recitals hereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.06).

“Overnight Rate” means for any day: (a) with respect to any amount denominated in Dollars, the greater of: (i) the Federal Funds Rate and (ii) an overnight rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Natixis in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” is defined in Section 13.11(f).

“Participant Register” is defined in Section 13.11(f).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” is defined in Section 13.19.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

~~“ Performing” means, at any time in respect of any Portfolio Asset, that, unless otherwise agreed by all Lenders:~~

~~(a)    neither the primary obligor nor any material obligor of such Portfolio Asset is in default of all or any portion of one or more payment obligations in respect thereof, after the expiration of any applicable grace period; provided that, for the avoidance of doubt, capitalization of interest shall not constitute a default in a payment obligation, if permitted by the underlying Related Credit Documents (and if the primary obligor or any material obligor of such Portfolio Asset had been in default of all or any portion of one or more payment obligations in respect thereof, such obligor is no longer in default and has made at least one additional payment since the date such obligor cured its default in payment);~~

~~(b)    the primary obligor of such Portfolio Asset is not in default (other than a default described in clause (a) above) beyond any applicable grace period and for which the holders of such Portfolio Asset have not accelerated the obligations and exercised remedies of foreclosing on collateral;~~

~~(c)     the holders of such Portfolio Asset have not waived or forgiven any portion of principal thereunder; provided that, any waiver or forgiveness of principal in a good faith effort to maintain or improve the value of such Portfolio Asset (including, by way of example, conversion of principal into equity interests) shall not result in such Portfolio Asset ceasing to be Performing for purposes hereof (and, for the avoidance of doubt, (i) any unwaived and unforgiven principal shall continue to be included in the calculation of Fair Market Value of the applicable Portfolio Assets, and (ii) any waived or forgiven portion of principal (including any portion converted into equity interests) shall not be included in the calculation of Fair Market Value of the applicable Portfolio Assets); and~~

~~(d)    neither the primary obligor nor any material obligor of such Portfolio Asset is the subject of a proceeding under any Debtor Relief Law (which, for the avoidance doubt, shall not include any Portfolio Asset which has been structured or restructured as “debtor in possession” financing, up to an aggregate amount of such financing that is equal to or less than ten percent (10%) of the aggregate Fair Market Value of the applicable Portfolio Assets and any “debtor in possession” financing in excess thereof shall be excluded from the calculation of the Fair Market Value of the applicable Portfolio Assets) unless approved by all Lenders.~~

“Permitted Liens” means:

(a)    Liens created pursuant to any Loan Document (including, for the avoidance of doubt, pursuant to the Original Credit Agreement);

(b)    carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith;

(c)    Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(d)    Liens for claims that are not yet due with respect to Taxes, assessments or charges of any Governmental Authority or otherwise arising as a matter of Law for which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

“Permitted RIC Distributions” means, with respect to each taxable year, any distributions determined by a Borrower Party in good faith to be required to be made in order to maintain a Borrower Party’s tax status under Section 852 of the Internal Revenue Code or to avoid the payment of any tax imposed under Section 852(b)(1), Section 852(b)(3) or Section 4982 of the Internal Revenue Code, as certified by a Borrower Party to the Administrative Agent in a RIC Distribution Notice delivered to the Administrative Agent.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, limited liability company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means any Pension Plan or any retirement medical plan, each as established or maintained for employees of any Borrower Party or any ERISA Affiliate, or any such Plan to which any Borrower Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

~~“ Portfolio Asset Concentration Limits” means the Portfolio Asset concentration limitations set forth in Schedule 1.01B.~~

“Portfolio Asset” means any “Portfolio Investment” (as defined in the Operating Agreement) directly held by the Borrower, including, without limitation, any equity interests of the Borrower in any Portfolio Company (as defined in the Operating Agreement).

~~“ Portfolio Collection Account Assignment” means an assignment or security agreement with respect to the Portfolio Collection Accounts in substantially the form of Exhibit E attached hereto, as such agreement shall be amended, modified, supplemented and/or restated and in effect from time to time.~~

~~“Portfolio Collection Accounts” means all segregated bank accounts maintained by the Borrower or another Borrower Party at an Account Bank, into which the proceeds of all Collections and Dispositions (net of Associated Expenses) of their respective Portfolio Assets (including any and all subaccounts thereof, segregated accounts thereunder and successor, replacement or substitute accounts therefor) shall be deposited, and the Administrative Agent’s security interest in which accounts shall be perfected by control pursuant to one or more control agreements over such accounts in favor of Administrative Agent.~~

“Prepayment Notice” means a written notice in substantially the form of Exhibit P attached hereto.

“Prime Rate” means, on any day, the rate of interest in effect for such day as publicly announced from time to time by Natixis as its “prime rate.” The “prime rate” is a rate set by Natixis based upon various factors including Natixis’ costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Natixis shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Obligation” means the Dollar Equivalent amount of (a) the aggregate outstanding principal amount of the Loans (including Swingline Loans); plus (b) the Letter of Credit Liability.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned, directly or indirectly, by any Borrower Party, or secures any investment of any Borrower Party.

“Qualified Borrower” means any entity, which entity may be organized in the United States or outside of the United States, in which Borrower owns a direct or indirect ownership interest or through which Borrower will acquire an investment, the indebtedness of which entity can be guaranteed by Borrower pursuant to the terms of the Operating Agreement, and which entity has executed and delivered this Credit Agreement on the Closing Date or a Joinder Agreement and in respect of which entity Borrower has guaranteed the Obligations thereof pursuant to Article 6.

“Qualified Purchaser” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

“Qualified Required Lenders” means, at any time, the Required Lenders including the Administrative Agent.

“Rated Included Investor” means any Investor that has a Rating meeting the relevant minimum requirement included in the definition of “Applicable Requirement” (or that has a Credit Provider, Sponsor, or Responsible Party that has such a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“Rating Agencies” means S&P, Moody’s, or any other nationally-recognized statistical rating agency which has been approved by the Administrative Agent.

“Recipient” means Administrative Agent, any Lender, any Agent, any Liquidity Provider, the Letter of Credit Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Borrower Party hereunder.

“Register” is defined in Section 13.11(e).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve or margin requirements, applicable to member banks of the Federal Reserve System.

“Related Commercial Paper” means, with respect to a Conduit Lender, at any time of determination, Commercial Paper of such Conduit Lender or its Related Commercial Paper Issuer the proceeds of which are then allocated by the administrator of such Conduit Lender or its Related Commercial Paper Issuer as the source of funding the acquisition or maintenance of such Conduit Lender’s Principal Obligation hereunder.

“Related Commercial Paper Issuer” means a multi-seller commercial paper conduit that issues Commercial Paper the proceeds of which are loaned to a Conduit Lender as the source of funding the acquisition or maintenance of its Principal Obligation hereunder.

~~“Related Credit Documents” means, for each Portfolio Asset, the following documents or instruments entered into with respect to such Portfolio Asset (including all amendments, supplements or modifications thereto) to the extent applicable and to the extent the delivery of the same is not waived by the Qualified Required Lenders, each in its sole discretion:~~

~~(a)    the relevant credit agreement, loan agreement, note purchase agreement, indenture, assignment agreement or similar document evidencing Borrower’s ownership of the applicable Portfolio Asset;~~

~~(b)    (i) the promissory note(s), if applicable, or (ii) a certification from the Borrower (which certification may be included in the Borrowing Base Certificate) certifying that an executed note(s) was not a condition to the effectiveness of such Portfolio Asset; and~~

~~(c)    to the extent reasonably requested by the Administrative Agent, any guaranty agreement, pledge agreement, and/or security agreement, as applicable, and any other material agreements or operative documentation related to such Portfolio Asset that Borrower possesses or which could be obtained using commercially reasonable efforts.~~

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Removal Effective Date” is defined in Section 12.06(b).

“Repayment Percentage” means, with respect to any Lender, (a) with respect to any Borrowing, the percentage equivalent of a fraction the numerator of which is such Lender’s applicable Principal Obligation of such Borrowing and the denominator of which is the aggregate Principal Obligation of such Borrowing; (b) with respect to any Letter of Credit, the percentage equivalent of a fraction the numerator of which is such Lender’s applicable Letter of Credit Liability and the denominator of which is the aggregate Letter of Credit Liability; and (c) with respect to any other Obligation, the percentage equivalent of a fraction the numerator of which is such Lender’s Principal Obligation and the denominator of which is the aggregate Principal Obligation.

“Request for Credit Extension” means: (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice; and (b) with respect to an L/C Credit Extension, the related Request for Letter of Credit and Letter of Credit Application.

“Request for Letter of Credit” means a request for the issuance of a Letter of Credit substantially in the form of Exhibit N attached hereto.

“Required Lenders” means, at any time, (a) Committed Lenders having its share of the Principal Obligation and its Unused Commitments representing more than fifty percent (50%) of the sum of (x) the total Principal Obligation then outstanding and (y) the aggregate Unused Commitments at such time, provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the pro rata shares of the aggregate Principal Obligation and Unused Commitments of Lenders shall be redetermined for voting purposes only, to exclude the pro rata shares of the aggregate Principal Obligation and Unused Commitments of such Defaulting Lenders, and (b) at all times when two or more Committed Lenders (other than Defaulting Lenders) are party to this Credit Agreement, the term “Required Lenders” shall in no event mean fewer than two Committed Lenders.

~~“Reserved Cash” means cash reserves made by Borrower Parties for legally committed funding obligations of the Borrower Parties to Portfolio Assets that are revolving loans or delayed draw term loans.~~

“Responsible Officer” means: (a) in the case of a corporation, its chief executive officer, president, chief financial officer, senior vice president, any vice president or treasurer, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; (c) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member; and (d) and, solely for purposes of notices given pursuant to Article 3, any other officer or employee of the applicable Borrower Party so designated by any of the foregoing officers in a notice to the Administrative Agent.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state or political subdivision under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state or political subdivision as applicable; and (b) otherwise, the Governmental Plan Investor itself.

“Returned Capital” means, for any Investor, any part of any Capital Contribution that is redistributed to such Investor and is, in accordance with the terms of the Operating Agreement, added back to such Investor’s Unfunded Commitment; in each case which amount has been set forth as “Returned Capital” on a certificate of Borrower delivered to Administrative Agent.

“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of such Loan denominated in an Alternative Currency; and (b) each date of a continuation of such Loan denominated in an Alternative Currency, and (c) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the outstanding Principal Obligation of such Lender’s Loans at such time.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“RIC Distribution Notice” means a written notice setting forth the calculation of any Permitted RIC Distribution with respect to the Borrower and certifying that the Borrower remains a “regulated investment company” under Subchapter M of the Code.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw & Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any applicable international economic sanction administered or enforced by a United States Governmental Authority (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other sanctions authority applicable to Borrower.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b)(i) the government of a Designated Jurisdiction or an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction or organized under the laws of a Designated Jurisdiction, or (iii) an individual ordinarily resident in a Designated Jurisdiction.

“Scheduled Unavailability Date” is defined in Section 4.03.

“Secured Parties” means, collectively, the Lenders, the Letter of Credit Issuer, the Agents, the Liquidity Providers and the Indemnitees.

“Security Agreement” means a security agreement substantially in the form of Exhibit D-1 ~~or D-2, as applicable~~ attached hereto, executed and delivered by Borrower to Administrative Agent for the benefit of Secured Parties, as such agreement may be amended, modified, supplemented and/or restated from time to time.

~~“Securitization Exposure” means an exposure to a special purpose vehicle that is unable to vary its capital structure on a voluntary basis and is secured primarily by financial assets on a non-recourse basis to the originator or seller of such assets.~~

“Side Letter” means any “side letter” (if any) between an Investor and Borrower.

“SOX” means Section 402 of the Sarbanes-Oxley Act of 2002 (codified as Section 13(k) of the Securities Exchange Act of 1934, as amended).

“SOX Insiders” means the employees (or any of their spouses) of The TCW Group, Inc., the Borrower, ~~the Investment Advisor~~TCW Asset Management Company LLC, or any Affiliate thereof, in each case who, in the reasonable opinion of Borrower, constitute “insiders” for purposes of SOX from time to time.

“Spin-Off” has the meaning assigned to it in the Operating Agreement.

“Spin-Off Notice” is defined in Section 9.01(e).

“Sponsor” of an ERISA Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Stated Maturity Date” means April ~~9~~8, ~~2021~~2022 , as it may be extended pursuant to Section 2.16.

“Subscription Agreement” means a Subscription Agreement executed by an Investor in connection with the subscription for a Membership Interest in Borrower.

“Subsequent Committed Lender” is defined in Section 2.17(a).

“Subsequent Investor” is defined in Section 10.05(d).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Super Majority Lenders” means, at any time, (a) Committed Lenders (one of which must be the Administrative Agent) having its share of the Principal Obligation and its Unused Commitments representing more than seventy-five percent (75%) of the sum of (x) the total Principal Obligation then outstanding and (y) the aggregate Unused Commitments at such time, provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the pro rata shares of the aggregate Principal Obligation and Unused Commitments of Lenders shall be redetermined for voting purposes only, to exclude the pro rata shares of the aggregate Principal Obligation and Unused Commitments of such Defaulting Lenders, and (b) at all times when two or more Committed Lenders (other than Defaulting Lenders) are party to this Credit Agreement, the term “Super Majority Lenders” shall in no event mean fewer than two Committed Lenders (one of which must be the Administrative Agent).

~~“ Sweep Eligible Asset” means, as of any date following the Cash Sweep Trigger Date, each Eligible Portfolio Asset as of such date; provided that at all times there shall be a total of at least ten (10) Sweep Eligible Assets (i.e., if less than ten (10) Eligible Portfolio Assets exist, then the remainder of such ten (10) Sweep Eligible Assets shall be satisfied first by Portfolio Assets that were previously Eligible Portfolio Assets (in the order of last-in-time exclusion from the Borrowing Base); provided further, that if there are less than ten (10) Portfolio Assets, then Sweep Eligible Assets shall mean all such Portfolio Assets.~~

“Swingline” means the revolving credit facility made available by the Swingline Lender pursuant to Section 2.07.

“Swingline Availability Period” means the period as may be agreed in writing by the Swingline Lender, Borrower, and all Lenders but not to end after the Maturity Date.

“Swingline Lender” means Natixis, in its capacity as provider of Swingline Loans, or any permitted successor Swingline Lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.07(a).

“Swingline Obligation” means the aggregate outstanding principal amount of the Swingline Loans.

“Swingline Sublimit” means an amount equal to $0 unless otherwise agreed to by all Lenders.

“Syndicated Loan” means a Loan made pursuant to Section 2.02, including, without limitation, any Base Rate Loan, Eurocurrency Rate Loan or CP Rate Loan made pursuant thereto.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, including, without limitation, stamp taxes (including mortgage recording taxes), levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trade Date” has the meaning set forth in Section 13.11(b)(i)(B).

“Transactions” means the execution, delivery and performance by the Borrower Parties of this Credit Agreement and the other Loan Documents, the Borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type of Syndicated Loan” means any Syndicated Loan (i.e., a Base Rate Loan, Eurocurrency Rate Loan or CP Rate Loan).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“Unfunded Commitment” means, with respect to any Investor at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made, or deemed made under the Operating Agreement to Borrower by such Investor, plus Returned Capital attributed to such Investor, but “Unfunded Commitment” shall not include that portion of an Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Unreimbursed Amount” is defined in Section 2.08(c)(i).

“Unused Commitment” has the meaning specified in Section 2.11.

~~“ Valuation Agent” means Lincoln International, an Illinois limited liability company.~~

“Withholding Agent” means any Borrower Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02    Other Definitional Provisions.

(a)    All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(b)    Defined terms used in the singular shall import the plural and vice versa.

(c)    The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

(d)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(e)    The term “including” is by way of example and not limitation.

(f)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

1.03    Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

1.04    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of Borrower, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

1.05    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.06    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Principal Obligation denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)    Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c)    Administrative Agent does not warrant, nor accept responsibility for, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” herein or with respect to any comparable or successor rate thereto.

1.07    Approved Alternative Currencies.

(a)    A Borrower Party may from time to time request that Loans (other than Base Rate Loans) be made in a currency other than those specifically listed (if any) in the definition of “Alternative Currency” herein, provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Loans (other than Base Rate Loans), such request shall be subject to the approval of the Administrative Agent and the Committed Lenders.

(b)    Any such request shall be made to Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by Administrative Agent). In the case of any such request pertaining to Loans (other than Base Rate Loans), Administrative Agent shall promptly notify each Funding Agent thereof (which shall promptly notify the Committed Lenders in its Lender Group). In the case of any such request, each Funding Agent shall notify Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans (other than Base Rate Loans) in such requested currency.

(c)    Any failure by a Funding Agent to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the applicable Lender Group to permit Loans to be made in such requested currency. If Administrative Agent and the applicable Funding Agent consent to making Loans (other than Base Rate Loans) in such requested currency, Administrative Agent shall so notify Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Loans (other than Base Rate Loans). If Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, Administrative Agent shall promptly so notify Borrower.

2.	LOANS AND LETTERS OF CREDIT.

2.01    Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Committed Lender severally agrees, on any Business Day during the Availability Period, to make Syndicated Loans to the Borrower Parties, in Dollars or in one or more Alternative Currencies, on a several basis, at any time and from time to time in an aggregate principal amount up to such Committed Lender’s Commitment at any such time; provided, however, that after making any such Loans: (a) such Committed Lender’s Principal Obligation would not exceed such Committed Lender’s Commitment as of such date; (b) the Principal Obligation of such Committed Lender’s Lender Group would not exceed the aggregate applicable Lender Group Limit of such Lender Group; and (c) the Principal Obligation would not exceed the Available Commitment. Subject to the foregoing limitation, the conditions set forth in Article 7 and the other terms and conditions hereof, the Borrower Parties may borrow, repay without penalty or premium (subject to Section 4.05), and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.01 shall be funded ratably by each Lender Group in accordance with its Applicable Percentage and, if applicable, by a Committed Lender in a particular Lender Group in accordance with such Committed Lender’s Applicable Percentage. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto hereunder would exceed the Maximum Rate in effect with respect to such Loan.

2.02	Borrowing Procedures.

(a)    Request for Borrowing. Except with respect to Swingline Loans which are addressed in Section 2.07, each Borrowing, each conversion of Eurocurrency Rate Loans or Base Rate Loans from one Type of Syndicated Loan to another, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower Party’s irrevocable written notice to Administrative Agent. Unless otherwise agreed by Administrative Agent, each such notice must be received by Administrative Agent not later than 11:00 a.m. at least: (i) three (3) Business Days prior to the requested date of any Borrowing other than for a Base Rate Loan; (ii) three (3) Business Days prior to the conversion of Base Rate Loans to another Type of Syndicated Loan, the conversion of Eurocurrency Rate Loans to another Type of Syndicated Loan or the continuation of Eurocurrency Rate Loans; (iii) five (5) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Loans denominated in Alternative Currencies; and (iv) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Loan Notice shall specify: (A) whether the Borrower Party is requesting a Borrowing, a conversion of a Eurocurrency Rate Loan or Base Rate Loan to another Type of Syndicated Loan, or a continuation of Eurocurrency Rate Loans; (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day, the “Loan Date”); (C) the principal amount of Syndicated Loans to be borrowed, converted or continued; (D) if any portion of such Borrowing is not to be funded by a Conduit Lender through the issuance of Commercial Paper, whether such portion of such Borrowing is to be funded instead as a Base Rate Loan or a Eurocurrency Rate Loan (it being understood that if any Conduit Lender elects to fund any portion of a Loan through its Liquidity Provider, such Conduit Lender’s Funding Agent shall determine whether such portion shall bear interest based on the Eurocurrency Rate or the Base Rate for the period prior to the time such portion of such Loan is funded through the issuance of Commercial Paper); (E) the Type of Syndicated Loans to which any existing Eurocurrency Rate Loans or Base Rate Loans are to be converted; (F) with respect to a Eurocurrency Rate Loan, the duration of the Interest Period with respect thereto; (G) to which account the proceeds of such Borrowing, conversion or continuation should be directed; and (H) the currency of the Loans to be borrowed. If a Borrower Party fails to specify a currency in a Loan Notice requesting a Borrowing, then the Syndicated Loans so requested shall be made in Dollars. If a Borrower Party fails to specify a Type of Syndicated Loan in a Loan Notice or if a Borrower Party fails to give a timely notice requesting a conversion or continuation with respect to a Eurocurrency Rate Loan or Base Rate Loan, then the applicable Syndicated Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Syndicated Loans denominated in an Alternative Currency, such Syndicated Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If Borrower fails to specify an Interest Period with respect to a Eurocurrency Rate Loan, it will be deemed to have specified an Interest Period of one (1) week. No Syndicated Loan may be converted into or continued as a Syndicated Loan denominated in a different currency, but instead must be prepaid in the original currency of such Syndicated Loan and reborrowed in the other currency.

(b)    Administrative Agent Notification. Following receipt of a Loan Notice, Administrative Agent shall promptly, but in any event on the date of receipt of such Loan Notice, if such Loan Notice is received by Administrative Agent not later than 11:00 a.m., notify each Funding Agent of the amount (and currency) of its Lender Group’s Applicable Percentage of the applicable Syndicated Loans, and if no timely notice of a conversion or continuation is provided by a Borrower Party, Administrative Agent shall notify each Funding Agent of the details of any automatic conversion of a Eurocurrency Rate Loan to Base Rate Loans or continuation of

Syndicated Loans denominated in a currency other than Dollars described in the preceding subsection.

(c)    Conduit Lender Determination and Committed Lender Commitment. Upon receipt of a Loan Notice from Administrative Agent, each Funding Agent shall request the Conduit Lender (if any) in its Lender Group to make the Syndicated Loan, and such Conduit Lender may from time to time during the Availability Period, in its sole discretion, agree or decline to make the Syndicated Loan. At no time will any Conduit Lender have any obligation to fund a Syndicated Loan or participate in any Letter of Credit or Swingline Loans. At all times on and after the Conduit Investment Termination Date for a Conduit Lender, or if Conduit Lender has failed for whatever reason to fund its portion of a Borrowing in full, all Loans shall be made by the Committed Lenders of such Conduit Lender’s Lender Group. At any time when a Conduit Lender has rejected a request for Syndicated Loan (it being understood that if a Conduit Lender does not fund any Syndicated Loan in relation to which all of the conditions precedent set forth in Section 7.02 have been satisfied on the date set forth in the applicable Loan Notice, such Conduit Lender shall be deemed to have rejected the request for Syndicated Loan), such Conduit Lender’s Funding Agent shall so notify the Committed Lenders in such Conduit Lender’s Lender Group and such Committed Lenders shall make such Syndicated Loan in accordance with their respective Applicable Percentage. Notwithstanding anything contained in this Section 2.02(c) or elsewhere in this Credit Agreement to the contrary, no Committed Lender shall be obligated to provide Administrative Agent or any Borrower Party with funds in connection with a Syndicated Loan in an amount that would result in such Committed Lender’s Principal Obligation exceeding its Commitment then in effect by any such Committed Lender as a Liquidity Provider under a Liquidity Agreement, and all Loans funded by a Conduit Lender shall be CP Rate Loans.

~~(d)    Fair Market Values. The Administrative Agent individually, at the request of the Qualified Required Lenders, based upon a good faith belief that the valuations provided by the Valuation Agent are not representative of the Fair Market Value of any Eligible Portfolio Asset(s), shall have the right to request that such Eligible Portfolio Asset(s) be independently evaluated by an independent third-party pricing service or valuation firm as selected by the Qualified Required Lenders (the “Independent Valuation Provider”). There shall be no limit on the number of such subsequent appraisals requested by the Administrative Agent; provided that, the costs of any such valuation for such Eligible Portfolio Asset shall be at the expense of the Borrower Parties only once per calendar year so long as no Event of Default has occurred and is continuing. If (x) the value of any Eligible Portfolio Asset determined by the Valuation Agent is less than the value determined by the Independent Valuation Provider pursuant to this clause (d), then the value used will be the average of the Fair Market Values provided by the Valuation Agent and the Independent Valuation Provider for purposes of this Credit Agreement and (y) if the value of any Eligible Portfolio Asset determined by the Valuation Agent is greater than the value determined by the Independent Valuation Provider, and the difference between such values, on a percentage basis, is:~~

~~(i)     less than or equal to five percent (5%), then the value determined by the Valuation Agent shall be the Fair Market Value of such Eligible Portfolio Asset,~~

~~(ii)     greater than five percent (5%) but less than or equal to twenty percent (20%), then the Fair Market Value of such Eligible Portfolio Asset shall be an amount equal to (A) the sum of (x) the value determined by the Valuation Agent and (y) the value determined by the Independent Valuation Provider divided by (B) two (2),~~

~~(iii)     greater than twenty percent (20%), then the Borrower and the Administrative Agent individually, at the direction of the Qualified Required Lenders, shall~~

~~retain an additional independent third -party appraiser and, upon the completion of such appraisal, the Fair Market Value of such Eligible Portfolio Asset shall be an amount equal to (A) the sum of all three (3) valuations pursuant to this clause (d), divided by (B) three (3), and~~

~~(iv)     greater than twenty percent (20%) and the Borrower and the Administrative Agent are awaiting the completion of the third appraisal described in clause (iii) above, then the Fair Market Value of such Eligible Portfolio Asset shall be an amount equal to (A) the sum of (x) the value determined by the Valuation Agent and (y) the value determined by the Independent Valuation Provider divided by (B) two (2);~~

~~provided that, for the avoidance of doubt, prior to the completion of any second appraisal permitted under this clause (d), the Fair Market Value of such Eligible Portfolio Asset shall be the value determined by the Valuation Agent.~~

(d)    [Reserved]

(e)    Tranches. Notwithstanding anything to the contrary contained herein, the Borrower Parties shall not have the right to have more than seven (7) Eurocurrency Rate Loans (other than Swingline Loans) in the aggregate outstanding hereunder at any one time during the Availability Period.

(f)    Continuations and Conversions of Eurocurrency Rate Loans and Automatic Continuation of CP Rate Loans. Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default or Default under Section 11.01(a), 11.01(g) and 11.01(h), the Required Lenders may demand that any or all of the then outstanding Syndicated Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto or otherwise on demand. Any CP Rate Loan shall automatically continue as a CP Rate Loan without any further action of any Borrower Party.

2.03    Minimum Loan Amounts. Each Borrowing of, conversion to or continuation of Syndicated Loans shall be in a principal amount that is an integral multiple of $100,000 and not less than $1,000,000, and each Borrowing of, conversion to or continuation of Base Rate Loans shall be in an amount that is an integral multiple of $100,000 and not less than $500,000; provided, however, that a Base Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or in an aggregate amount that is required for the reimbursement of a Letter of Credit under Section 2.08(c).

2.04    Funding.

 (a)    Funding by Committed Lenders; Presumption by Administrative Agent. Except with respect to Swingline Loans, which are addressed in Section 2.07, each Conduit Lender and each Committed Lender, as the case may be, shall, in accordance with the terms hereof, on any Loan Date make the proceeds of its Applicable Percentage of each Borrowing available to Administrative Agent in Dollars at Administrative Agent’s Office for the applicable currency for the account of the appropriate Borrower Party (or, if otherwise agreed between such Lender and such Borrower Party and upon fulfillment of all applicable conditions set forth herein, directly to such Borrower Party as specified in the Loan Notice, or, if requested by such Borrower Party in the Loan Notice, shall wire transfer such funds as requested) no later than 2:00 p.m. in the case of any Syndicated Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Loan

Date in Same Day Funds, and upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall promptly deposit such proceeds in Same Day Funds in such Borrower Party’s account at Administrative Agent specified in the Loan Notice, or, if requested by such Borrower Party in the Loan Notice, shall wire transfer such funds as requested; provided, however, that (i) if, in connection with a particular Credit Extension, the 2:00 p.m. time in this sentence is not met as a result of an operational or technical error, issue or oversight, then the 2:00 p.m. time in this sentence shall instead be 3:00 p.m. and (ii) if a single entity is the only Lender, such Lender may wire such funds directly to the Borrower Party (or as directed by the Borrower Party) as specified in the Loan Notice. The failure of any Committed Lender to advance the proceeds of its respective share of any Borrowing required to be advanced hereunder shall not relieve any other Committed Lender of its obligation to advance the proceeds of its Applicable Percentage of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Funding Agent prior to the proposed Loan Date that a Conduit Lender or a Committed Lender in such Lender Group will not make available to Administrative Agent such Lender’s share, as applicable, of such Borrowing, Administrative Agent may assume that each Committed Lender and each Conduit Lender, as the case may be, has made its Applicable Percentage of the requested Borrowing available to Administrative Agent on the applicable Loan Date and in the applicable currency, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the appropriate Borrower Party a corresponding amount.

 (b)    Obligations of Committed Lenders Several. The obligations of the Committed Lenders hereunder to make Syndicated Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 13.06(c) are several and not joint. The failure of any Committed Lender to make any Syndicated Loan, to fund any such participation or to make any payment under Section 13.06(c) on any date required hereunder shall not relieve any other Committed Lender of its corresponding obligation to do so on such date, and no Committed Lender shall be responsible for the failure of any other Committed Lender to so make its Syndicated Loan, to purchase its participation or to make its payment under Section 13.06(c).

 (c)    Commercial Paper. Each Conduit Lender confirms that, to the extent permitted by its commercial paper program documentation, it intends to fund all Loans hereunder through the issuance of its Commercial Paper at all times prior to the occurrence of a Liquidity Event, the termination date specified in its Liquidity Agreement, an Event of Default or certain other circumstances occurring in the financial or Commercial Paper markets in general or with respect to the Loan Documents, or any Borrower Party in particular which, in the opinion of such, Conduit Lender or its Funding Agent or Administrator, make funding the Loans through the issuance of Commercial Paper reasonably inadvisable.

 (d)    Reallocation. On the Closing Date, the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit such that, after giving effect thereto, the ratio of each Lender’s share of outstanding Loans and participations in Letters of Credit to its share of Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans among the Lenders. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in this Section 2.04 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith; and (ii) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower shall pay (x) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date, and (y) any amounts due pursuant to Section 4.05 as a result of such reallocation occurring on any date other than the last day of an Interest Period.

2.05 Interest.

 (a)    Interest Rate. Subject to the provisions of clause (b) below:

(i)    (A) each CP Rate Loan funded by a Conduit Lender through the issuance of Commercial Paper shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the CP Rate for such Interest Period plus the Applicable Margin for CP Rate Loans, and (B) each CP Rate Loan funded by a Conduit Lender through its Liquidity Provider shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each in accordance with Section 2.02, for each day in such Interest Period prior to the day on which such funding has been refinanced through the issuance of Commercial Paper and at the CP Rate for the remainder of such Interest Period plus the Applicable Margin for CP Rate Loans;

(ii)    each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Loans, all in accordance with Section 2.02; and

(iii)    each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans in accordance with Section 2.02; provided, however, that

(iv)    if the CP Rate or the Eurocurrency Rate shall at any time be less than ~~one~~zero percent (~~1~~0%), then such rate shall be deemed to be ~~one~~zero percent (~~1~~0%) for purposes of this Credit Agreement.

(b)    Default Rate.

(i)    If any amount of principal of the Obligations is not paid when due (without regard to any applicable grace periods), then (in lieu of the interest rate provided in Section 2.05(a) above) such amount shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(ii)    If any amount (other than principal of the Obligations) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (in lieu of the interest rate provided in Section 2.05(a) above), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(iii)    Upon the request of Required Lenders, while any Event of Default exists, then (in lieu of the interest rate provided in Section 2.05(a) above) the principal amount of the Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

2.06    Determination of Rate and Billing. Each change in the rate of interest for any Borrowing or any portion thereof shall become effective, without prior notice to the Borrower Parties, automatically as of the opening of business of Administrative Agent on the date of said change. Administrative Agent shall promptly notify Borrower and the Committed Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by Administrative Agent shall be conclusive in the absence of manifest error. The applicable CP Rate shall be determined for each Conduit Lender by the applicable Funding Agent and reported, together with a calculation of any accrued interest and fees for the applicable period (but excluding any fee payable pursuant to Section 2.11) payable to such Conduit Lender on any Interest Payment Date, to the Administrative Agent and the Borrower by 11:00 a.m. five (5) Business Days prior to such Interest Payment Date; provided that, if such Funding Agent fails to report the CP Rate to the Administrative Agent and the Borrower by such time, the Administrative Agent shall be authorized to use the interest rate being paid to the non-Conduit Lenders for such applicable period for any such non-reporting Conduit Lender (provided that such amount paid to any non-reporting Conduit Lender shall be trued-up on the following applicable Interest Payment Date upon five (5) Business Days prior notice). The Administrative Agent will bill the Borrower on behalf of all Lenders with respect to interest on Eurocurrency Rate Loans, Base Rate Loans and CP Rate Loans.

2.07    Swingline Loans.

 (a)    The Swingline. Subject to the terms and conditions set forth herein during the Swingline Availability Period, the Swingline Lender agrees, in reliance upon the agreements of the Committed Lenders set forth in this Section 2.07, on any Business Day during the Availability Period, to make loans (each such loan, a “Swingline Loan”) in Dollars to the Borrower Parties at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that after giving effect to any Swingline Loan or purchase or funding any risk participations therein: (i) the Principal Obligation shall not exceed the Available Commitment; (ii) no Committed Lender’s Revolving Credit Exposure shall exceed such Committed Lender’s Commitment (minus any amounts funded in respect of a Loan hereunder (but not used to fund such Loan and accordingly not included in the Principal Obligation) by any such Committed Lender as a Liquidity Provider under a Liquidity Agreement); (iii) the Principal Obligation of each Lender Group shall not exceed such Lender Group’s Lender Group Limit; and (iv) the Swingline Obligation shall not exceed the Swingline Sublimit; and provided, further, that the Borrower Parties shall not: (A) use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan; or (B) except with the approval of the Swingline Lender, request more than two (2) Swingline Loans during any given week. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower Parties may borrow under this Section 2.07, prepay under Section 3.05, and re-borrow under this Section 2.07. Each Swingline Loan shall bear interest payable in arrears on the outstanding principal amount thereof, from the applicable Borrowing date thereof to the date of payment of such Swingline Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans and shall only be made in Dollars. Immediately upon the making of a Swingline Loan, each Committed Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to such Committed Lender’s Applicable Percentage of the principal amount of such Swingline Loan.

 (b)    Borrowing Procedures. Each Borrowing under the Swingline shall be made upon the applicable Borrower Party’s irrevocable written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. on the requested Borrowing date, and shall: (i) specify the amount to be borrowed, which shall be in a principal amount that is not less than $1,000,000; (ii) specify the requested Borrowing date, which shall be a Business Day; and (iii) simultaneously request a Borrowing of a Base Rate Loan (which shall automatically convert to a Eurocurrency Rate Loan with a one (1) month Interest Period three (3) days thereafter but without regard to the minimum and multiples specified in Section 2.03) under Section 2.02 to repay such Swingline Loan. Each such notice must be made by delivery to the Swingline Lender and the Administrative Agent of a written Loan Notice for such Swingline Loan and an applicable Syndicated Loan (to refinance such Swingline Loan), appropriately completed and signed by a Responsible Officer of such Borrower Party. Promptly after receipt by the Administrative Agent of any Loan Notice for a Swingline Loan, Administrative Agent shall notify the Swingline Lender of the amount of the applicable Swingline Loan. Unless the Swingline Lender has received notice from the Administrative Agent (including at the request of any Lender) prior to 12:00 noon on the date of the proposed Swingline Borrowing: (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.07(a); or (B) that one or more of the applicable conditions specified in Article 7 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 4:00 p.m. on the Borrowing date specified in such Loan Notice, make the amount of its Swingline Loan available to the Administrative Agent’s Office for the account of the applicable Borrower Party at its office in immediately available funds, and upon fulfillment of the applicable conditions set forth herein, Administrative Agent shall promptly deposit such proceeds in immediately available funds in such Borrower Party’s account specified in the Loan Notice, or, if requested by such Borrower Party in the Loan Notice, shall wire transfer such funds as requested. Absent contrary written notice from the Swingline Lender prior to the proposed Borrowing date that the Swingline Lender will not make available to Administrative Agent the Swingline Loan, its Administrative Agent may assume that the Swingline Lender has made its share of the requested Swingline Loan available to Administrative Agent on the requested Borrowing date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the appropriate Borrower Party a corresponding amount by crediting the account of such Borrower Party specified in such Loan Notice.

 (c)    Refinancing of Swingline Loans.

(i)    To the extent a Loan Notice for a Syndicated Loan is not simultaneously delivered with a Loan Notice for a Swingline Loan, the Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower Party (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender Group make a Syndicated Loan in an amount equal to such Lender Group’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, but without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans (to be automatically converted to a Eurocurrency Rate Loan with a one (1) month Interest Period three (3) days thereafter), but subject to the unutilized portion of the Available Commitment and the applicable conditions set forth in Article 7. Promptly upon receipt of such Loan Notice, the Administrative Agent will give notice thereof to each Funding Agent by 1:00 p.m. at least one (1) Business Day prior to the date specified in such Loan Notice, specifying in such Loan Notice such Lender Group’s Applicable Percentage of such Swingline Loan or Loans, and the Swingline Lender shall furnish the applicable Borrower Party with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each (A) Conduit Lender may, and if a Conduit Lender does not, each Committed Lender in such Conduit Lender’s Lender Group shall, and (B) each Committed Lender in a Lender Group without a Conduit Lender shall, upon receipt of such Loan Notice, make an amount equal to its Lender Group’s

Applicable Percentage (or, in the case of a Committed Lender, its Applicable Percentage) of the amount specified in such Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Swingline Loan) to the Administrative Agent in immediately available funds for the account of the Swingline Lender not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.07(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower Party in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Base Rate Loan in accordance with Section 2.07(c)(i), the request for Syndicated Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lender Groups fund its risk participation in the relevant Swingline Loan with a Base Rate Loan and each Lender Group’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.07(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Lender Group fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender Group pursuant to the foregoing provisions of this Section 2.07(c) by the time specified in Section 2.07(c)(i), the Swingline Lender shall be entitled to recover from the Committed Lenders in such Lender Group (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation; provided, however, that if such Lender Group fails to pay its amount upon Administrative Agent’s demand: (A) promptly on demand, to the extent such funds are available in the applicable Collateral Account for such purpose; and (B) otherwise, to the extent that it is necessary for Borrower to issue Capital Call Notices to fund such required payment, within fifteen (15) Business Days after Administrative Agent’s demand, Borrower shall issue such Capital Call Notices and shall make such payment promptly after the related Capital Contributions are received. A certificate of the Swingline Lender submitted to any Committed Lender (through the Administrative Agent and the applicable Funding Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Committed Lender’s obligation to make Syndicated Loans or to purchase and fund risk participations in Swingline Loans on behalf of its Lender Group pursuant to this Section 2.07(c) shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against the Swingline Lender, any Borrower Party or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Committed Lender’s obligation to make Syndicated Loans pursuant to this Section 2.07(c) is subject to the applicable conditions set forth in Article 7. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower Party to repay Swingline Loans, together with interest as provided herein.

 (d)    Repayment of Participations.

(i)    At any time after any Lender Group has purchased and funded a risk participation in a Swingline Loan, if Administrative Agent receives any payment on account of such Swingline Loan, Administrative Agent will distribute to such Lender Group its share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender Group’s risk participation was funded) in the same funds as those received by Administrative Agent.

(ii)    If any payment received by Administrative Agent in respect of principal or interest on any Swingline Loan is required to be returned by Administrative Agent under any of the circumstances described in Section 13.04 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Committed Lender on behalf of its Lender Group shall pay to the Administrative Agent for the account of the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lender Groups and the Committed Lenders under this clause shall survive the payment in full of the Obligation and the termination of this Credit Agreement.

 (e)    Interest for Account of Swingline Lender. The Administrative Agent shall be responsible for invoicing the applicable Borrower Party for interest on the Swingline Loans. Until each Lender Group funds its Syndicated Loans or risk participation pursuant to this Section 2.07 to refinance such Lender Group’s share of any Swingline Loan, interest in respect of such share shall be solely for the Administrative Agent for the account of the Swingline Lender.

 (f)    Payments Directly to Swingline Lender. The applicable Borrower Party shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.08    Letters of Credit.

 (a)    Letter of Credit Commitment.

(i)    Subject to the terms and conditions hereof, on any Business Day during the Letter of Credit Availability Period: (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Committed Lenders set forth in this Section 2.08: (1) to issue Letters of Credit denominated in Dollars for the account of a Borrower Party, in aggregate face amounts that shall be not less than $100,000, as a Borrower Party may request (except to the extent a lesser amount is requested by such Borrower Party and agreed by Administrative Agent and the Letter of Credit Issuer), and to amend or extend Letters of Credit previously issued by it; and (2) to honor drawings under the Letters of Credit; and (B) Committed Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower Party and any drawings thereunder; provided, however that after giving effect to any L/C Credit Extension with respect to any Letter of Credit: (I) the Principal Obligation will not exceed the Available Commitment; (II) the Letter of Credit Liability will not exceed the Letter of Credit Sublimit; (III) the aggregate Principal Obligation of the Lenders that are members of any Lender Group will not exceed the Lender Group Limit of such Lender Group; and (IV) the Principal Obligation of any Committed Lender will not exceed such Lender’s Commitment (minus any amounts funded in respect of a Loan hereunder (but not used to fund such Loan and accordingly not included in the Principal Obligation) by any such Committed Lender as a Liquidity Provider under a Liquidity Agreement). Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower Party’s ability to obtain Letters of Credit shall be fully revolving, and accordingly a Borrower Party may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any pending drawing) or that have been drawn upon and reimbursed. The Letter of Credit Issuer shall have the right to approve the form of Letter of Credit requested.

(ii)    The Letter of Credit Issuer shall not issue any Letter of Credit, if: (A) subject to Section 2.08(b)(iii), the expiry date of such Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Letter of Credit Issuer of such Letter of Credit have approved such expiry date in its sole discretion; or (B) the expiry date of such Letter of Credit would occur after the Stated Maturity Date, without the consent of the Letter of Credit Issuer of such Letter of Credit (in its sole discretion), in which case any such Letter of Credit shall be Cash Collateralized on the Letter of Credit Collateralization Date; provided, however, that the expiry date of such Letter of Credit shall not occur more than twelve (12) months after the Stated Maturity Date.

(iii)    The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it (for which the Letter of Credit Issuer is not otherwise compensated hereunder);

(B)    the issuance of such Letter of Credit would violate any Laws or one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;

(C)    such Letter of Credit is to be denominated in a currency other than Dollars;

(D)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)    any Committed Lender is at that time a Defaulting Lender, unless no Fronting Exposure exists or would exist after issuing such Letter of Credit (after giving effect to Section 2.15(a)(iv)) with respect to such Defaulting Lender or the

Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the applicable Borrower Party or such Committed Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Liability as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)    The Letter of Credit Issuer shall not be under any obligation to amend any Letter of Credit if: (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)    The Letter of Credit Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities as: (A) provided to Administrative Agent in Article 12 with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 12 included Letter of Credit Issuer with respect to such acts or omissions; and (B) additionally provided herein with respect to Letter of Credit Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower Party delivered to the Letter of Credit Issuer selected by such Borrower Party with respect to such Letter of Credit (with a copy to Administrative Agent) in the form of a Request for Credit Extension, together with a Borrowing Base Certificate, each appropriately completed and signed by a Responsible Officer of such Borrower Party. Such Request for Credit Extension may be sent by fax, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer. Such Request for Credit Extension must be received by the Letter of Credit Issuer and Administrative Agent not later than 11:00 a.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit (or such later date and time as Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in their sole discretion). In the case of a request for an initial issuance of a Letter of Credit, such Request for Credit Extension shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, the related Request for Credit Extension shall specify in form and detail satisfactory to the Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the applicable Borrower Party shall furnish to the Letter of Credit Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or Administrative Agent may reasonably require. Each Request for Credit Extension submitted by a Borrower Party shall be deemed to be a representation and warranty that the conditions specified in Section 7.02(a) and (b) have been satisfied on and as of the date of the issuance or amendment of any Letter of Credit.

(ii)    Promptly after receipt of any Request for Credit Extension relating to a Letter of Credit, the Letter of Credit Issuer will confirm with Administrative Agent that Administrative Agent has received a copy of such Request for Credit Extension from a Borrower Party and, if not, the Letter of Credit Issuer will provide Administrative Agent with a copy thereof. The Letter of Credit Issuer shall also promptly notify each Funding Agent (which in turn shall promptly notify each Committed Lender in its Lender Group) of the Request for Credit Extension and the terms thereof. Unless the Letter of Credit Issuer has received written notice from any Committed Lender, Administrative Agent or any Borrower Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 7 shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower Party or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Committed Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Committed Lender’s Applicable Percentage times the amount of such Letter of Credit. With the approval of Administrative Agent and the Letter of Credit Issuer, the risk participation of each Committed Lender shall terminate upon the occurrence of the Maturity Date and the full and final payment of the Obligations (other than the Cash Collateralized Letter of Credit Liability described below), and the Issuer Documents, rather than this Credit Agreement, shall govern the rights and obligations of Administrative Agent, Letter of Credit Issuer and Borrower Parties with respect to such Letter of Credit Liability, so long as Borrower has Cash Collateralized all Letter of Credit Liability then outstanding, to the satisfaction of Administrative Agent and Letter of Credit Issuer, in their respective sole discretion.

(iii)    If a Borrower Party so requests in any applicable Request for Letter of Credit, the Letter of Credit Issuer may, in its sole and reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, a Borrower Party shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Collateralization Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if: (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.08(a) or otherwise); or (B) it has received written notice on or before the day that is five (5) Business Days before the Non-Extension Notice Date: (1) from Administrative Agent that the Required Lenders have elected not to permit such extension; or (2) from Administrative Agent, any Lender or any Borrower Party that one or more of the applicable conditions specified in Section 7.02 and, if applicable, Section 7.03, is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the applicable Borrower Party and Administrative Agent and each Funding Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participation.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Letter of Credit Issuer shall notify the applicable Borrower Party and Administrative Agent thereof. Not later than 12:00 noon on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower Party shall reimburse the Letter of Credit Issuer through Administrative Agent in an amount equal to the amount of such drawing. If a Borrower Party fails to so reimburse the Letter of Credit Issuer by such time, Administrative Agent shall promptly notify each Funding Agent (which shall in turn promptly notify such Committed Lender in its Lender Group) of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Committed Lender’s Applicable Percentage thereof. In such event, the applicable Borrower Party shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum amount specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Available Commitment and the applicable conditions set forth in Article 7 (other than the delivery of a Loan Notice). Any notice given by the Letter of Credit Issuer or Administrative Agent pursuant to this Section 2.08(c)(i) must be given in writing.

(ii)    Each Committed Lender (including the Committed Lender acting as the Letter of Credit Issuer) shall upon any notice pursuant to Section 2.08(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Letter of Credit Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent (so long as such Committed Lender has been provided with notice by 1:00 p.m. at least one (1) Business Day in advance of its funding obligation hereunder), whereupon, subject to the provisions of Section 2.08(c)(iii), each Committed Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Letter of Credit Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the applicable conditions set forth in Article 7, cannot be satisfied or for any other reason, the applicable Borrower Party shall be deemed to have incurred from the Letter of Credit Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Committed Lender’s payment to Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.08(c)(i) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Committed Lender in satisfaction of its participation obligation under this Section 2.08.

(iv)    Until each Committed Lender funds its Base Rate Loan or L/C Advance pursuant to this Section 2.08(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Committed Lender’s Repayment Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.

(v)    Each Committed Lender’s obligation to make Base Rate Loans or L/C Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.08(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against the Letter of Credit Issuer, any Borrower Party, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Committed Lender’s obligation to make Base Rate Loans pursuant to this Section 2.08(c) is subject to the applicable conditions set forth in Article 7 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower Party to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Committed Lender fails to make available to Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Committed Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(ii), then, without limiting the other provisions of this Credit Agreement, the Letter of Credit Issuer shall be entitled to recover from such Committed Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Letter of Credit Issuer submitted to any Committed Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(vii)    Notwithstanding anything herein to the contrary (but subject to Section 2.08(c)(vi)) and for purposes of clarity, a Conduit Lender, in lieu of its Committed Lender, may fund the applicable Base Rate Loan or L/C Advance hereunder at the CP Rate.

(d)    Repayment of Participations.

(i)    At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Committed Lender such Committed Lender’s L/C Advance in respect of such payment in accordance with Section 2.08(c), if Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower Party or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Committed Lender its share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Committed Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii)    If any payment received by Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.08(d)(i) is required to be returned under any of the circumstances described in Section 13.04 (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Committed Lender shall pay to Administrative Agent for the account of the Letter of Credit Issuer its share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Committed Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)    Obligations Absolute. The obligation of the Borrower Party that is the applicant for a Letter of Credit to reimburse the Letter of Credit Issuer for each drawing under such Letter of Credit and to repay each L/C Borrowing in respect of such Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, set-off, defense or other right that any Borrower Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(v)    any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if payment upon presentation after such date is authorized by the UCC or the ISP, as applicable;

(vi)    any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower Party.

Each Borrower Party shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower Party’s instructions or other irregularity, such Borrower Party will immediately notify the Letter of Credit Issuer. Each Borrower Party shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of Letter of Credit Issuer. Each Committed Lender and each Borrower Party agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, any Related Party nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Committed Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Committed Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or related Request for Credit Extension. Each Borrower Party hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Borrower Party’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, any Related Party, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.08(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower Party may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to such Borrower Party, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower Party which such Borrower Party proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the

Society for Worldwide Interbank Financial Telecommunication (known as SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

(h)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Letter of Credit Issuer and the applicable Borrower Party when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, Letter of Credit Issuer shall not be responsible to the Borrower Parties for, and Letter of Credit Issuer’s rights and remedies against any Borrower Party shall not be impaired by, any action or inaction of the Letter of Credit Issuer that is required under any law or order, including the Law or any order of a jurisdiction where Letter of Credit Issuer or the beneficiary is located, or that is recognized as an acceptable practice for issuers of Letters of Credit under the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

2.09    Payment of Borrower Guaranty. In consideration of Lenders’ agreement to advance funds to a Qualified Borrower hereunder, to cause Letters of Credit to be issued for the account of a Qualified Borrower, and to accept Borrower’s guaranty pursuant to Article 6, Borrower hereby authorizes, empowers, and directs Administrative Agent, for the benefit of itself, the Letter of Credit Issuer, the Funding Agents and the Lenders (each a “Guaranteed Party”), to disburse directly to the applicable Guaranteed Party, with notice to Borrower, in Same Day Funds an amount equal to the amount due and owing under Article 6, together with all interest, costs, expenses and fees due to the applicable Guaranteed Party pursuant thereto in the event (i) Administrative Agent shall have not received payment from such Qualified Borrower of its Obligations when due or (ii) any Event of Default specified in Section 11.01(a), 11.01(g) or 11.01(h) occurs with respect to such Qualified Borrower. Administrative Agent will promptly notify Borrower of any disbursement made to the Guaranteed Parties pursuant to the terms hereof; provided that the failure to give such notice shall not affect the validity of the disbursement. Any such disbursement made by Administrative Agent to the Guaranteed Parties shall be deemed to be a Base Rate Loan, and Borrower shall be deemed to have given to Administrative Agent, in accordance with the terms and conditions of Section 2.02(a), a Loan Notice with respect thereto. Administrative Agent may conclusively rely on the Guaranteed Parties as to the amount due to the Guaranteed Parties under Article 6.

2.10    Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used solely for the purposes permitted under the Operating Agreement and the Constituent Documents of the Borrower Parties. None of the Lenders, Agents, or Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower Party’s use of the proceeds of the Loans or the Letters of Credit, and none of the Letter of Credit Issuer, Lenders, Agents, or Administrative Agent shall be obligated to determine whether or not any Borrower Party’s use of the proceeds of the Loans or the Letters of Credit are for purposes permitted above. Nothing, including, without limitation, any Borrowing, any continuation or conversion thereof in accordance with the terms of this Credit Agreement, or any issuance of any Letter of Credit, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by any Agent, the Letter of Credit Issuer, any Lender or Administrative Agent as to whether any investment by Borrower is permitted by the terms of the Operating Agreement or the Constituent Documents of any Borrower Party.

2.11    Unused Commitment Fee. In addition to the payments provided for in Article 3 and subject to Section 2.15(a)(iii), Borrower shall pay to Administrative Agent, for the account of each Committed Lender, an unused commitment fee which shall accrue at a rate per annum equal to the product of: (i) the average daily difference during the immediately preceding calendar quarter between (A) such Committed Lender’s Commitment and (B) such Committed Lender’s Lender Group’s outstanding Principal Obligation during such calendar quarter (such difference, the “Unused Commitment”), and (ii)~~(x) if at any time the aggregate Unused Commitment is equal to or less than thirty-five percent (35%) of the Maximum Commitment, then~~ the rate equal to 0.40% per annum~~, and (y) if at any time the aggregate Unused Commitment is less than or equal to fifty percent (50%), but greater than thirty-five percent (35%), of the Maximum Commitment, then the rate equal to 1.00% per annum and (z) if at any time the aggregate Unused Commitment is greater than fifty percent (50%), then the rate equal to two-hundred and thirty five percent (2.35%)~~. The unused commitment fee shall be payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter and on the Maturity Date for the period from the end of the preceding calendar quarter until the Maturity Date. Notwithstanding anything herein the contrary, Swingline Loans will not be deemed to be utilization for purposes of calculating the unused commitment fees above. Borrower and Committed Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Committed Lenders for committing to make funds available to Borrower as described herein and for no other purposes and shall be due and payable whether or not the conditions precedent in Section 7.02 are satisfied.

2.12    Letter of Credit Fees.

(a)    Letter of Credit Fee. Subject to Sections 2.15, the Borrower Party that is the applicant for a Letter of Credit shall pay to Administrative Agent for the account of each Committed Lender in accordance with its Repayment Percentage, a fee (the “Letter of Credit Fee”) for each such Letter of Credit equal to the Applicable Margin for Letters of Credit per annum times the daily amount available to be drawn under each such Letter of Credit; provided, however that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or other credit support arrangements satisfactory to the Letter of Credit Issuer pursuant to Section 2.08 shall be payable, to the maximum extent permitted by applicable law, to the other Committed Lenders in accordance with their respective Repayment Percentages (without giving effect to the Letter of Credit Liability held by each Defaulting Lender), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. Such fee shall be: (i) due and payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the first such date to occur after the issuance of any Letter of Credit, on the Maturity Date, and thereafter (if applicable) on demand; and (ii) computed quarterly in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. If there is any change in the Applicable Margin for Letters of Credit during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin for Letters of Credit separately for each period during such quarter that such Applicable Margin for Letters of Credit was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, such fee shall accrue at a rate equal to the Applicable Margin for Letters of Credit plus two percent (2%).

(b)    Fronting Fee and Administrative Charges. The Borrower Party that is the applicant for a Letter of Credit shall pay to the Letter of Credit Issuer, for its own account, in consideration of the issuance and fronting of Letters of Credit, a fronting fee with respect to each such Letter of Credit issued by the Letter of Credit Issuer, at a rate equal to 0.25% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the first such date to occur after the issuance of any Letter of Credit, on the Maturity Date and thereafter (if applicable) on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. In addition, such Borrower Party shall pay directly to the Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, provided that such fees shall not exceed five hundred dollars ($500), and other standard costs and charges of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.13    Computation of Interest and Fees. All computations of interest with respect to the Base Rate (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360)-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365)-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.03, bear interest for one (1) day.

2.14    Cash Collateral.

(a)    Certain Credit Support Events. If: (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid in accordance with the provisions of this Credit Agreement; (ii) as of the Letter of Credit Collateralization Date, any Letter of Credit Liability for any reason remains outstanding; (iii) the applicable Borrower Party shall be required to provide Cash Collateral pursuant to Section 11.02; or (iv) there shall exist a Defaulting Lender; Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). In addition, (x) Section 3.04 sets forth certain additional requirements for the delivery of Cash Collateral or other credit support in certain circumstances, and (y) Section 2.07 contemplates the delivery of Cash Collateral or other credit support in connection with the issuance of Swingline Loans.

(b)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders, and agrees to maintain, a first priority security interest in all cash, including all deposit accounts and all balances therein, and all other property provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(d). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent, the Swingline Lender or the Letter of Credit Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum

Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Natixis (or with respect to any Letter of Credit, the applicable Letter of Credit Issuer if requested thereby). Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges (provided that such administrative fees and charges shall not exceed one thousand dollars ($1,000) annually) in connection with the maintenance and disbursement of Cash Collateral.

(c)    Letters of Credit Sublimit. If Administrative Agent notifies the Borrower Parties at any time that the Letter of Credit Liability at such time exceeds the Letter of Credit Sublimit then in effect, then the Borrower Party having applied for such Letter of Credit shall Cash Collateralize the Letter of Credit Liability in an amount equal to the amount by which Letter of Credit Liability exceeds the Letter of Credit Sublimit: (A) promptly upon receipt of such notice (but in no event later than two (2) Business Days thereafter), with proceeds from a Borrowing hereunder, up to the Available Commitment at such time; and (B) to the extent that for any reason such Borrowing is not available in an amount sufficient to fully Cash Collateralize such amount of the Letter of Credit Liability, within fifteen (15) Business Days of receipt of such notice, with the proceeds of a Capital Call (and Borrower shall issue such Capital Call Notices during such time, and shall Cash Collateralize such Letter of Credit Liability immediately after the Capital Contributions relating to such Capital Call are received).

(d)    Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided hereunder shall be held and applied to the satisfaction of the specific Letter of Credit Liability, obligation to fund participations in Swingline Loans, or other obligations for which such Cash Collateral was provided, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(e)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following: (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.11(b)(vii))); or (ii) the good faith determination by Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral; provided, however: (x) that Cash Collateral furnished by or on behalf of a Borrower Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 11.05); and (y) the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15    Defaulting Lenders.

(a)    Adjustments. Notwithstanding any provision of this Credit Agreement to the contrary, if any Committed Lender becomes a Defaulting Lender, then, until such time as such Committed Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.01.

(ii)    Defaulting Lender Applications. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.02, shall be applied at such time or times as may be determined by Administrative Agent in the following order: (a) to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or Swingline Lender hereunder; to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; (b) as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Syndicated Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; (c) if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to: (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.14; (d) to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; (e) so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and (f) to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Syndicated Loans of, and Letter of Credit Liability owed to, all Lender Groups of Non-Defaulting Lenders in accordance with their respective Repayment Percentage (without giving effect to the Principal Obligation of such Defaulting Lender) prior to being applied to the payment of any Syndicated Loans of, or Letter of Credit Liability owed to, such Defaulting Lender until such time as all Syndicated Loans and funded and unfunded participations in Letter of Credit Liability and Swingline Loans are held by the Committed Lenders in accordance with each such Committed Lender’s Repayment Percentage (without giving effect to the Principal Obligation held by such Defaulting Lender) without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    A Defaulting Lender shall not be entitled to receive any unused commitment fee payable under Section 2.11 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Repayment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)    With respect to any fee payable under Section 2.11 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or clause (B) above, Borrower shall: (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liability or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below; (y) pay to the Letter of Credit Issuer and Administrative Agent for the account of the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender; and (z) Borrower shall not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liability and Swingline Loans shall be reallocated among each Non-Defaulting Lender (based on its Committed Lender Percentage (without giving effect to the Commitment of such Defaulting Lender)) calculated as the product of its Lender Group’s Lender Group Percentage (without giving effect to the Commitment of such Defaulting Lender) multiplied by the principal amount of such participation, but only to the extent that: (x) the conditions set forth in Section 7.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time); and (y) such reallocation does not cause (i) the aggregate Revolving Credit Exposure and Letter of Credit Liability of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment or (ii) the Revolving Credit Exposure and Letter of Credit Liability of any Lender Group to exceed the aggregate Commitments of its Non-Defaulting Lenders. Subject to Section 13.28, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Committed Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash

Collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)    Defaulting Lender Cure. If Borrower, Administrative Agent, Swingline Lender and the Letter of Credit Issuer agree in writing that a Committed Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Committed Lender will, to the extent applicable, purchase at par that portion (not otherwise funded by its Lender Group) of outstanding Syndicated Loans of the other Lender Groups or take such other actions as Administrative Agent may determine to be necessary to cause the Syndicated Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held among the Lender Groups (and the Committed Lenders therein) in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Committed Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Committed Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Committed Lender will constitute a waiver or release of any claim of any party hereunder arising from that Committed Lender’s having been a Defaulting Lender.

2.16    Extension of Stated Maturity Date. So long as no (x) Event of Default or Default shall have occurred and be continuing on the Stated Maturity Date and (y) the representations and warranties contained in Section 8 or in any other Loan Document shall be true and correct in all material respects on, and as of, the Stated Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 8.06 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01, Borrower may extend the Stated Maturity Date to a date that is not later than 364 days after the then-effective Stated Maturity Date, no more than ~~one time~~once, upon (the date such conditions are satisfied, the “Facility Extension Effective Date”): (a) delivery of a Facility Extension Request to Administrative Agent not less than ten (10) days prior to the Stated Maturity Date then in effect; and (b) payment to Administrative Agent for the benefit of the Lenders of a facility extension fee equal to twenty-five basis points (0.25%) on the then-existing Maximum Commitment.

2.17    Increase in the Maximum Commitment.

(a)    Administrative Agent shall, at the request of Borrower from time to time, increase the Maximum Commitment to the amount requested by Borrower by: (x) admitting additional committed lenders hereunder (each, a “Subsequent Committed Lender”); or (y) increasing the Commitment of any Committed Lender (each, an “Increasing Committed Lender”); or both, subject to the following conditions and Section 2.17(c):

(i)    Borrower shall have delivered to Administrative Agent the Facility Increase Request (and Administrative Agent shall promptly deliver copies of such notice to Funding Agents);

(ii)    If requested pursuant to Section 3.01, Borrower shall, as applicable, execute a new Note payable to each Subsequent Committed Lender and Increasing Committed Lender;

(iii)    After giving effect to the increase in the Committed Lender’s Commitment, the Maximum Commitment will not exceed the Maximum Accordion Amount;

(iv)    The increase in the aggregate amount of Committed Lenders’ Commitments shall be in the minimum amount of $10,000,000;

(v)    No Default or Event of Default shall have occurred and be continuing or would result from such increase in the Committed Lenders’ Commitments;

(vi)    As of the date of such increase, the representations and warranties contained in Section 8 shall be true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for the purposes of this Section 2.17(a)(vi), the representations and warranties contained in Section 8.06 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01;

(vii)    Administrative Agent consents to such Facility Increase Request; and

(viii)    Borrower shall pay the applicable Facility Increase Fee.

(b)    With respect to each Facility Increase Request delivered pursuant to Section 2.17(a)(i), Administrative Agent agrees that:

(i)    Administrative Agent will use its best efforts to syndicate the requested increase of the Maximum Commitment;

(ii)    Each Subsequent Committed Lender shall be approved (not to be unreasonably withheld or delayed) in writing by the Administrative Agent and the Borrower; and

(iii)    Administrative Agent shall cause:

(A)    unless previously agreed in writing, each Increasing Committed Lender to consent to such increase in writing; and

(B)    each Subsequent Committed Lender to execute a joinder to this Credit Agreement in the form of Exhibit K.

(c)    Notwithstanding anything else in the foregoing: (i) no admission of any Subsequent Committed Lender shall increase the Commitment of any existing Committed Lender without such existing Committed Lender’s consent; (ii) no Committed Lender shall become an Increasing Committed Lender without such Committed Lender’s consent; and (iii) except for an increase in connection with Section 2.17, no increase will be permitted after Borrower has decreased the Maximum Commitment under Section 3.06.

(d)    If Administrative Agent deems it advisable, Borrower and each Lender agree to execute an amendment to this Credit Agreement, in form and substance acceptable to

Administrative Agent, to document an increase in the Maximum Commitment pursuant to this Section 2.17.

3.    PAYMENT OF OBLIGATIONS.

3.01    Notes.

(a)    The Borrowings funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender (or its Funding Agent) and by Administrative Agent in the Register in the ordinary course of business. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower Party hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender (or its Funding Agent, if applicable) and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

(b)    Any Funding Agent, on behalf of any Lender member of its Lender Group, may request that the Syndicated Loans to be made by such Lender Group to the Borrower shall be evidenced by promissory notes. Swingline Loans and Qualified Borrower obligations shall not be evidenced by separate promissory notes. If so requested, the Borrower shall issue such Notes. Each such Note shall: (a) be payable to the Funding Agent for such Lender Group or such other administrator or trustee for the Lender member of such Lender Group as such Funding Agent may designate (or, if requested by such Funding Agent, to such Funding Agent and its registered assigns); (b) bear interest in accordance with the provisions hereof; (c) be in the form of Exhibit B, attached hereto (with blanks appropriately completed in conformity herewith); and (d) be made by the Borrower. The Borrower agrees, from time to time, upon the request of Administrative Agent or any applicable Funding Agent, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Committed Lender or Conduit Lender and to any Assignee of such Lender in accordance with Section 13.12, in substitution for the Notes previously issued by the Borrower to the Funding Agent or other party, as appropriate and in accordance herewith for the affected Lender, and such previously issued Notes shall be returned to the Borrower marked “cancelled”.

3.02    Payment of Interest.

(a)    Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by Administrative Agent, consistent with the provisions of Sections 2.06 and 2.13, notwithstanding whether any Borrower Party received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from a Borrower Party, then such Borrowing shall be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other Same Day Funds by Administrative Agent.

(b)    Interest Payment Dates. Except with respect to Swingline Loans, which are addressed by Section 2.07(a), accrued and unpaid interest on the Obligations, including any interest payable on any Loan prepaid pursuant to Section 3.05, shall be due and payable: (i) in arrears on each Interest Payment Date (for the fiscal quarter then ended with respect to Base Rate Loans, for the Interest Period then ended with respect to Eurocurrency Rate Loans and for all accrued and unpaid interest to date with respect to CP Rate Loans) and on the Maturity Date, (ii) on each other date of any reduction of the Principal Obligation hereunder; and (iii) with respect to any obligation of a Borrower Party hereunder on which such Borrower Party is in default, at any time and from time to time following such default upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c)    Direct Disbursement. If, at any time, Administrative Agent or the Letter of Credit Issuer shall not have received on the date due, any payment of interest upon the Loans or any fee described herein, Administrative Agent may direct the disbursement of funds from the applicable Collateral Account to Lenders in accordance with the terms hereof, to the extent available therein for payment of any such amount.

3.03    Payments of Obligations.

(a)    Maturity Date. The principal amount of the Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other Obligations then outstanding, shall be due and payable on the Maturity Date. Each Borrower Party shall repay each Swingline Loan made to such Borrower Party on the earlier to occur of (i) the date three (3) Business Days after such Swingline Loan is made and (ii) the Maturity Date; provided, that, if an Event of Default shall occur, then all Swingline Loans shall immediately become due and payable.

(b)    Payments Generally. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Borrower Party to or for the account of Lenders, or any of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by such Borrower Party. Except as otherwise expressly provided herein, and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower Parties hereunder shall be made to Administrative Agent, for the account of the respective Lenders and Lender Groups to which such payment is owed, at Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower Parties hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Funds received by Administrative Agent: (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by Administrative Agent in the case of payments in an Alternative Currency, shall in each case be treated for all purposes as having been received by Administrative Agent on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Except as provided in Section 13.11(c) hereof, and except for Swingline Loans repaid to the Swingline Lender before the provisions of Section 2.07(d)(i) become applicable, each Lender shall be entitled to receive its applicable share of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to the appropriate Funding Agent. If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Each Funding Agent agrees to use reasonable efforts to apply the amounts received in respect of such repayments to the outstanding Loans of the Lenders members of its Lender Group so as to minimize broken funding payments payable pursuant to Section 4.05.

(c)    Clawback.

(i)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Funding Agent prior to the proposed date of any Borrowing of Eurocurrency Rate Loans or CP Rate Loan (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender Group will not make available to Administrative Agent such Lender Group’s share of such Borrowing, Administrative Agent may assume that such Lender Group has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of Base Rate Loans, that such Lender Group has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the applicable Borrower Party a corresponding amount. In such event, if a Lender Group has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the Committed Lenders in such Lender Group and the applicable Borrower Party severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower Party to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Committed Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by a Borrower Party, the interest rate applicable to Base Rate Loans; provided, however, that if funds are not available to such Borrower Party in the Collateral Account to make payment on demand, to the extent that it is necessary for Borrower to issue Capital Call Notices to fund such required payment, such payment shall be made within fifteen (15) Business Days after Administrative Agent’s demand (and, in any event, Borrower shall issue such Capital Call Notices and shall make such payment promptly after the related Capital Contributions are received). If any Borrower Party and such Committed Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to such Borrower Party the amount of such interest paid by such Borrower Party for such period. If such Committed Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Committed Lender’s Syndicated Loan included in such Borrowing as of the date of such Borrowing. Any payment by a Borrower Party shall be without prejudice to any claim such Borrower Party may have against a Committed Lender that shall have failed to make such payment to Administrative Agent.

(ii)    Payments by Borrower Parties; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from a Borrower Party prior to the date on which any payment is due to Administrative Agent for the account of the Funding Agent, the Swingline Lender or the Letter of Credit Issuer hereunder that such Borrower Party will not make such payment, Administrative Agent may assume that such Borrower Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Funding Agent, the Swingline Lender or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if such Borrower Party has not in fact made such payment, then each of the Committed Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Funding Agent’s Lender Group or the Letter of Credit Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.

A notice of Administrative Agent to any Committed Lender or any Borrower Party with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)    General Order of Application. Each such repayment shall be applied to repay all outstanding (i) Loans (other than any Swingline Loan) ratably or (ii) such Swingline Loan, as applicable. All payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following order: (a) against all costs, expenses and other fees (including Attorney Costs) arising under the terms hereof; (b) against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) against all principal due and owing on the Obligations as of the date of such payment; and (d) to all other amounts constituting any portion of the Obligations.

3.04    Mandatory Prepayment.

(a)    Excess Loans Outstanding. If, on any day, the Principal Obligation exceeds the Available Commitment (including, without limitation, as a result of an Exclusion Event, the delivery of an Initial Notice, or the application of any Investor Concentration Limit ~~or Portfolio Asset Concentration Limit, an update to the Fair Market Value of an Eligible Portfolio Asset, or the failure of an Eligible Portfolio Asset to comply with all of the criteria to be an “Eligible Portfolio Asset”~~) (a “Mandatory Prepayment Event”~~)~~), then the applicable Borrower Party shall pay to Administrative Agent, for the benefit of Lenders, an amount sufficient that, after giving effect to such prepayment and any Capital Calls ~~and/or the Disposition of any Portfolio Asset~~ to fund such prepayment, the Principal Obligation would no longer exceed the Available Commitment (except to the extent any Swingline Loan is outstanding and the applicable Borrower Party elects to pay all or any portion of such excess with respect to any Swingline Loan, in which case such payment shall be for the benefit of Swingline Lender) (such amount, the “Required Payment”), in Same Day Funds: (A) promptly following Borrower’s knowledge of such Mandatory Prepayment Event (but in no event later than three (3) Business Days after the earlier of (I) Administrative Agent’s demand, and (II) Borrower’s knowledge of such Mandatory Prepayment Event), to the extent such funds are available in the Collateral Account ~~or the Portfolio Collection Accounts~~; and (B) within fifteen (15) Business Days of the earlier of (I) Administrative Agent’s demand, and (II) Borrower’s knowledge of such Mandatory Prepayment Event ~~(the “Prepayment Period”)~~, to the extent that it is necessary for Borrower to ~~(x)~~ issue Capital Call Notices to fund such Required Payment (and Borrower shall issue such Capital Call Notices during such time) and shall pay such Required Payment, promptly after the Capital Contributions relating to such Capital Call Notice are received ~~or (y) Dispose of a Portfolio Asset (with prompt (within three (3) Business Days) identification of such Portfolio Asset and written certification to the Administrative Agent that the cash received from such Disposition (net of Associated Expenses) will be used to repay the excess Principal Obligation required to be paid pursuant to this Section 3.04(a) within the Prepayment Period), the Disposition proceeds of which (net of Associated Expenses)~~, together with all funds then on deposit in the Collateral Account ~~and the Portfolio Collection Accounts~~, equal the Required Payment to be paid pursuant to this Section 3.04(a).

(b)    Excess Letters of Credit Outstanding. To the extent that any excess calculated pursuant to Section 3.04(a) is attributable to undrawn Letters of Credit, then the applicable Borrower Party may Cash Collateralize the Letter of Credit Liability in the amount of such excess, when required pursuant to the terms of Section 3.04(a). To the extent that the Letter of Credit Liability exceeds the Available Commitment, the applicable Borrower Parties shall Cash Collateralize such Letter of Credit Liability in an amount equal to the excess of the Letter of Credit Liability over the Available Commitment. Unless otherwise required by law, upon: (A) a change in circumstances such that such amount no longer remains outstanding; or (B) the full and final payment of the Obligations, Administrative Agent shall return to the applicable Borrower Party any remaining Cash Collateral as promptly as reasonably practicable and in any event within two (2) Business Days.

(c)    [Reserved]

(d)    Dispositions.

(i)     ~~Beginning on the Cash Sweep Trigger Date, if any Borrower Party shall Dispose of any Sweep Eligible Asset or receive a Collection with respect to any Sweep Eligible Asset during an Asset Reliance Period, then such Borrower Party shall prepay Loans made to such Borrower Party (and the Maximum Commitment shall be automatically reduced on a dollar for dollar basis by the amount of such prepayment) by the amount equal to the product of (x) the applicable Sweep Percentage below and (y) the cash received from such Disposition (net of Associated Expenses) or such Collection and such prepayment shall occur within five (5) Business Days of such Borrower Party’s receipt of such cash from such Disposition or such Collection.~~[Reserved]

~~Number of remaining Eligible Portfolio Assets (aggregated by issuer)~~	~~Sweep Percentage~~

~~10 or greater~~	~~0%~~
~~9~~	~~55%~~
~~8~~	~~60%~~
~~7~~	~~65%~~
~~6~~	~~70%~~
~~5 or less~~	~~100%~~

(ii)

(iii)     ~~If, at any time, the ratio, expressed as a percentage, of (1) the aggregate Fair Market Value of all Portfolio Assets that are Performing, plus (x) 100% of Controlled Cash of the Borrower Parties (y) minus Reserved Cash, to (2) the Principal Obligation is less than two hundred percent (200%), then one hundred percent (100%) of (A) all Collections from the Portfolio Assets and (B) the cash received from any Disposition (net of Associated Expenses) of the Portfolio Assets shall be used to prepay the Principal Obligation (and the Maximum Commitment shall be automatically reduced on a dollar for dollar basis by the amount of such prepayment) within five (5) Business Days following the date such Collections or cash from Dispositions are received in the applicable Portfolio Collection Account.~~[Reserved]

(e)    Spin-Off. On the effective date of a Spin-Off, the Borrower shall prepay the Obligations in full and the Commitments shall simultaneously terminate, and no Spin-Off shall be effective until the Obligations are paid in full.

3.05    Voluntary Prepayments. Any Borrower Party may, upon delivery of a Prepayment Notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) with respect to Swingline Loans, the principal of any Swingline Loan may be prepaid by 11:00 a.m. on any Business Day, and any prepayment not received by 11:00 a.m. on such Business Day shall be deemed to have been made on the next succeeding Business Day; and (b) with respect to any other Loan, such notice must be received by Administrative Agent not later than: (A) 11:00 a.m. (i) three (3) Business Days prior to any date of prepayment of any Loans accruing interest at the Eurocurrency Rate or the CP Rate; and (ii) five (5) Business Days prior to the date of prepayment of Loans denominated in Alternative Currencies; and (B) 11:00 a.m. (i) one (1) Business Days prior to any date of prepayment of any Loans accruing interest at the Base Rate; and (ii) any prepayment of Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding. Each such Prepayment Notice shall specify the date (which shall be a Business Day) and amount of such prepayment, if applicable, the Type(s) of Syndicated Loans to be prepaid. Administrative Agent will promptly notify each Funding Agent of its receipt of each such notice, and of the amount of its Lender Group’s Repayment Percentage of such prepayment. If such notice is given by a Borrower Party, such Borrower Party shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. With respect to any Loan prepaid pursuant to this Section 3.05, all accrued interest thereon shall be paid in accordance with Section 3.02(b) and any additional amounts required pursuant to Article 4 with respect thereto shall be promptly paid following receipt of an accurate and correct invoice for such amounts. Subject to Section 2.15, each such prepayment shall be applied to the Principal Obligation held by each Lender in accordance with its applicable Repayment Percentage.

3.06    Reduction or Early Termination of Commitments. Borrower may, upon notice to the Administrative Agent, terminate the aggregate Commitments, or from time to time permanently reduce the aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Maximum Commitment hereunder shall at no time equal an aggregate amount of less than $25,000,000, (iv) Borrower shall not terminate or reduce the aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Principal Obligation would exceed the Available Commitments; and (v) if, after giving effect to any reduction of the aggregate Commitments, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the aggregate Commitments, such Letter of Credit Sublimit or Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Committed Lenders of any such notice of termination or reduction of the aggregate Commitments. Any reduction of the aggregate Commitments shall be applied to the Commitment of each Committed Lender according to its pro rata share thereof. All fees accrued until the effective date of any termination of the aggregate Commitments shall be paid on the effective date of such termination.

3.07    Lending Office. Each Lender may: (a) designate the principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan; and (b) change its Lending Office from time to time by notice to Administrative Agent and Borrower. In such event, the Funding Agent for such Lender shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Committed Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.06, but for the purposes of this

Credit Agreement such Committed Lender shall, regardless of such Committed Lender’s actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by the Borrower Parties for such Borrowing period.

4.	CHANGE IN CIRCUMSTANCES.

4.01	Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Borrower Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any applicable Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then: (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions or withholdings of Indemnified Taxes applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If any applicable Withholding Agent shall be required by any applicable Law other than the Code to withhold or deduct any Taxes from any payment, then: (A) the applicable Withholding Agent, as required by such Law, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) the applicable Withholding Agent, to the extent required by such Law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions or withholdings of Indemnified Taxes applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by Borrower Parties. Without limiting the provisions of subsection (a) above, each Borrower Party shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications.

(i)    Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.01) payable or paid by such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but excluding any penalties, interest, or expenses that are attributable to the bad faith, gross negligence, or willful misconduct of the Recipient. A certificate as to the amount of any such payment or liability setting forth in reasonable detail the calculation and basis such payment or liability delivered to the applicable Borrower Party by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(ii)    Each Lender, Swingline Lender and the Letter of Credit Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor: (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender, Swingline Lender or the Letter of Credit Issuer (but only to the extent that any Borrower Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower Parties to do so); (B) Administrative Agent against any Taxes attributable to such Person’s failure to comply with the provisions of Section 13.11(f) relating to the maintenance of a Participant Register; and (C) Administrative Agent against any Excluded Taxes attributable to Person, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or the Borrower Parties shall be conclusive absent manifest error. Each Lender, Swingline Lender and the Letter of Credit Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, Swingline Lender or the Letter of Credit Issuer, as the case may be, under this Credit Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 4.01(c)(ii).

(d)    Evidence of Payments. Upon request by a Borrower Party or Administrative Agent, as the case may be, after any payment of Taxes by such Borrower Party or by Administrative Agent to a Governmental Authority as provided in this Section 4.01, such Borrower Party shall deliver to Administrative Agent or Administrative Agent shall deliver to such Borrower Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower Party or Administrative Agent, as the case may be.

(e)    Status of Recipients; Tax Documentation.

(i)    Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by a Borrower Party or Administrative Agent, shall deliver such other documentation prescribed by applicable Law, by the taxing authorities of any jurisdiction or reasonably requested by a Borrower Party or Administrative Agent as will enable such Borrower Party or Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. A Liquidity Provider that is a Foreign Recipient shall not be entitled to the benefits of this Section 4.01 unless Borrower is notified of the Liquidity Agreement and consents to such benefits and such Liquidity Provider, for the benefit of the Borrower Parties, complies with this Section 4.01. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.01(e)(ii)(A), 4.01(e)(ii)(B) and 4.01(e)(ii)(D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense (provided that such Recipient’s internal costs of completing, executing or submitting such documentation shall not be considered to be material unreimbursed costs or expenses) or would materially prejudice the legal or commercial position of such Recipient.

(ii)    Without limiting the generality of the foregoing:

(A)    any Recipient that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9, or applicable successor form, certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, executed originals of an appropriate IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, an appropriate IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI, or applicable successor form;

(3)    in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code; (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or applicable successor form); or

(4)    to the extent a Foreign Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY (or applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more direct or indirect partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(5)    Executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Parties or Administrative Agent to determine the withholding or deduction required to be made.

(C)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Party or Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such

Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii)    Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 4.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower Parties or with respect to which any Borrower Party has paid additional amounts pursuant to this Section 4.01, it shall pay to such Borrower Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower Party under this Section 4.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower Party, upon the request of such Recipient, agree to repay the amount paid over to any such Borrower Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower Parties or any other Person.

(g)    Defined Terms. For purposes of this Section 4.01, the term “Lender” includes the Letter of Credit Issuer and any Liquidity Provider and the term “applicable Law” includes FATCA (including any amendments thereto).

(h)    Survival. Each party’s obligations under this Section 4.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, Swingline Lender or the Letter of Credit Issuer the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

4.02    Illegality. If any Funding Party determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Funding Party or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon any LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Funding Party to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market, then, on notice thereof by such Funding Party to Borrower Parties through its Funding Agent and the Administrative Agent any obligation of such Funding Party to make or continue Eurocurrency Rate Loans, in the affected currency or currencies, or to convert Loans to Eurocurrency Rate Loans shall be suspended until such Funding Party notifies its Funding Agent (which promptly notifies Administrative Agent and Borrower Parties) that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower Party shall, upon demand from such Funding Party (with a copy to Administrative Agent), convert all Eurocurrency Rate Loans of such Funding Party denominated in Dollars to Base Rate Loans, either on the last day of the Interest Period therefor, if such Funding Party may lawfully continue to maintain such Loans to such day, or, if such Funding Party may not lawfully continue to maintain such Loans, immediately. Upon any such conversion, each such Borrower Party shall also pay accrued interest on the amount so converted.

4.03    Inability to Determine Rates; Market Disruption.

(a)     Temporary Unavailability. If in connection with any request for a Loan or a conversion to or continuation thereof:

(i)    Administrative Agent determines that: (A) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Loan; or (B) adequate and reasonable means do not exist for determining LIBOR (1) for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or (2) in connection with an existing or proposed Base Rate Loan including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are likely to be temporary; or

(ii)    Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Funding Parties of funding such Loan; then

(iii)    Administrative Agent will promptly so notify Borrower Parties and each Funding Party; and

(iv)    as long as no alternative rate described in clause (a)(v) below has been established, then the obligation of the Funding Parties, as applicable, to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice; and

(v)    notwithstanding the foregoing, if Administrative Agent has made the determination described in clause (a)(i) or clause (a)(ii) above, Administrative Agent, in consultation with the Required Lenders and with the consent of the Borrower Parties, may establish an alternative rate to be used in substitution for LIBOR in calculating the interest rate for the impacted Loans, in which case such alternative rate shall apply in calculating interest with respect to the impacted Loans until (A) Administrative Agent revokes the notice delivered with respect to the impacted Loans under clause (a)(i) or (a)(ii) above, (B) Administrative Agent or the Required Lenders notify Administrative Agent and Borrower that such alternative rate does not adequately and fairly reflect the cost to such Funding Parties of funding the impacted Loans, or (C) any Funding Party determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Funding Party or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Funding Party to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof.

~~(b)     If for any reason in connection with any request for a Loan, Administrative Agent determines (which determination will be conclusive absent manifest error), or the Borrower Parties or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Parties) that the Borrower Parties or Required Lenders (as applicable) have determined, that:~~

~~(i)     adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate will no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or~~

~~(iii)     syndicated loans currently being executed, or that include language similar to that contained in this Section  4.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then~~

~~(iv)    reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent and Borrower may amend this Credit Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then-existing convention for similarly denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate,” the definition of which shall provide that in no event shall such LIBOR Successor Rate be less than one hundred basis points or such other minimum rate as may be appropriate), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment will become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders do not accept such amendment; and~~

~~(v)     if no LIBOR Successor Rate has been determined and either the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), then Administrative Agent will promptly so notify Borrower and each Lender; and~~

~~(vi)     thereafter, (A) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans will be suspended, (to the extent of the impacted Eurocurrency Rate Loans or Interest Periods), and (B) the LIBOR Rate component will no longer be utilized in determining the Base Rate.~~

(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement, with the consent of the Borrower, will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent, with the consent of the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(d)     Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to Sections 4.03(b) through 4.03(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to Sections 4.03(b) through 4.03(g).

(e)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    ~~(c)~~ Benchmark Unavailability Period. Upon Borrower’s receipt of ~~any such~~ notice ~~under clause (a)(iii) or clause (b)(v) above, the~~of the commencement of a Benchmark Unavailability Period, Borrower ~~Parties~~ may revoke any ~~pending~~ request for a ~~Borrowing of,~~Eurocurrency Rate Loan or conversion to or continuation of Eurocurrency Rate Loans ~~(~~to ~~the extent of the impacted Eurocurrency Rate Loans or Interest Periods) or~~be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans ~~in the amount specified therein~~. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(g)     Certain Defined Terms. As used in Section  4.03(b) through this Section  4.03(g):

“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 4.03(e).

“ Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.03(b).

“ Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by

Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clauses (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)     for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Administrative Agent:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent and the Borrower decide is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)     in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or clause (2) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Unavailability Period” means the period (if any) (i) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Sections 4.03(b) through 4.03(g) and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Sections 4.03(b) through 4.03(g).

“ Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“ Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)     a notification by Administrative Agent to (or the request by Borrower to Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)      the joint election by Administrative Agent and Borrower to trigger a fallback from USD LIBOR and the provision by Administrative Agent of written notice of such election to the Lenders.

“ Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Eurocurrency Rate.

“ ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (ii) if such Benchmark is not USD LIBOR, the time determined by Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“ SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“ SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“ Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“ Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the LIBOR Screen Rate for Dollars.

4.04    Increased Costs Generally.

(a)    Change in Law. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Funding Party;

(ii)    subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Funding Party or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or made or funded by a Liquidity Provider under a Liquidity Agreement or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Funding Party of making, converting, continuing, funding, or maintaining any Loan (or of maintaining its obligation to make or fund any such Loan or to advance funds under a Liquidity Agreement), or to increase the cost to such Funding Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Funding Party (whether of principal, interest or any other amount) then, upon request of such Funding Party (but in no event later than ten (10) Business Days after receipt of a certificate provided under subsection (c) of this Section 4.04), the applicable Borrower Party will pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such additional costs incurred or reduction suffered; provided, however, that if funds are not available to such Borrower Party in the Collateral Account, to the extent that it is necessary for Borrower to issue Capital Call Notices to fund such required compensation, such payment shall be made within twenty (20) Business Days after receipt of a certificate provided under subsection (c) of this Section 4.04.

(b)    Capital Requirements. If any Funding Party determines that any Change in Law affecting such Funding Party, any Lending Office of such Funding Party or such Funding Party’s holding company, if any, regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Funding Party’s capital or on the capital of such Funding Party’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Funding Party or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Funding Party, the Letters of Credit issued by the Letter of Credit Issuer or any obligation to advance funds under a Liquidity Agreement, to a level below that which such Funding Party or such Funding Party’s holding company could have achieved but for such Change in Law (taking into consideration such Funding Party’s policies and the policies of such Funding Party’s holding company with respect to capital adequacy and such Funding Party’s desired return on capital), then from time to time the applicable Borrower Party will pay to such Funding Party such additional amount or amounts as will compensate such Funding Party or such Funding Party’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Funding Party setting forth the amount or amounts necessary to compensate such Funding Party or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 4.04 and delivered to a Borrower Party shall be conclusive absent manifest error. In determining such amount, such Funding Party may use any reasonable averaging and attribution methods.

(d)    Delay in Requests. Failure or delay on the part of any Funding Party to demand compensation pursuant to the foregoing provisions of this Section 4.04 shall not constitute a waiver of such Funding Party’s right to demand such compensation, provided that no Borrower Party shall be required to compensate a Funding Party pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Funding Party notifies Borrower Parties of the Change in Law giving rise to such increased costs or reductions and of such Funding Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Additional Reserve Requirements. Borrower Parties shall pay to each Funding Party: (i) as long as such Funding Party shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Funding Party (as determined by such Funding Party in good faith, which determination shall be conclusive), and (ii) as long as such Funding Party shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Funding Party (as determined by such Funding Party in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided Borrower Parties shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest or costs from such Funding Party. If a Funding Party fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of such notice.

4.05    Compensation for Losses. Upon demand of any Funding Party (with a copy to Administrative Agent) from time to time, each applicable Borrower Party shall promptly compensate such Funding Party, as applicable, for and hold such Funding Party harmless from any loss, cost or expense (but excluding loss of anticipated profits) as determined by the applicable Funding Agent actually incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by such Borrower Party (for a reason other than the failure of such Funding Party to make a Loan) to prepay, borrow, continue or convert any Loan, in accordance with the terms of this Credit Agreement, other than a Base Rate Loan, on the date or in the amount notified by such Borrower Party ((including, in the case of any Conduit Lender, pursuant to a Liquidity Agreement) by reason of the liquidation or reemployment of funds acquired by such Lender (or the applicable Liquidity Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Borrowing, continuation or conversion);

(c)    any failure by any Borrower Party to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)    any assignment of a Eurocurrency Rate Loan or CP Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower Party pursuant to Section 13.13;

including any foreign exchange losses and any loss or expense (excluding any loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Each applicable Borrower Party shall also pay the customary administrative fees charged by such Lender or Liquidity Provider, as applicable, in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower Party to any applicable Funding Party under this Section 4.05, each applicable Funding Party shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other Borrowing in the offshore interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded. In the case of a CP Rate Loan, the actual out-of-pocket loss to any Conduit Lender attributable to any such event shall be deemed to include an amount determined by such Conduit Lender to be equal to the excess, if any, of (i) the interest that would have accrued on the principal amount of such CP Rate Loan from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan, if the interest rate payable on such amount were calculated by reference to the CP Rate for such Interest Period, over (ii) the sum of (x) to the extent all or a portion of such principal amount remains outstanding hereunder, the amount of interest actually accrued during the remainder of such Interest Period on such principal amount, and (y) to the extent such principal amount does not remain outstanding hereunder, the income, if any, actually received during the remainder of such period by the Conduit Lender from investing such portion of such principal amount.

With respect to any Lender that is not a bank, the foregoing calculation shall be made using the rates that would be applicable to the applicable Funding Agent as a proxy for such Lender. A certificate of a Funding Party setting forth the amount or amounts necessary to compensate such Funding Party or its holding company, as the case may be, as specified in this Section 4.05 and delivered to a Borrower Party shall be conclusive absent manifest error.

4.06    Mitigation Obligations; Replacement of Funding Party.

(a)    Designation of a Different Lending Office. If any Funding Party requests compensation under Section 4.04, or requires a Borrower Party to pay any Indemnified Taxes or additional amounts to any Funding Party or any Governmental Authority for the account of any Funding Party pursuant to Section 4.01, or if any Funding Party gives a notice pursuant to Section 4.02, then, at the request of Borrower, such Funding Party shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or for issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Funding Party, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02; and (ii) in each case, would not subject such Funding Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Funding Party. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Funding Party in connection with any such designation or assignment.

(b)    Replacement of Funding Party. If (i) any Funding Party requests compensation under Section 4.04, (ii) any Borrower Party is required to pay Indemnified Taxes or any additional amounts to any Funding Party or any Governmental Authority for the account of any Funding Party pursuant to Section 4.01 and in each case such Funding Party has declined or is unable to designate a different Lending Office in accordance with Section 4.06(a) or such designation does not eliminate or reduce amounts payable pursuant to Section 4.01 to the same extent, (iii) any Committed Lender is unwilling or unable to fund Eurocurrency Rate Loans, (iv) any Committed Lender does not consent to an amendment or waiver under Section 13.01 or (v) any Committed Lender becomes a Defaulting Lender, Borrower may, at its sole cost and effort, replace such Funding Party’s Lender Group in accordance with Section 13.13; provided, however, that a Lender Group shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Funding Party or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

4.07    Survival. Each Borrower Party’s obligations under this Article 4 shall survive termination of the aggregate Commitments and repayment of all other Obligations hereunder or resignation of ~~the~~ Administrative Agent.

5.	SECURITY.

5.01    Liens and Security Interest.

(a)    To secure performance by the Borrower Parties of the payment and performance of the Obligations: (i) Borrower shall grant to Administrative Agent, for the benefit of each of the Secured Parties, a perfected, first priority (subject to Permitted Liens) security interest and lien in and to the Collateral Account pursuant to a Collateral Account Assignment and a Deposit Account Control Agreement for the Collateral Account; and (ii) Borrower shall grant to Administrative Agent, for the benefit of Secured Parties, a perfected, first priority (subject to Permitted Liens) security interest and Lien in and to (A) the Capital Calls, Capital Commitments, and Capital Contributions, including, without limitation (but subject to Section 11.03), any rights to make Capital Calls, receive payment of Capital Commitments and enforce the payment thereof pursuant to the Operating Agreement and to enforce the payment thereof or any guarantees thereof now existing or hereinafter arising, (B) ~~all Portfolio Assets, (C) all rights under any agreements with respect to any swap, forward, future or derivative transaction or similar agreement entered into~~

~~directly by the Borrower Parties with respect to Portfolio Assets, (D) each Portfolio Collection Account, (E) all Collections, Disposition proceeds, and Related Credit Documents~~[Reserved], (C) [Reserved], (D) [Reserved], (E) [Reserved], , (F) all cash of the Borrower Parties in the Collateral Account ~~or Portfolio Collection Accounts~~, (G) all other assets of the Borrower Parties as more specifically described in the Security ~~Agreements~~Agreement , and (H) all proceeds relating to the foregoing (collectively, the “Collateral”). In order to secure further the payment and performance of the Obligations and to effect and facilitate Secured Parties’ rights of setoff, Borrower hereby irrevocably appoints Administrative Agent (for the benefit of the Secured Parties) as subscription agent and the sole party entitled in the name of Borrower upon the occurrence and during the continuance of an Event of Default (but subject to Section 11.03), to make any Capital Calls upon the Investors pursuant to (and to the extent permitted by) the terms of the applicable Subscription Agreements and the Operating Agreement.

Notwithstanding the foregoing, the term “Collateral” shall not include (a) any ERISA Investor Excluded Items if such provision of such ERISA Investor Excluded Item or the exercise of remedies with respect to such ERISA Investor Excluded Item would be a prohibited transaction for purposes of Section 406 of ERISA, Section 4975 of the Internal Revenue Code or other applicable law, (b) the Capital Commitments or any assets, interests, rights or obligations of the SOX Insiders, if any, unless so elected by the Borrower Parties in their discretion, (c) any Portfolio Assets, and (d) any funds properly withdrawn or transferred from the Collateral Account ~~or Portfolio Collection Account~~ to the extent used for any purpose permitted under the Operating Agreement and this Credit Agreement, and the proceeds of such withdrawn funds~~, and (d) any Portfolio Assets which, (i) are not Eligible Portfolio Assets, and (ii) the granting of a security interest in which would be restricted or prohibited by relevant governing law or contractual documentation evidencing such Portfolio Asset, unless such restriction or prohibition is made ineffective by the applicable UCC (including Section 9-406(d) of the UCC with respect to payment intangibles) or relevant governing law, or such restriction or prohibition has been waived by the appropriate parties (provided that, for the avoidance of doubt, the term “Collateral” shall include (x) such Portfolio Assets upon such waiver being obtained, and (y) all proceeds of such Portfolio Assets to the extent that such proceeds are not themselves subject to such restrictions or prohibitions)~~.

(b)     ~~Each Borrower shall, with respect to the Portfolio Assets which are to be included in the Borrowing Base as Eligible Portfolio Assets, obtain and deliver to the Collateral Agent the following: (i) copies of the Related Credit Documents, which Related Credit Documents shall be in form and substance reasonably acceptable to the Administrative Agent; (ii) in the case of any note, an original of such note and an original Allonge executed with respect to each such note; (iii) applicable administrative forms directing the appropriate Person to fund any amounts payable to such Borrower under the Related Credit Documents with respect to such Portfolio Asset into the applicable Portfolio Collection Account (“Administrative Direction Detail”); and (iv) if the Related Credit Documents with respect to any such Portfolio Asset contain any restrictions or prohibitions on granting a Lien on such Portfolio Asset, written waiver thereof and/or consent to the granting of such Liens. The requirements of this subsection 5.01(b) shall be referred to as the “Collateral Requirements.”~~[Reserved]

(c)    ~~Each Borrower Party shall further use commercially reasonable efforts to comply with the Collateral Requirements for all Portfolio Assets (unless otherwise waived by the Administrative Agent in its reasonable discretion, as of the Closing Date, or, if later, at their time of acquisition or origination by a Borrower Party, with respect to Portfolio Assets that are not Eligible Portfolio Assets). Upon notice from Borrower identifying Portfolio Assets with respect to which a Borrower Party is not reasonably able to fully comply with such Collateral Requirements,~~

~~Borrower may (i) propose to Administrative Agent an alternative method for complying with the Collateral Requirements for such Portfolio Asset, which method shall be subject to the reasonable approval of the Lenders, or (ii) may elect to not comply with such specified Collateral Requirements. If any such alternative method for complying with the Collateral Requirements is not reasonably approved by the Lenders or is not accomplished by Borrower Parties, or if Borrower Parties elect to not comply with any specified Collateral Requirements, such Portfolio Assets will be disregarded in full for purposes of determining the Fair Market Value of the Eligible Portfolio Assets and the corresponding calculation of the Borrowing Base. For the avoidance of doubt, no Portfolio Asset will be an Eligible Portfolio Asset until the Borrower Parties have completed all of the Collateral Requirements (as may be modified by this Section  5.01(c)) with respect to such Portfolio Asset. Upon the occurrence of an Event of Default, if there are any Portfolio Assets with respect to which a Borrower Party has not complied with the Collateral Requirements, such Borrower Party shall, within five (5) Business Days of the occurrence of such Event of Default, provide the Administrative Agent with all documentation reasonably necessary for each such Portfolio Asset to comply with the Collateral Requirements to the extent it can do so using commercially reasonable efforts.~~ [Reserved]

5.02    Collateral Account; Capital Calls.

(a)    Collateral Account. Borrower shall direct that all Investors wire-transfer to State Street Bank and Trust Company (the “Depository”), for further credit to the Collateral Account, all monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices. In addition, Borrower shall promptly, upon receipt, deposit in the Collateral Account any payments and monies that Borrower receives directly from the Investors as Capital Contributions.

(b)    [Reserved~~.~~]

(c)    No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent, the Letter of Credit Issuer, nor any Secured Party undertakes any duties, responsibilities, or liabilities with respect to Capital Calls, and other than with respect to the mechanics for Administrative Agent, subject to Section 11.03, to issue a Capital Call under the terms of the Operating Agreement, none of them shall be required to refer to the Constituent Documents of Borrower or take any other action with respect to any other matter which might arise in connection with such Constituent Documents or the Subscription Agreements, or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Borrower, or any Investor. None of them has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.

(d)    Capital Calls. In order that Secured Parties may monitor the Collateral and the Capital Commitments, Borrower shall not issue any Capital Call Notice without delivering to Administrative Agent (which delivery may be by any one or more means of physical delivery, via facsimile or via email) promptly after the delivery of Capital Call Notice(s) to Investors, (i) copies of all such Capital Call Notices and (ii) a Borrowing Base Certificate pursuant to Section 9.01(f).

(e)    Use of Account. Borrower may withdraw funds from the Collateral Account at any time or from time to time, so long as at the time of such withdrawal or disbursement and after giving effect thereto there does not exist an Event of Default under Sections 11.01(a), 11.01(g) or 11.01(h) to pay Permitted RIC Distributions or, so long as at the time of such withdrawal or disbursement and after giving effect thereto: (i) there does not exist an Event of Default; (ii) there does not exist a Default under Sections 11.01(a), 11.01(g) or 11.01(h); and (iii) the Principal Obligation does not exceed the Available Commitment (unless, in each case, Borrower has directed that such disbursement be paid to Administrative Agent for application to the Obligations pursuant to this Credit Agreement). Upon the exercise of a notice of control in accordance with Sections 11.02 and 11.03, pursuant to the terms of the Deposit Account Control Agreement, Borrower hereby irrevocably authorizes and directs Secured Parties, acting through Administrative Agent, to charge from time to time its Collateral Account for amounts not paid when due (after the passage of any applicable grace period) to Secured Parties or any of them hereunder, under any Letter of Credit Application, under any Letter of Credit or under the Notes. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by Administrative Agent or Secured Parties, none of Administrative Agent or Secured Parties shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Call Notices, Capital Commitments, or any Capital Contributions, or sums due or paid thereon. Administrative Agent shall give Borrower prompt notice of any action taken pursuant to this Section 5.02(e), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of Borrower with respect to such action.

(f)    Electronic Access to Collateral Account ~~and Portfolio Collections Accounts~~. In order to verify the deposits and withdrawals in each Collateral Account ~~and each Portfolio Collections Account~~, and in addition to any other information reasonably requested by Administrative Agent with respect to a Collateral ~~Account or a Portfolio Collection~~ Account (including monthly bank statements), Borrower shall cause the Depository to provide Administrative Agent with continuous online monitoring access, effective as of the Closing Date.

(g)    Other Accounts. Notwithstanding anything herein or in any other Loan Document to the contrary, Borrower may maintain other bank accounts or securities accounts in addition to the Collateral Account ~~and the Portfolio Collection Accounts~~ that will not be considered “Collateral” or a “Collateral ~~Account” or a “Portfolio Collection~~ Account” and such other accounts shall not be subject to control agreements or other restrictions, provided that, for avoidance of doubt, all Capital Contributions shall be directed and deposited as provided ~~above~~herein and ~~all Collections and Dispositions (net of Associated Expenses) of the respective Portfolio Assets shall be directed and deposited as provided below~~in the applicable Collateral Documents.

5.03     [Reserved].

5.04     ~~5.03~~ [Reserved~~.~~]

~~5.04    Portfolio Collections Accounts.~~

~~(a)     Each Borrower Party shall establish and maintain with an Account Bank one or more Portfolio Collection Accounts into which all proceeds of Collections and Dispositions (net of Associated Expenses) of its Portfolio Assets shall be deposited as and when received by such Borrower Party, but in any event within two (2) Business Days, if not received in such account, and such proceeds shall be maintained until application of the same in accordance with this Credit Agreement.~~

~~(b)     The applicable Borrower Party shall be permitted to make withdrawals from its Portfolio Collection Account(s) at any time or from time to time, so long as at the time of such withdrawal or disbursement and after giving effect thereto there does not exist an Event of Default under Sections 11.01(a), 11.01(g) or 11.01(h), to pay Permitted RIC Distributions or, so long as at~~

~~the time of such withdrawal or disbursement and after giving effect thereto: (i) there are no cash sweep payments required to be paid pursuant to Section 3.04 that remain unpaid; (ii) there does not exist an Event of Default; (iii) there does not exist a Default under Sections 11.01(a), 11.01(g) or 11.01(h); and (iv) the Principal Obligation does not exceed the Available Commitment (unless, in each case, the applicable Borrower Party has directed that such disbursement be paid to Administrative Agent for application to the Obligations pursuant to this Credit Agreement or, with respect to Portfolio Assets that are not Eligible Portfolio Assets, provided that there does not exist an Event of Default, withdrawals of amounts earmarked for pre-existing commitments of the Borrower Parties or their Subsidiaries in connection with Portfolio Assets, as evidenced by a written certification to the reasonable satisfaction of Administrative Agent that such amounts are so earmarked, and subject to Administrative Agent’s consent in its reasonable discretion).~~

6.	BORROWER GUARANTY.

6.01    Unconditional Guaranty of Payment. Borrower hereby irrevocably, unconditionally and absolutely guarantees in favor of each Secured Party, the prompt payment when due of all interest, principal, fees, expenses and other amounts now or hereafter represented by, or arising in connection with all Obligations of each Qualified Borrower now or hereafter arising (collectively, the “Guaranteed Debt”). The obligations of Borrower under this Article 6 are an unconditional guaranty of payment, and not a guaranty of collection, and Administrative Agent may enforce Borrower’s obligations hereunder pursuant to Section 2.09 without first suing, or enforcing its rights or remedies against, any applicable Qualified Borrower or any other obligor, or enforcing or collecting any present or future collateral security for the Guaranteed Debt.

6.02    Waiver of Rights. Borrower hereby waives notice of: (a) the extension of credit by Lenders or Liquidity Providers or Letter of Credit Issuer to any Qualified Borrower; (b) the occurrence of any breach or default by any Qualified Borrower in respect of the Guaranteed Debt; (c) the sale or foreclosure on any collateral for the Guaranteed Debt; (d) the transfer of the Guaranteed Debt to any third party to the extent permitted under this Credit Agreement and to the extent that such notice is not required hereunder; and (e) all other notices, except as otherwise required under this Credit Agreement.

6.03    No Discharge. For purposes of this Article 6, Borrower hereby consents and agrees to, and acknowledges that its obligations hereunder shall not be released or discharged by, the following: (a) the renewal, extension, modification or alteration of any Guaranteed Debt or any related document or instrument; (b) any forbearance or compromise granted to any Qualified Borrower by any Secured Party; (c) the insolvency, bankruptcy, liquidation or dissolution of any Qualified Borrower; (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt; (e) the full or partial release of any Qualified Borrower or any other obligor; (f) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral for the Guaranteed Debt; (g) the failure of any Secured Party properly to obtain, perfect or preserve any security interest or lien in any such collateral; (h) the failure of any Secured Party to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any such collateral; and (i) any other act or omission of any Secured Party or any Qualified Borrower which would otherwise constitute or create a legal or equitable defense in favor of Borrower.

6.04    Subrogation. Notwithstanding anything to the contrary in this Article 6, until the Guaranteed Debt (other than any part of the Guaranteed Debt that represents contingent contractual indemnities) has been paid in full, Borrower hereby irrevocably waives all rights it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of any Secured Party) to seek contribution, indemnification, or any other form of reimbursement from any Qualified Borrower, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of any Qualified Borrower to Secured Parties, for any disbursement made by Borrower under or in connection with the obligations with respect to the Guaranteed Debt under this Article 6, Section 2.09 or otherwise.

6.05    Benefit. For purposes of this Article 6, Borrower represents and warrants that it has received or will receive direct or indirect benefit from the making of this guaranty and the creation of the Guaranteed Debt, that Borrower is familiar with the financial condition of each Qualified Borrower and the value of any collateral security for the Guaranteed Debt, and that no Secured Party has made any representations or warranties to Borrower in order to induce Borrower to execute this guaranty.

6.06    Reinstatement. The obligations of Borrower under this Article 6 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Debt is rescinded or must otherwise be returned by a Secured Party, upon the insolvency, bankruptcy, reorganization, or dissolution of any Qualified Borrower, in each case as though such payment had not been made.

6.07    Continuing Guarantee. The guarantees in this Article 6 are continuing guarantees, and shall apply to all Guaranteed Debt whenever arising.

7.    CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT AND CREDIT EXTENSIONS.

7.01    Conditions to Amendment and Restatement. The amendment and restatement of the Original Credit Agreement pursuant to and in the form of this Credit Agreement is subject to the following conditions precedent:

(a)    Documentation. Administrative Agent shall have received, on or before the Closing Date, the following:

(i)    Credit Agreement. Executed counterparts of this Credit Agreement;

(ii)    Security Documents. Executed counterparts of each Security Agreement, each Account Assignment, and each Deposit Account Control Agreement, and, in each case, as applicable, any deliverables required pursuant thereto;

(iii)    ~~Collateral Requirements. Evidence, satisfactory to the Administrative Agent in its reasonable discretion, of compliance with the Collateral Requirements with respect to the Portfolio Assets as of the Closing Date.~~[Reserved]

(iv)    Notes. If requested pursuant to Section 3.01, Notes, drawn to the applicable Funding Agent, duly executed and delivered by Borrower;

(v)    UCC Searches and Filings. (A) Searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Secured Parties’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) have been filed on the Collateral, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted, and (B) duly authorized UCC financing statements, each in form appropriate for filing in each jurisdiction as is necessary, in Administrative Agent’s reasonable discretion, to perfect the Secured Parties’ security interest in the Collateral;

(vi)    Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Borrower Party is a party;

(vii)    Constituent Documents. Such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing, including certified copies of each such Person’s Constituent Documents, certificates of good standing;

(viii)    Responsible Officer Certificate. A certificate from a Responsible Officer of each Borrower Party, in form and substance satisfactory to Administrative Agent in its reasonable discretion: (A) stating that all of the representations and warranties contained in Article 8 and the other Loan Documents made by such Borrower Party are true and correct in all material respects as of such date; (B) stating that no event has occurred and is continuing, or would result from the Credit Extension, which constitutes an Event of Default or, to its knowledge, a Default; and (C)(x) attaching a copy of the electronic signature of a Responsible Officer of such Borrower Party, (y) certifying that Administrative Agent may use such electronic signature in connection with the enforcement of the Secured Parties’ rights with respect to the Collateral after the occurrence and during the continuance of an Event of Default, in accordance herewith and pursuant to the Collateral Documents, and (z) warranting that if such Person is at any time no longer a Responsible Officer of such Borrower Party, then such Borrower Party will promptly (and in no event later than the delivery of the next Borrowing Base Certificate) notify Administrative Agent thereof and provide the electronic signature of a substitute Responsible Officer in furtherance of the foregoing;

(ix)    Opinion of Counsel. A favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower Parties, covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent. The Borrower Parties hereby request that such counsel deliver such opinion;

(x)    ERISA Deliverables. With respect to each Borrower Party, an Operating Company Opinion (or a reliance letter addressed to Administrative Agent and the Lenders) from counsel to such Borrower Party, and each Borrower Party hereby requests that such counsel deliver such opinion(s); provided, however, if a Borrower Party does not intend to qualify as an Operating Company in order to avoid holding Plan Assets, then such Borrower Party may deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion;

(xi)    Investor Documents. Administrative Agent shall have received from each Investor a copy of such Investor’s duly executed Subscription Agreement and Side Letter, if any; and

(b)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Borrower Party to Administrative Agent, Arranger or Lenders on or prior to the date hereof and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Borrower Party hereunder, including, without limitation, the reasonable fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP.

Without limiting the generality of the provisions of the last paragraph of Section 12.03, for purposes of determining compliance with the conditions specified in this Section 7.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

For avoidance of doubt, and solely with respect to the Investors which were Members of Borrower as of the Closing Date, Section 7.01(a)(xi) was satisfied on or before the Closing Date by the documents delivered under the Original Credit Agreement.

7.02    All Loans and Letters of Credit. The obligation of each Lender and the Letter of Credit Issuer, as applicable, to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Syndicated Loans to the other Type of Syndicated Loan, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of each Borrower Party contained in Article 8 or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of any such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 7.02(a), the representations and warranties contained in Section 8.06 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01;

(b)    No Default. No Event of Default or Default exists at such date or would result from such Credit Extension;

(c)    Loan Notice. (i) In the case of a Borrowing, Administrative Agent shall have received a Loan Notice together with a Borrowing Base Certificate; and (ii) if applicable, Swingline Lender shall have received a Loan Notice for both a Swingline Loan and a Syndicated Loan to refinance such Swingline Loan together with a Borrowing Base Certificate;

(d)    Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received a Request for Credit Extension, together with a Borrowing Base Certificate executed by the applicable Borrower Party, and shall have countersigned the same;

(e)    Available Commitment. After giving effect to the proposed Borrowing or the issuance of the requested Letter of Credit, the Principal Obligation will not exceed the Available Commitment;

(f)    Material Adverse Effect. No changes to any Borrower Party have occurred at such date, or would result from such Credit Extension, which would reasonably be expected to result in a Material Adverse Effect;

(g)    Alternative Currencies. In the case of an L/C Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Letter of Credit Issuer, Administrative Agent or the Required

Lenders (in the case of any Loans or Letter of Credit to be denominated in an Alternative Currency), and upon reasonable advance notice to the Borrower, would make it impracticable for such L/C Credit Extension to be denominated in the relevant Alternative Currency; and

(h)    Key Person Event. No Key Person Event exists at such date, subject to any applicable cure periods provided for and pursuant to the Operating Agreement~~;~~.

(i)    ~~Eligible Investments. Other than as disclosed to the Administrative Agent in writing (including, for the avoidance of doubt, as part of a Borrowing Base Certificate), the Borrower has no actual knowledge that any Eligible Portfolio Asset is no longer an Eligible Portfolio Asset (provided, that if the Borrower has disclosed the foregoing to the Administrative Agent in writing, such Portfolio Asset shall be excluded from the calculation of the Borrowing Base, but Borrower shall not be prohibited from such Borrowing upon satisfaction of the other conditions therefor); and~~[Reserved]

(j)    ~~Unfunded Commitments. After giving effect to the proposed Borrowing, the aggregate amount of (i) Unfunded Commitments of Investors (excluding, without duplication, Defaulting Investors and Defaulting Members (as such term is defined in the Operating Agreement)), plus (ii) Controlled Cash, shall not be less than one hundred percent (100%) of the amount of the Principal Obligation.~~ [Reserved]

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Syndicated Loans to the other Type of Syndicated Loan, or a continuation of Eurocurrency Rate Loans) submitted by a Borrower Party shall be deemed to be a representation and warranty that the conditions specified in Sections 7.02(a) and 7.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

7.03    Qualified Borrower Loans and Letters of Credit. The obligation of each Lender and the Letter of Credit Issuer, as applicable, to advance a Loan (or to cause the issuance of a Letter of Credit) to a Qualified Borrower (which has not previously satisfied the conditions contained in this Section 7.03 or is not a Qualified Borrower as of the date of this Credit Agreement) is subject to the conditions that:

(a)    Joinder Agreement. Administrative Agent shall have received a Joinder Agreement duly completed and executed by such Qualified Borrower, and Administrative Agent shall have not received written notice from any Lender with respect to its inability to lend or otherwise extend credit to such Qualified Borrower due only to legal or regulatory restrictions (based on a reasonable and good faith determination by such Lender);

(b)    Authorizations of Qualified Borrower. Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Joinder Agreement, duly adopted by such Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(c)    Incumbency Certificate. Administrative Agent shall have received from the Qualified Borrower a signed certificate of the appropriate Person of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Joinder Agreement and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person;

(d)    Borrower Guaranty. Administrative Agent shall have received confirmation by Borrower, pursuant to the Joinder Agreement, with respect to its obligations under Article 6 with respect to such Qualified Borrower;

(e)    Opinion of Counsel to Qualified Borrower. Administrative Agent shall have received a favorable opinion of counsel for the Qualified Borrower, in form and substance reasonably satisfactory to Administrative Agent and addressed to Administrative Agent for the benefit of Secured Parties. Each Qualified Borrower hereby directs its counsel to prepare and deliver such legal opinion to Administrative Agent for the benefit of Secured Parties;

(f)    “Know Your Customer” Information and Documents. At least three (3) Business Days prior to initially advancing any Loan to, or issuing a Letter of Credit on behalf of, a Qualified Borrower, delivery to Administrative Agent for distribution to each Lender, (i) true and complete copies of the Constituent Documents of such Qualified Borrower, (ii) the name and address of each Person that has an ownership interest in such Qualified Borrower of at least 25% (or such lesser percentage as may be required from time to time for KYC Compliance), and the percentage of such Qualified Borrower owned by such Person, (iii) the name of each director (or equivalent) of such Qualified Borrower, (iv) to the extent available, the most recent financial statements for such Qualified Borrower or the most recent annual report of such Qualified Borrower, and (v) any other information pertaining to such Qualified Borrower as reasonably requested by any Lender with reasonable advance notice;

(g)    Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Borrower Party on or prior to the date of the Joinder Agreement, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower pursuant to Section 13.06; and

(h)    Additional Information. Administrative Agent shall have received such other information and documents as may reasonably be required by Administrative Agent and its counsel.

8.       REPRESENTATIONS AND WARRANTIES. To induce Lenders and the Letter of Credit Issuer, as applicable, to make the Loans and cause the issuance of Letters of Credit hereunder, each Borrower Party, as applicable, represents and warrants to Lenders and the Letter of Credit Issuer that:

8.01    Organization and Good Standing of Borrower. Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Each Borrower Party has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

8.02    Authorization and Power. Each Borrower Party has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform their respective obligations under, and to consummate the transactions contemplated in, this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each Borrower Party is duly authorized to, and has taken all partnership, limited liability company and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform their respective obligations under, and to consummate the transactions contemplated in, this Credit Agreement, the Notes, and such other Loan Documents and are and will continue to be duly authorized to perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

8.03    No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which any Borrower Party is subject, or any of the Constituent Documents of any Borrower Party, or any judgment, license, order, or permit applicable to any Borrower Party or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Borrower Party is a party or by which any Borrower Party is bound, or to which any Borrower Party may be subject, nor will such execution, delivery, consummation or compliance result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets of any Borrower Party or any of its Subsidiaries or Affiliates. No consent, approval, authorization, or order of any court or Governmental Authority or material consent of any third party is required in connection with the execution and delivery, or performance, by any Borrower Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

8.04    Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Borrower Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

8.05    Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive, first priority security interests in and Liens on all of the Collateral in which any Borrower Party has any right, title or interest, in favor of Administrative Agent for the benefit of Secured Parties, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and equitable principles.

8.06    Financial Condition. Borrower has delivered to Administrative Agent (a) the most-recently available copies of the financial statements and reports described in Section 9.01, certified as true and correct by a Responsible Officer of Borrower; or (b) with respect to such requirement on the Closing Date, if such statements and reports are not then available, such information about the financial position of Borrower, if any, as the Administrative Agent shall have reasonably requested. Such financial statements fairly present, in all material respects, the financial condition of Borrower and its consolidated Subsidiaries, if any, as of the applicable date of such financial statements, and have been prepared in accordance with GAAP, except as provided therein.

8.07    Full Disclosure. There is no material fact actually known to a Responsible Officer of a Borrower Party that any Borrower Party has not disclosed to Administrative Agent in writing (other than information of a general industry or economic nature) which would reasonably be expected to result in a Material Adverse Effect. No information heretofore furnished by any Borrower Party in connection with, or pursuant to, this Credit Agreement, the other Loan Documents or any transaction contemplated hereby or thereby (taken as a whole) contains any untrue statement of a material fact on the date as of which such information is stated or deemed stated that would reasonably be expected to result in a Material Adverse Effect.

8.08    No Default. Except as disclosed to the Administrative Agent in writing, no event has occurred and is continuing which constitutes an Event of Default or a Default.

8.09    No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings by or before any arbitrator or Governmental Authority pending, or to the actual knowledge of a Responsible Officer of any Borrower Party, threatened, against any Borrower Party that would reasonably be expected to result in a Material Adverse Effect.

8.10    Material Adverse Change. No changes to any Borrower Party have occurred since the date of the most recent audited financial statements of such Borrower Party delivered to Lenders which would reasonably be expected to result in a Material Adverse Effect.

8.11    Taxes. To the extent that failure to do so would reasonably be expected to have a Material Adverse Effect, all tax returns required to be filed by any Borrower Party in any jurisdiction have been filed, subject to any applicable extensions without penalty, and all Taxes shown thereon have been paid prior to the time that such Taxes could give rise to a Lien thereon, other than Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. There is no proposed Tax assessment against any Borrower Party (or any basis for such Tax assessment) which would reasonably be expected to result in a Material Adverse Effect.

8.12    Jurisdiction Formation; Principal Office. The jurisdiction of formation of Borrower is Delaware, and the principal office, chief executive office and principal place of business of Borrower is at 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116.

8.13    ERISA Compliance. (a) No Borrower Party nor any ERISA Affiliate has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to, any Plan; (b) the underlying assets of each Borrower Party do not constitute Plan Assets; and (c) assuming that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitutes the assets of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or a “plan” within the meaning of Section 4975 of the Code, none of the transactions contemplated under the Loan Documents constitutes a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that could subject Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Code or ERISA.

8.14    Compliance with Law. Each Borrower Party is, to the best of its knowledge, in compliance in all respect with all laws, rules, regulations, orders, and decrees which are applicable to such Borrower Party or its respective properties, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

8.15    Hazardous Substances. No Borrower Party: (a) has received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by a Borrower Party, or any permit issued under any Environmental Law to such Borrower Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) to the knowledge of a Responsible Officer, has threatened or actual liability in connection with the Release or threatened Release of any Hazardous Material into the environment which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

8.16     [Reserved~~.~~]

8.17    Company Structure. As of the Closing Date and as of the date of the most recent Compliance Certificate delivered pursuant to this Credit Agreement, the Members of Borrower and their Capital Commitments are set forth in the Investor Classification Letter.

8.18    Capital Commitments and Contributions. There are no Capital Call Notices outstanding except as otherwise disclosed to Administrative Agent in accordance with the terms hereof. Except as notified to Administrative Agent in accordance with the terms of this Credit Agreement, to the actual knowledge of a Responsible Officer of the Borrower, no Investor is in material default under the Operating Agreement or its Subscription Agreement and Borrower has satisfied or will satisfy all conditions to its rights to make a Capital Call, including any and all conditions contained in its Constituent Documents or the Subscription Agreements. Each Side Letter that has been executed by an Investor and Borrower has been provided to Administrative Agent.

8.19    Fiscal Year. The fiscal year of each Borrower Party is the calendar year, except as may be changed in accordance with Section 10.03.

8.20    Investment Company Act. No Borrower Party is required to be registered as an “investment company” within the meaning of the Investment Company Act, but the Borrower has elected to be treated as a business development company under Section 54 of the Investment Company Act and to be subject to applicable provisions of the Investment Company Act.

8.21    Margin Stock. No Borrower Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets of any Borrower Party only or of such Borrower Party and its Subsidiaries on a consolidated basis will be margin stock.

8.22    No Defenses. Except as notified to Administrative Agent in accordance with the terms of this Credit Agreement, no Responsible Officer of Borrower knows of any default or circumstance which with the passage of time and/or giving of notice would constitute a default under the Operating Agreement or the Subscription Agreements which would constitute a defense to the obligations of its Investors to make Capital Contributions to the Borrower in accordance with the Subscription Agreements or the Operating Agreement, and no Responsible Officer of Borrower has actual knowledge of any claims of offset or any other claims of any Investor against Borrower which would or could materially and adversely affect the obligations of such Investor to make Capital Contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters between the Investors and Borrower which have been provided to the Administrative Agent) or the Operating Agreement.

8.23    Foreign Asset Control Laws. To the extent required by law, each Borrower Party has policies and procedures in place which are reasonably designed to comply with all applicable United States anti-money laundering laws and regulations, including, without limitation, applicable provisions of the USA Patriot Act of 2001 (“KYC Compliance”) and Sanctions. Prior to the Closing Date, each Investor has satisfied KYC Compliance.

8.24    OFAC. No Borrower Party, nor any of their respective Subsidiaries, nor, to the knowledge of any such Borrower Party, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions and with which dealings are prohibited under such Sanctions, nor is any Borrower Party or any Subsidiary located, organized or resident in a Designated Jurisdiction. Borrower shall ensure appropriate controls and safeguards are in place designed to prevent proceeds of any Loan from being used contrary to the provisions contained in Section 10.11.

8.25    Subscription Facility. Borrower confirms that the Transactions are permitted under Section 4.3.1 of the Operating Agreement.

8.26    Anti-corruption Laws. Each Borrower Party and their respective Subsidiaries, and, to the knowledge of such Borrower Party, their respective directors, officers, employees and agents of each Borrower Party and their respective Subsidiaries, are in compliance with Anti-corruption Laws, in all material respects, and each Borrower Party has instituted and maintains policies and procedures reasonably designed to ensure continued compliance therewith.

8.27    Initial Closing Date. The Initial Closing Date (as such term is defined in the Operating Agreement) occurred on September 19, 2014.

9.       AFFIRMATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder or any Letter of Credit Liability exists, and until payment in full of the Notes and the Loans and all interest, fees, and other amounts (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) then owing under this Credit Agreement and the other Loan Documents, each Borrower Party, as applicable, agrees that, unless Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

9.01    Financial Statements, Reports and Notices. The Borrower, for itself and the other Borrower Parties, shall deliver to Administrative Agent sufficient copies for each Lender (and the Administrative Agent shall provide to each Lender promptly upon receipt or otherwise upon request thereof) of the following:

(a)    Annual Statements. As soon as reasonably available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, audited, unqualified financial statements of Borrower and its consolidated Subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of operations for such fiscal year prepared by independent public accountants of nationally recognized standing;

(b)    Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Borrower, an unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries, as of the end of such quarter and the related unaudited consolidated statements of operations for such quarter and for the portion of Borrower’s fiscal year ended at the end of such quarter;

(c)    Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (a “Compliance Certificate”) of a Responsible Officer of Borrower substantially in the form of Exhibit G attached hereto (with blanks appropriately completed in conformity herewith and executed by such Responsible Officer to his or her actual knowledge, and which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes): (i) stating that each such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower Parties during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower Parties on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and absence of footnotes; (iii) stating that the Borrower Parties are in compliance with the covenants set forth in Section 10.10, and containing the calculations evidencing such compliance; (iv) stating whether any Event of Default or Default exists on the date of such certificate and, if any Event of Default or Default then exists, setting forth the details thereof and the action which the applicable Borrower Party is taking or propose to take with respect thereto; (v) specifying known changes, if any, in the name of any Investor or in the identity of any Investor, by merger or otherwise; (vi) listing all Subsequent

Investors under Section 10.05(d)(z), if any, and any Subsequent Investors that have not satisfied the conditions of Section 10.05(d); (vii) including a report, as prepared for Investors in connection with such financial statements (including, as the case may be, information regarding Portfolio Assets); and (viii) listing Borrowing Base Investors which, to the knowledge of the Borrower have been subject to an Exclusion Event and the nature of such Exclusion Event; ~~and (ix) stating that each Eligible Portfolio Asset included in the Borrowing Base remains an Eligible Portfolio Asset (except as may have been disclosed to Administrative Agent in writing);~~

(d)      Notices Affecting Available Commitment. Promptly and in any event within five (5) Business Days after the delivery of any Initial Notice, a notice setting forth each Investor that has delivered such Initial Notice and the details thereof;

(e)      Spin-Off Notice. At least twenty-five (25) Business Days prior to the effective date of any Spin-Off, notice of such Spin-Off together with such other information related thereto as reasonably requested by Administrative Agent, and to the extent available for disclosure (a “Spin-Off Notice”);

(f)      Borrowing Base Certificate. (i) On or prior to the fifteenth (15th) calendar day of each month (or, if such day is not a Business Day, the next Business Day), (ii) concurrently with each Loan Notice and Request for Letter of Credit, (iii) on or before five (5) Business Days after each Capital Call Notice, and (iv) promptly (and in any event within three (3) Business Days) after ~~(x)~~ the occurrence of any Exclusion Event ~~(or any event that results in a Portfolio Asset failing to remain an Eligible Portfolio Asset)~~ and a Responsible Officer of the Borrower obtaining actual knowledge thereof~~, or (y) receipt of a valuation report issued by the Valuation Agent, a Borrowing Base Certificate from a Responsible Officer of the Borrower~~;

(g)      Reporting Relating to Investors. Except as otherwise provided for herein with respect to delivery of specific documentation, promptly upon the receipt thereof, copies of all material information and other material correspondence received by each Borrower Party from the Investors, including, without limitation, notices of default, notices of withdrawal, notices relating in any way to an Investor’s funding obligation and any notice containing any reference to misconduct of any Borrower Party;

(h)      Other Reporting. Except as otherwise provided for herein with respect to delivery of specific documentation, promptly upon delivery to the Investors, copies of all material notices, and other matters of a material nature generally furnished to Investors, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements, the Operating Agreement or the Constituent Documents of any Borrower Party, or any notices relating in any way to any Investor’s Capital Commitment;

(i)      ERISA Deliverables.

(i)    Unless an Operating Company Opinion has previously been delivered to Administrative Agent in accordance with Section 7.01(a)(x) or this Section 9.01(i), each Borrower Party, as applicable, shall deliver to Administrative Agent an Operating Company Opinion in a form reasonably acceptable to Administrative Agent on or before the date, if any, that such Borrower Party would hold Plan Assets absent qualification as an Operating Company;

(ii)    To the extent a Borrower Party has delivered to Administrative Agent an Operating Company Opinion pursuant to Section 7.01(a)(x) or this Section 9.01(i), by the forty-fifth (45th) day of each Annual Valuation Period of such Borrower Party, such Borrower Party shall deliver to Administrative Agent an Operating Company Certificate; and

(iii)    If a Borrower Party does not intend to qualify as an Operating Company in order to avoid holding Plan Assets, then at the times a Compliance Certificate is delivered to Administrative Agent pursuant to Section 9.01(c), such Borrower Party shall deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion or Operating Company Certificate~~;~~.

(j)       ~~Valuation Reports. No later than five (5) Business Days after receipt (and in any case, no less frequently than quarterly, within forty-five (45) calendar days of the end of each fiscal quarter of Borrower), Borrower shall provide Administrative Agent a copy of the most -recent valuation report issued by the Valuation Agent with respect to the Fair Market Value of Eligible Portfolio Assets, which report Administrative Agent shall provide to any Lender promptly upon request thereof, subject to such Lender’s execution of a release letter from the Valuation Agent with respect to the Lender’s receipt of such valuation report; and~~[Reserved]

(k)    ~~Additional Collateral Deliverables. Within thirty (30) days after its receipt thereof and subject to, for the avoidance of doubt, Section 5.01, deliver to the Administrative Agent with respect to all Portfolio Assets acquired after the Closing Date, evidence, satisfactory to the Administrative Agent in its reasonable discretion, of compliance with the Collateral Requirements with respect to such Portfolio Assets as set forth herein.~~[Reserved]

9.02    Payment of Taxes. Each Borrower Party will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent, if such failure would have a Material Adverse Effect; provided, however, that no Borrower Party shall be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

9.03    Maintenance of Existence and Rights. Each Borrower Party will preserve and maintain its existence. Each Borrower Party shall further preserve and maintain all of its rights, privileges, and franchises necessary to the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would reasonably be expected to have a Material Adverse Effect.

9.04    Notice of Default or Key Person Event. Each Borrower Party will furnish to Administrative Agent, promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or a Default, a written notice specifying the nature and period of existence thereof and the action which the applicable Borrower Party is taking or proposes to take with respect thereto. Each Borrower Party shall promptly notify Administrative Agent in writing upon becoming aware: (a) that any Investor has violated or breached any material term of the Operating Agreement or has become a Defaulting Investor; or (b) of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Investor to become a Defaulting Investor. Borrower shall promptly notify Administrative Agent in writing upon becoming actually aware of the occurrence of a Key Person Event.

9.05    Other Notices. Each Borrower Party will, promptly upon a Responsible Officer’s actual knowledge thereof, notify Administrative Agent of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (a) any change in the financial condition or business of such Borrower Party; (b) any default under any material agreement, contract, or other instrument to which such

Borrower Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by such Borrower Party; (c) any material uninsured claim against or affecting such Borrower Party or any of its properties; (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Borrower Party; or (e) the extension of the term of Borrower under its Operating Agreement.

9.06    Compliance with Loan Documents and Operating Agreement. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each Borrower Party will promptly comply in all material respects with any and all covenants and provisions of this Credit Agreement, the Notes, all of the other Loan Documents executed by it and its Constituent Documents. Each Borrower Party will use the proceeds of any Capital Call Notices only for such purposes as are permitted by its Constituent Documents.

9.07    Books and Records; Access. Each Borrower Party upon reasonable notice to such Borrower Party and at reasonable intervals will give one joint representative of Administrative Agent and Lenders (and upon the occurrence and during the continuation of an Event of Default, representatives of Administrative Agent and all Lenders), access during all business hours to, and permit representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Borrower Party and relating to its affairs, and to inspect any of the properties of such Borrower Party. All costs of any such inspection shall be paid by the inspecting party unless an Event of Default exists at the time of such inspection, subject to compliance with Section 13.18.

9.08    Compliance with Law. Each Borrower Party will comply in all respects with all laws, rules, regulations, and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA and Anti-corruption Laws, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect.

9.09    Insurance. Each Borrower Party will maintain insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, the failure of which to maintain would have a Material Adverse Effect.

9.10    Authorizations and Approvals. Each Borrower Party will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Borrower Party to comply in all material respects with their respective obligations hereunder and under the other Loan Documents, the Subscription Agreements and their respective Constituent Documents.

9.11    Maintenance of Liens. Each Borrower Party shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable Secured Parties to report, file, and record every instrument that Administrative Agent may reasonably deem necessary in order to perfect and maintain Secured Parties’ liens and security interests in the Collateral and otherwise to preserve and protect the rights of Secured Parties.

9.12    Further Assurances. Each Borrower Party will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents, the obligations of each Borrower Party hereunder or thereunder, or for better assuring and confirming unto Secured Parties all or any part of the security for any of such obligations anticipated herein or as legally required to comply with “know-your-customer” and other anti-money laundering rules and regulations.

9.13    Investor Financial and Rating Information. Each Borrower Party shall request, from each Investor, financial information required under the Operating Agreement, as agreed from time to time with Administrative Agent, and shall, upon receipt of such information, promptly deliver same to Administrative Agent, or shall promptly notify Administrative Agent of its failure to timely obtain such information. ~~The Borrower Parties will promptly notify Administrative Agent in writing (but in no event later than five (5) Business Days) after a Responsible Officer of such Borrower Party becoming aware of any Exclusion Event or any event that results in a Portfolio Asset failing to remain an Eligible Portfolio Asset.~~

9.14    Covenants of Qualified Borrowers.

(a)    The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Joinder Agreement by such Qualified Borrower.

(b)    At any time and from time to time, but only for so long as no Event of Default shall then exist, the Borrower may notify the Administrative Agent (each, a “Removal Notice”) that one (1) or more Qualified Borrowers are to be removed as a Borrower Party hereunder. Such Removal Notice shall be given to the Administrative Agent at least the same number of Business Days required for an optional prepayment hereunder prior to the proposed removal date contained in the Removal Notice and shall be accompanied by a Borrowing Base Certificate (completed and signed by a Responsible Officer). Upon the Borrower’s compliance with the foregoing and (i) the Administrative Agent’s receipt of a payment equal to all of such Qualified Borrower’s Obligations hereunder and (ii) the return to the Letter of Credit Issuer of all outstanding Letters of Credit issued for such Qualified Borrower, such Qualified Borrower shall be released from its obligations under this Credit Agreement and the other Loan Documents; provided, however, that any such release of a Qualified Borrower shall only be effective as to Obligations thereof arising after the applicable removal date.

9.15    Investment Company Act. Borrower will at all times maintain its status as a “business development company” under the Investment Company Act.

9.16    Compliance with Investment Policies. Borrower will at all times comply with its investment policies, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

10.    NEGATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder or any Letter of Credit Liability exists, and until payment in full of the Notes and the Loans and all interest, fees, and other amounts then owing (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) under this Credit Agreement and the other Loan Documents, each Borrower Party, as applicable, agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

10.01    Mergers; Dissolution. Borrower will not merge or consolidate with or into any Person, unless Borrower is the surviving entity, no Qualified Borrower will merge or consolidate with or into any Person, unless Borrower, such Borrower Party, or another Borrower Party is the surviving entity. No

Borrower Party will take any action to dissolve or terminate such Borrower Party, including, without limitation, any action to Dispose of all or substantially all of the property of such Borrower Party.

10.02    Negative Pledge. Without the approval of all Lenders, no Borrower Party will create or suffer to exist any Lien upon the Collateral, other than a first priority security interest in and upon the Collateral to Secured Parties and the other Permitted Liens. For the avoidance of doubt, Portfolio Assets are not part of the Collateral, and the Borrower Parties are not restricted hereby from granting Liens thereon.

10.03    Fiscal Year and Accounting Method. Without prior written notice to Administrative Agent, no Borrower Party will change its fiscal year or change in any material respect its method of accounting. No Borrower Party shall change is fiscal year or change in any material respect its method of account except in accordance with the terms of its Operating Agreement.

10.04    Constituent Documents. Without the prior written consent of Administrative Agent consistent with this Section 10.04, no Borrower Party shall alter, amend, modify, terminate, or change any provision of its Constituent Documents affecting the Investors’ debts, duties, obligations, and liabilities, and the rights, titles, security interests, liens, powers and privileges of such Borrower Party, Administrative Agent or Secured Parties, in each case relating to Capital Call Notices, Capital Commitments, Capital Contributions, Pending Capital Calls or Unfunded Commitments; or amend the terms of Section 4 of the Operating Agreement, in each case in any way that materially and adversely affects the rights of Administrative Agent or Secured Parties (each a “Material Amendment”). With respect to any proposed amendment, modification or change to any Constituent Document, the Borrower shall notify Administrative Agent of such proposal. Administrative Agent shall determine, in its sole reasonable discretion (that is, the determination of the other Lenders shall not be required) on Administrative Agent’s good faith belief, whether such proposed amendment, modification or change to such Constituent Document is a Material Amendment, and shall notify the Borrower of its determination within five (5) Business Days of the date on which it is deemed to have received such notification pursuant to Section 13.07. If Administrative Agent determines that the proposed amendment is a Material Amendment, the approval of the Qualified Required Lenders will be required (unless the approval of all Lenders is required consistent with the terms of Section 13.01), and Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the proposed amendment and any other relevant information provided by any Borrower Party, and the Required Lenders shall be required to respond to such requests within ten (10) Business Days of such notice. If Administrative Agent determines that the proposed amendment is not a Material Amendment, the applicable Borrower Party may make such amendment without the consent of Lenders. Notwithstanding the foregoing, without the consent of Administrative Agent or the Lenders, a Borrower Party may amend its Constituent Documents: (i) to admit new Investors to the extent permitted by this Credit Agreement; (ii) to reflect transfers of interests permitted by this Credit Agreement; and (iii) to facilitate the formation, operation and qualification of such Borrower Party as a RIC (to the extent not in conflict with the restrictions hereunder or otherwise materially adverse to the Lenders).

10.05    Transfer by, or Admission of, Investors.

    (a)    Transfer of Membership Interest. Without the prior written consent of Administrative Agent, acting alone, which shall not be unreasonably withheld or delayed, no Borrower Party shall permit the transfer of the Membership Interest of any Borrowing Base Investor.

    (b)    Designation of Transferee. A transferee that meets the Applicable Requirement, as determined by Administrative Agent in its reasonable discretion, and that has delivered its duly executed Subscription Agreement and Side Letter, if any, which Side Letter shall be reasonably acceptable to the Administrative Agent, to Administrative Agent may be designated as an Included

Investor without further consent. Designation of any other transferee as a Borrowing Base Investor will require the consent as set forth in the definitions of Included Investor and Designated Investor, as applicable.

    (c)    Admission of Investors. No Borrower Party shall admit any Person as an additional Investor unless such Borrower Party, prior to the effective date of such transfer, confirms that such additional Investor does not appear on any list of “Specially Designated Nationals” or other list of known or suspected terrorists generated by OFAC with which dealings are prohibited under Sanctions.

    (d)    Documentation Requirements. Each Borrower Party shall provide notice to Administrative Agent of the transfer of the Membership Interest of (x) in the case of a Borrowing Base Investor, prior to the transfer of such Membership Interest, (y) in the case of a non-Borrowing Base Investor with Capital Commitments of $3,000,000 or greater, promptly after the transfer of such Membership Interest and (z) in the case of a non-Borrowing Base Investor with Capital Commitments of less than $3,000,000, concurrently with the delivery of financial statements pursuant to Section 9.01(a) and 9.01(b) in the accompanying Compliance Certificate. Each Borrower Party shall require that, except at such times as otherwise provided for herein, (i) any Person admitted as a substitute or new Investor (whether due to a transfer by an existing Investor or otherwise) (a “Subsequent Investor”) shall provide Administrative Agent with a copy of such Investor’s duly executed Subscription Agreement and Side Letter, if any; and (ii) any existing Investor that is a transferee from another Investor shall provide the applicable transfer documentation with respect to any increase in its Capital Commitment relating to such transfer.

    (e)    Funding Requirements. Prior to the effectiveness of any transfer by a Borrowing Base Investor, the applicable Borrower Party shall calculate whether, taking into account the Capital Commitments of the Borrowing Base Investors as if such transfer had occurred, the transfer would cause the Principal Obligation to exceed the Available Commitment, and shall calculate and make any Capital Calls required to pay any resulting mandatory prepayment under Section 3.04 prior to permitting such transfer.

10.06    Capital Commitments. Other than rights under the Operating Agreement permitting an Investor from opting out of particular Portfolio Assets, Borrower shall not: (a) without the prior written consent of Administrative Agent (not to be unreasonably withheld or delayed), cancel, reduce, suspend or defer the Capital Commitment of any non-Borrowing Base Investor; and (b) without the prior written approval of Administrative Agent and all Lenders (not to be unreasonably withheld or delayed): (i) cancel, reduce, suspend or defer the Capital Commitment of any Borrowing Base Investor; or (ii) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call Notice are to be applied to the Obligations hereunder.

10.07    ERISA Compliance. (a) No Borrower Party nor any ERISA Affiliate shall establish, maintain, contribute to, or incur any liability (contingent or otherwise) with respect to, any Plan; (b) without the approval of all Lenders, no Borrower Party shall take any action that would cause its underlying assets to constitute Plan Assets; and (c) no Borrower Party, as applicable, shall change its Annual Valuation Period without giving prior written notice to Administrative Agent.

10.08     [Reserved~~.~~]

10.09    Limitations on Dividends and Distributions.

    (a)    No Borrower Party shall declare or pay any dividends or distributions except as permitted under its Constituent Documents.

    (b)    No Borrower Party shall declare or pay any dividends or distributions if: (i) any ~~cash sweep payments required to be paid pursuant to Section 3.04 remain unpaid; (ii) any~~ Mandatory Prepayment Event exists; (~~iii~~ii) any Event of Default exists; or (~~iv~~iii) a Default under Sections 11.01(a), 11.01(g) or 11.01(h) exists; provided, however, that so long as no Event of Default under Sections 11.01(a), 11.01(g) or 11.01(h) exists, each Borrower Party shall have the right to pay Permitted RIC Distributions.

10.10    Limitation on Debt.

    (a)    Borrower shall not incur any recourse Indebtedness other than the Obligations; provided, for the avoidance of doubt, the Borrower shall be permitted to incur obligations in respect of (i) derivative instruments not for speculative purpose, (ii) undrawn commitments and similar or related obligations with respect to Portfolio Assets, (iii) trade payables arising in the ordinary course not more than ninety (90) days past due, (iv) obligations to pay the deferred purchase or acquisition price of property or services incurred in the ordinary course, (v) obligations under conditional sale or other title retention agreements incurred in the ordinary course, and (vi) other obligations not for borrowed money in the ordinary course of business as a direct lending investment company.

    (b)    As of the last calendar day of each fiscal quarter (but subject to a five (5) day grace period), the Asset Coverage Ratio shall not be less than ~~200~~300%~~.~~

     ~~(c)    At all times (but subject to a fifteen (15)-day grace period), the aggregate amount of (i) Unfunded Commitments of Investors (excluding, without duplication, Defaulting Investors and Defaulting Members (as such term is defined in the Operating Agreement)) plus (ii) Controlled Cash, shall not be less than one hundred percent (100%) of the amount of the Principal Obligation (including on a pro forma basis for any requested advance hereunder)~~.

10.11    Sanctions. No Borrower Party shall directly or, to the knowledge of its Responsible Officers, indirectly permit the proceeds of any Loan: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction to the extent in violation of Sanctions; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions, to the extent in violation of Sanctions; or (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions or Anti-corruption Laws.

10.12    Change in Nature of Business. No Borrower Party shall engage in any material line of business substantially different from those lines of business conducted by such Borrower Party and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

~~10.13    Disposition Funding Requirements. Prior to the effectiveness of any Disposition of any Portfolio Asset by a Borrower Party, the applicable Borrower Party shall calculate whether, on a pro forma basis, the Principal Obligation will exceed the Available Commitment, and, if so, shall cure such pro forma Mandatory Prepayment Event in accordance with Section 3.04.~~

10.13     [Reserved]

10.14    ~~Administrative Direction Detail~~[Reserved]~~. No Borrower shall modify, amend or otherwise alter the Administrative Direction Detail under the applicable Related Credit Documents without the written consent of the Administrative Agent.~~

10.15    ~~Limitation on Amendments to Related Credit Documents~~[Reserved]~~. If an Event of Default shall have occurred and is continuing, no Borrower Party shall agree to any waiver, amendment, modification, redemption, exchange, conversion, forbearance or other similar action with respect to an Eligible Portfolio Asset or its Related Credit Documents, if such waiver, amendment, modification, redemption, exchange, conversion, forbearance or other similar action would or shall: (a) increase the amount or alter the term of the commitment of Borrower thereunder, reduce or waive any fees (or any other payments) payable to such lender, or accelerate the obligations of Borrower to advance its portion of any borrowing; (b) extend the time for scheduled payment of principal of the obligations thereunder, or reduce the principal amount of the obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest payable, or otherwise reduce or waive the terms of payment of the principal of or any interest on the obligations or fees or costs thereunder; (c) release any Liens granted under the Related Credit Documents (other than as expressly permitted by the Related Credit Documents as of the date such Investment was acquired by Borrower); (d) permit the cancellation, excuse or reduction of the principal amount of the obligations under the Related Credit Documents; or (e) consent to the assignment or transfer by any obligor of any of its rights and obligations under (or in respect of) Related Credit Documents (other than as expressly permitted by the Related Credit Documents as of the date such Investment was acquired by Borrower).~~

11.    EVENTS OF DEFAULT.

11.01    Events of Default. An “Event of Default” shall exist if any one or more of the following events ~~(herein collectively called “Events of Default”)~~ shall occur and be continuing:

(a)    any Borrower Party shall fail to pay when due and in the currency required hereunder: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder or under any other Loan Document, and, except for with respect to any payments due and owing on the Maturity Date such failure under this clause (ii) shall continue for three (3) Business Days thereafter, including, without limitation, payment of cash for deposit as Cash Collateral as required hereunder;

(b)    any representation or warranty made or deemed made by any Borrower Party under this Credit Agreement or any of the other Loan Documents executed by any of them, or in any certificate or statement furnished or made to Lenders or any of them by a Borrower Party pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed made (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date) and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of (i) written notice thereof if delivered to the Borrower by Administrative Agent or (ii) a Responsible Officer of the Borrower obtains actual knowledge thereof;

(c)    default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.04, 5.02(a), 5.02(d), 5.02(e), 10.01, 10.02, 10.04, 10.05(a), 10.05(c), clause (x) of Section 10.05(d), 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, or 10.13 ~~or 10.14~~), or of the covenants or agreements of a Borrower Party contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to such Borrower Party provided that such thirty (30)-day cure period shall not apply respecting covenants of Borrower Parties relating to statements, certificates and notices to be given by a Borrower Party, but a fifteen (15)-day grace period (or, in the case of Section 10.05(d) (other than clause (x) thereof), a five (5)-day grace period) shall apply;

(d)    default shall occur in the performance of the covenants and agreements of any Borrower Party contained in Sections 3.04, 5.02(a), 5.02(d), 5.02(e), 10.01, 10.02, 10.04, 10.05(a), 10.05(c), clause (x) of Section 10.05(d), 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12~~,~~ or 10.13 ~~or 10.14~~;

(e)    other than (i) in compliance with the provisions of this Credit Agreement, or (ii) as a result of any action or inaction by Administrative Agent or other Secured Party, any of the Loan Documents executed by a Borrower Party shall cease, in whole or in material part, to be legal, valid and binding agreements enforceable (subject to Debtor Relief Laws and equitable principles) against such Borrower Party in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby, except any release or termination pursuant to the terms of such Loan Document;

(f)    default shall occur in the payment of any recourse Indebtedness of any Borrower Party (other than the Obligations), in an aggregate amount greater than or equal to $25,000,000, and such default shall continue after receipt of any applicable notice for more than the applicable period of grace, if any;

(g)    any Borrower Party shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing;

(h)    the commencement of any proceeding under any Debtor Relief Laws relating to any Borrower Party or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of sixty (60) days; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or liquidation of any Borrower Party or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity of such Person, or of all or substantially all of its assets;

(i)    any final judgments or orders for the payment of money against any Borrower Party in an aggregate amount (as to all such judgments or orders) exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and: (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(j)    a Change of Control shall occur;

(k)    at any time (such time being referred to as a “determination time”) three (3) or more non-affiliated Borrowing Base Investors having Capital Commitments aggregating fifteen percent (15%) or greater of the aggregate Capital Commitments of all Investors shall default and continue to be in default at such determination time on their respective obligation to fund any Capital Call within fifteen (15) Business Days of such Capital Call (without regard to any other notice or cure period); or

(l)    a Regulatory Event with respect to any Key Person of the Borrower; where “Regulatory Event” means with respect to any such Key Person to the actual knowledge of the Borrower and as it relates to the Borrower (i) the issuance to such Key Person of an injunction or administrative order to cease and desist from causing violations of federal securities laws; (ii) suspension of such Key Person from association with any broker or dealer, investment company or investment adviser for a period of two years or more due to violations of federal securities laws; (iii) the finding by a court or the U.S. Securities and Exchange Commission that a Key Person made a material false statement or omission in violation of federal securities laws; or (iv) the criminal conviction of such Key Person with respect to a felony relating to violations of federal securities laws.

11.02    Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, shall: (a) suspend the Commitments of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions or Swingline Lender to advance Swingline Loans until such Event of Default is cured; (b) terminate the Commitment of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions or Swingline Lender to advance Swingline Loans hereunder; (c) reduce the aggregate Commitments to an amount equal to the aggregate Loans and all issued and outstanding Letters of Credit of the Borrower Parties; (d) declare the unpaid principal amount of all outstanding Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including the liability to fund the Letter of Credit Liability hereunder), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Borrower Party hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (e) require that each Borrower Party Cash Collateralize its respective Letter of Credit Liability (in an amount equal to the Minimum Collateral Amount with respect thereto); (f) exercise any right, privilege, or power set forth in Section 5.02, including, but not limited to, the initiation of Capital Call Notices of the Capital Commitments; or (g) without notice of default or demand, pursue and enforce any of Administrative Agent’s or any or all of the Secured Parties’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Section 11.01(g) or Section 11.01(h) shall occur, the obligation of each Committed Lender to make Syndicated Loans, the Swingline Lender to make Swingline Loans and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the Letter of Credit Liability as aforesaid shall automatically become effective, in each case without any further action by Administrative Agent or Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Borrower Party hereby expressly waives.

11.03    Curing an Event of Default by Investor Capital Call ~~or Portfolio Asset Disposition~~.

    (a)    Upon the occurrence and during the continuance of an Event of Default, notwithstanding anything to the contrary, none of Administrative Agent, any Lender or other

Secured Party may issue funding notices to any Investor or exercise any other remedy to which it may be otherwise entitled under this Credit Agreement, any of the other Loan Documents or at law or in equity with respect to such Event of Default unless Administrative Agent shall have given the Borrower Parties three (3) Business Days written notice of its intention to exercise such remedies (provided that, no such notice is required to the extent the Event of Default arises from the failure of Borrower Parties to make a Capital Call or make a payment following a Capital Call), in each case, required pursuant to the terms of the Loan Documents. If, at any time prior to or during such three (3) Business Day notice period, the Borrower Parties shall ~~(i)~~ make a Capital Call on the Unfunded Commitments of the Investors ~~or (ii) identify a Portfolio Asset to be Disposed (and, provide a written certification to the reasonable satisfaction of the Administrative Agent that the net cash proceeds to be received from such Disposition will be used to cure each such Event of Default (to the extent such Event of Default may be cured via repayment) or repay the outstanding Obligations within the period ending fifteen (15) Business Days from the end of the initial three (3) Business Day notice period)~~ sufficient (together with amounts on deposit in or credited to the Collateral Account ~~and the Portfolio Collection Accounts~~) to cure each such Event of Default (to the extent such Event of Default may be cured via repayment) or repay the outstanding Obligations (and Cash Collateralize Letter of Credit Liability) in full, as applicable, then Administrative Agent, the Lenders and other Secured Parties may not exercise any such remedy until the expiration of the period ending fifteen (15) Business Days from the end of the initial three (3) Business Day notice period, provided that nothing in this Section 11.03(a) shall prohibit Administrative Agent, any Lender or other Secured Party from (i) asserting exclusive control of the Collateral ~~Account or any Portfolio Collection~~ Account, (ii) taking any such actions as may be required to protect their rights in a bankruptcy proceeding, (iii) accelerating the Obligations or (iv) terminating the Commitments; provided, further, that to the extent that (A) the Borrower does not make such Capital Call or ~~identify a Portfolio Asset to be Disposed or~~ (B) the application of the proceeds of any such Capital Call ~~or the net cash proceeds of such Disposition are~~is not sufficient (together with amounts on deposit in or credited to the Collateral Account ~~and the Portfolio Collection Accounts~~) to cure such Event of Default or repay the outstanding Obligations (and Cash Collateralize Letter of Credit Liability) in full, as applicable, then, so long as such Event of Default shall be continuing, the Administrative Agent may, in accordance with the terms hereof, issue a Capital Call in an amount sufficient (together with amounts on deposit in or credited to the Collateral Account ~~and the Portfolio Collection Accounts~~) to cure such Event of Default (to the extent such Event of Default may be cured via repayment) or repay the outstanding Obligations (and Cash Collateralize Letter of Credit Liability) in full, as applicable, or exercise any other remedy with respect to the Collateral.

    (b)    In the event that Administrative Agent elects to notify the Investors to make Capital Contributions in respect of their Unfunded Commitments, then Administrative Agent shall not request any individual Investor to fund an amount exceeding such Investor’s pro-rata share of the Obligations (based on the proportion of such Investor’s Unfunded Commitment to the aggregate Unfunded Commitments of all Investors other than Defaulting Investors) without first making best efforts (consistent with the terms of the Constituent Documents and applicable Law) to issue a Capital Call (which may be issued by Borrower or Administrative Agent) to each Investor for its pro-rata share of the Obligations and waiting fifteen (15) calendar days following such Capital Call prior to initiating further remedies. Further, without the prior written consent of Borrower, neither the Administrative Agent nor any Lender may contact any Investor, other than during the continuance of an Event of Default, to the extent otherwise permitted hereunder, to submit a Capital Call Notice or otherwise exercise remedies in connection therewith.

    (c)    None of Administrative Agent, any Lender or any other Secured Party shall be entitled to take any action against any Investor that is an ERISA Investor or a Plan (other than (i) issuing funding notices in the name of any Borrower Party or (ii) applying funds paid by such

ERISA Investor or Plan into the Collateral Account (which shall remain in the name of Borrower) to the payment of the Obligations), under the Operating Agreement or Subscription Agreement, as applicable to the extent it has knowledge that a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) would arise therefrom.

11.04    Performance by Administrative Agent. Should any Borrower Party fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may (subject to Section 10.03), but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, each Borrower Party shall, at the request of Administrative Agent promptly pay any reasonable amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither any of the Agents nor any of the other Secured Parties assume any liability or responsibility for the performance of any duties of any Borrower Party, or any related Person hereunder or under any of the other Loan Documents or other control over the management and affairs of any Borrower Party, or any related Person, nor by any such action shall any of the Agents or other Secured Parties be deemed to create a partnership arrangement with any Borrower Party or any related Person.

11.05    Application of Funds. After the exercise of remedies provided for in Section 11.02 (or after the Swingline Loans and Syndicated Loans have automatically become immediately due and payable and Letter of Credit Liabilities have automatically been required to be Cash Collateralized as set forth in the proviso to Section 11.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15, be applied by Administrative Agent in the following order: (a) to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article 4) payable to Administrative Agent in its capacity as such; (b) to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, the Swingline Lender and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders, the Swingline Lender and the Letter of Credit Issuer and amounts payable under Article 4), ratably among them in proportion to the respective amounts described in this clause (b) payable to them; (c) to payment of that portion of the Obligations constituting unpaid Letter of Credit Fees and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the Swingline Lender and the Letter of Credit Issuer in proportion to the respective amounts described in this clause (c) payable to them; (d) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders, the Swingline Lender and the Letter of Credit Issuer in proportion to the respective amounts described in this clause (d) held by them; (e) to Administrative Agent for the account of the Letter of Credit Issuer, to Cash Collateralize that portion of the Letter of Credit Liability comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.08 and 2.15; and (f) the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Sections 2.08 and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (e) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12.     AGENTS.

12.01    Appointment and Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement), Swingline Lenders and the Letter of Credit Issuer hereby irrevocably appoints each Agent (other than a Funding Agent for a different Lender Group) to act on its behalf hereunder and under the other Loan Documents and authorizes each Agent (other than a Funding Agent for a different Lender Group) to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for provisions of this Article 12 expressly granting rights to the Borrower Parties, the provisions of this Article 12 are solely for the benefit of Agents, the Lenders, Swingline Lenders and the Letter of Credit Issuer, and no Borrower Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

12.02    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity as a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.03    Exculpatory Provisions.

  (a)    No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i)    shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose any Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower Parties or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(b)    No Agent shall be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or, under the circumstances as provided in Sections 11.02 and 13.01 as Administrative Agent shall believe in good faith shall be necessary); or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment, no Agent shall be deemed to have knowledge of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders) unless and until notice describing the same is given in writing to such Agent by Borrower or a Lender, Swingline Lender or the Letter of Credit Issuer.

(c)    No Agent shall be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Article 7 or elsewhere herein, other than, in the case of Administrative Agent, to confirm receipt of items expressly required to be delivered to it.

(d)    Administrative Agent does not warrant, nor accept responsibility for, nor shall Administrative Agent have any liability with respect to the administration submission or any other matter related to the rates in the definition of LIBOR Rate or with respect to any comparable or successor rate thereto.

12.04    Reliance by Agent or Lender. Each Agent, Letter of Credit Issuer, Swingline Lender and Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, Swingline Lender or the Letter of Credit Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender, Swingline Lender or the Letter of Credit Issuer unless Administrative Agent shall have received notice to the contrary from such Lender, Swingline Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12.05 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.06    Resignation of Administrative Agent.

(a)    Administrative Agent may at any time give notice of its resignation to the Lenders, Swingline Lender, the Letter of Credit Issuer and the Borrower Parties. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, Swingline Lender and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor Administrative Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person and remove such Person as Administrative Agent and, with the consent of Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable): (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders, Swingline Lender or the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, Swingline Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 4.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 12.06). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 12.06 and Section 13.06 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(d)    Any resignation by Natixis as Administrative Agent pursuant to this Section 12.06 shall also constitute its resignation as Letter of Credit Issuer and Swingline Lender. If Natixis resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Liability with respect thereto, including the right to require the Committed Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c). If Natixis resigns as Swingline Lender, it shall retain all of the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require Committed Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.07(c). In the event of any such resignation as Letter of Credit Issuer or Swingline Lender, Borrower shall be entitled to appoint from among the Committed Lenders (subject to the consent of such Committed Lender in its sole discretion) a successor Letter of Credit Issuer or Swingline Lender, as applicable, hereunder (which successor shall in all cases be a Committed Lender other than a Defaulting Lender); provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Natixis as Letter of Credit Issuer. Upon the appointment by Borrower of a successor Letter of Credit Issuer or Swingline Lender, as applicable, hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swingline Lender, as applicable; (ii) the retiring Letter of Credit Issuer or Swingline Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

12.07    Non-Reliance on Agents and Lenders. Each Lender, Swingline Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender, Swingline Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, or a Lender, Swingline Lender or the Letter of Credit Issuer hereunder.

12.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties, the Letter of Credit Issuer, Swingline Lender and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer, Swingline Lender and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer, Swingline Lender and Administrative Agent under Sections 2.10, 2.11 and 2.12 and otherwise hereunder) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party, Swingline Lender and the Letter of Credit Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Parties, Swingline Lender and the Letter of Credit Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Swingline Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

12.10    Collateral Matters.

   (a)    Without limiting the provisions of Section 12.09, Secured Parties, Swingline Lender and the Letter of Credit Issuer irrevocably authorize Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit prior to draws thereon (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the Letter of Credit Issuer shall have been made); (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document; or (iii) subject to Section 13.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Secured Parties will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 12.10.

   (b)    ~~Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of any Collateral permitted by the Loan Documents (including, without limitation Dispositions in compliance with~~

~~Section 10.13 and withdrawals from Portfolio Collection Accounts in compliance with Section 5.04), the Administrative Agent shall within two (2) Business Days of such request by the Borrower (without notice to, or vote or consent of, any Lender) take all such actions as shall be required to release its security interest in any such Collateral and provide evidence of such release reasonably satisfactory to the Borrower.~~[Reserved]

13.    MISCELLANEOUS.

13.01    Amendments. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, other than in accordance with its terms, unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders (and Administrative Agent) or Administrative Agent (based upon the approval of Required Lenders), on the one hand, and Borrower on the other hand; provided that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination must be signed by Administrative Agent or all Lenders, as applicable, on the one hand, and Borrower on the other hand; provided, further, that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a)    each Lender directly affected thereby and the Administrative Agent:

(i)       extend or increase the Commitment of such Lender (or reinstate any Commitment terminated pursuant to Section 11.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender (other than a reduction by Borrower pursuant to Section 3.06);

(ii)      extend the time for payment for the principal of or interest on the Obligations, or fees, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or the rate of interest borne by the Obligations, any Loan (other than as a result of waiving the applicability of the Default Rate) (including, without limitation, pursuant to a revision to the definition of Applicable Margin) or L/C Borrowing, or reduce any fees or other amounts payable hereunder or under any other Loan Document or alter the computation of Letter of Credit Fees; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iii)	amend the definition of “Conduit Lender”;

(iv)	amend the definition of “Conduit Lender Percentage”;

(v)	amend the definition of “Commitment”;

(vi)	amend the definition of “Committed Lender”;

(vii)	amend the definition of “Lender Group”;

(viii)	amend the definition of “Lender Group Limit”;

(ix)	amend the definition of “Lender Group Percentage”;

(b)    all Lenders:

(i)            release all or substantially all liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in Borrower permitted hereunder;

(ii)           change Section 11.05 in a manner that would alter the ratable sharing of payments required thereby;

(iii)	amend the definition of “Adequately Capitalized”;

(iv)	amend the definition of “Aggregate Investor Concentration Limit”;

(v)	amend Section 1.07 or the definition of “Alternative Currency” (or any related defined term);

(vi)	amend the definition of “Applicable Percentage”;

(vii)	amend the definition of “Applicable Requirement”;

(viii)	amend the definition of “Available Commitment”;

(ix)	amend the definition of “Borrowing Base”;

(x)	amend the definition of “Capital Call”;

(xi)	amend the definition of “Capital Call Notice”;

(xii)	amend the definition of “Capital Commitment”;

(xiii)	amend the definition of “Capital Contribution”;

(xiv)	~~amend the definition of “Collateral Requirements”~~[Reserved];

(xv)	amend the definition of “Collateral” (or any material component definitions thereof);

(xvi)	amend the definition of “Credit Provider”;

(xvii)	amend the definition of “Designated Investor”;

(xviii)	amend the definition of “Eligible Designated Unfunded Commitment”;

(xix)	amend the definition of “Eligible Included Unfunded Commitment”;

(xx)	~~amend the definition of “Eligible Portfolio Asset”~~[Reserved];

(xxi)	[Reserved];

(xxii)	amend the definition of “ERISA Investor”;

(xxiii)	amend the definition of “Exclusion Event”;

(xxiv)	~~amend the definition of “Fair Market Value”;~~[Reserved];

(xxv)	~~amend the definition of “First Lien, First Out Portfolio Assets”~~[Reserved];

(xxvi)	amend the definition of “Funding Ratio”;

(xxvii)	amend the definition of “Governmental Plan Investor”;

(xxviii)	amend the definition of “Included Investor”;

(xxix)	~~amend the definition of “Independent Valuation Provider”~~[Reserved];

(xxx)	amend the definition of “Individual Investor Concentration Limit”;

(xxxi)	amend the definition of “Investor”;

(xxxii)	amend the definition of “Investor Concentration Limit”;

(xxxiii)	amend the definition of “Letter of Credit Sublimit”;

(xxxiv)	amend the definition of “Maximum Accordion Amount”;

(xxxv)	except as provided in Section 2.17, amend the definition of “Maximum Commitment”;

(xxxvi)	amend the definition of “Member”;

(xxxvii)	amend the definition of “Membership Interest”;

(xxxviii)	~~amend the definition of “Net Senior Debt/EBITDA Ratio”~~[Reserved];

(xxxix)	amend the definition of “Non-Rated Included Investor”;

(xl)	amend the definition of “Pending Capital Call”;

(xli)	~~amend the definition of “Performing”~~[Reserved];

(xlii)	amend the definition of “Principal Obligation”;

(xliii)	~~amend the definition of “Portfolio Assets”~~[Reserved];

(xliv)	amend the definition of “Qualified Required Lenders”;

(xlv)	amend the definition of “Rated Included Investor”;

(xlvi)	amend the definition of “Rating”;

(xlvii)	amend the definition of “Repayment Percentage”;

(xlviii)     reduce the percentage specified in the definition of “Required Lenders” (or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder) or the definition of any other defined terms used in the definition of “Required Lenders” in a manner which would effectively reduce the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(xlix)   amend the definition of “Responsible Party”;

(l)	amend the definition of “Returned Capital”;

(li)	amend the definition of “Sponsor”;

(lii)	amend the definition of “Swingline Sublimit”;

(liii)	amend the definition of “Under Common Control”, “Control” or “Controlled By”;

(liv)	amend the definition of “Unfunded Commitment”;

(lv)	~~amend the definition of “Valuation Agent”~~[Reserved];

(lvi)	amend, waive or otherwise modify in any way the terms of Section 3.04;

(lvii)    consent to the assignment or transfer by Borrower of any of its rights and obligations under (or in respect of) the Loan Documents;

(lviii)   amend, waive, or in any way modify or suspend any provision regarding application of payments of the Obligations to Lenders;

(lix)     amend, waive or otherwise modify in any way the terms of this Section 13.01;

(lx)      alter the pro rata or ratable treatment of the Lenders under this Credit Agreement or the obligations of the Lender Groups to obtain participations in Swingline Loans in accordance with the Lender Groups’ Applicable Percentage in accordance with Section 2.07; or

(lxi)	release Borrower from its obligations under Article 6 with respect to any Qualified Borrower; or

(c)    the Super Majority Lenders:

(i)    amend Section 10.09, 10.10; or 10.13~~, or 10.14~~.

Notwithstanding the above: (A) no provisions of Article 12 may be amended or modified without the consent of Administrative Agent; (B) no provisions of Section 2.08 may be amended or modified without the consent of the Letter of Credit Issuer; (C) no provisions of Section 2.07 may be amended or modified without the consent of the Swingline Lender; and (D) Article 9 and Article 10 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to any provision of Article 9 or Article 10 shall require the consent of the Lenders that are specified therein as required for a waiver thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Borrower Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

Administrative Agent agrees that it will promptly notify the Funding Agents (who will in turn promptly notify the Lenders in its Lender Group) of any proposed modification or amendment to any Loan Document, and deliver drafts of such proposed modification or amendment to the Funding Agents (who will in turn promptly deliver to the Lenders in its Lender Group), prior to the effectiveness of such proposed modification or amendment. If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and such Lender shall respond to such request within ten (10) Business Days.

13.02    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, Swingline Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time (but subject to Section 11.03), to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, Swingline Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of any Borrower Party against any and all of the Obligations of such Borrower Party now or hereafter existing under this Credit Agreement or any other Loan Document owing to such Lender, Swingline Lender or the Letter of Credit Issuer or their respective Affiliates, irrespective of whether or not Administrative Agent, such Lender, Swingline Lender, the Letter of Credit Issuer or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such Obligations of such Borrower Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender, Swingline Lender or the Letter of Credit Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Letter of Credit Issuer, Swingline Lender and the Committed Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer, Swingline Lender and their respective Affiliates under this Section 13.02 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer, Swingline Lender or their respective Affiliates may have. Each Lender, Swingline Lender and the Letter of Credit Issuer agrees to notify the applicable

Borrower Party and Administrative Agent promptly after any such setoff and application made by such Person, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

13.03    Sharing of Payments by Lender Group. If any Lender Group shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Syndicated Loans made by it, or the participations in the Letter of Credit Liability or in Swingline Loans resulting in such Lender Group receiving payment of a proportion of the aggregate amount of such Syndicated Loans or participations and accrued interest thereon greater than its Applicable Percentage thereof, then the Funding Agent of such Lender Group receiving such greater proportion shall:

(a)    notify Administrative Agent of such fact; and

(b)    cause the Committed Lenders in such Funding Agent’s Lender Group to purchase (for cash at face value) participations in the Syndicated Loans and subparticipations in the Letter of Credit Liability and Swingline Loans of the other Lender Groups, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lender Groups ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and other amounts owing them, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section 13.03 shall not be construed to apply to: (x) any payment made by or on behalf of any Borrower Party pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (y) the application of Cash Collateral provided for in Section 2.13; or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Syndicated Loans or subparticipations in the Letter of Credit Liability or Swingline Loans to any assignee or participant, other than an assignment to Borrower (as to which the provisions of this Section 13.03 shall apply).

Each Borrower Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Committed Lender or any Lender Group acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Committed Lender were a direct creditor of such Borrower Party in the amount of such participation.

13.04    Payments Set Aside. To the extent that any Borrower Party makes a payment to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

13.05    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Letter of Credit Issuer, Swingline Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.02 for the benefit of all Lenders, Swingline Lender and Letter of Credit Issuer; provided, however, that the foregoing shall not prohibit: (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) the Letter of Credit Issuer or Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents; (c) any Lender from exercising setoff rights in accordance with Section 13.02 (subject to the terms of Section 11.03 and Section 13.03); or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.02; and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 13.03, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

13.06    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. Borrower shall pay: (i) all reasonable and documented out of pocket expenses actually incurred by Administrative Agent, in connection with the syndication of the credit facility provided herein, and the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including all Attorney Costs reasonably and actually incurred in connection with the foregoing; (ii) all reasonable out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; all fees and expenses not to exceed $25,000 in the aggregate charged by the Rating Agencies in connection with the transactions contemplated hereby, including, without limitation, fees and expenses incurred in connection with seeking an explicit rating of the Loans, regardless of whether or not such explicit rating is able to be issued; and (iii) all out of pocket expenses incurred by Agents and any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 13.06; or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all out-of-pocket expenses actually incurred during any “workout”, restructuring or negotiations in respect of such Loans or Letters of Credit, including all Attorney Costs actually incurred in connection with the foregoing.

(b)    Indemnification by Borrower. Borrower shall indemnify each Agent and each Related Party thereof, and each Lender, the Letter of Credit Issuer and each of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys in fact (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Borrower Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Borrower Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (B) result from a claim brought by Borrower or any other Borrower Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Borrower Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; or (C) result from any settlement by any Indemnitee of any claim or threatened claim that is otherwise subject to indemnification under this Section unless Borrower has consented in writing to such settlement, which consent shall not be unreasonably withheld, conditioned or delayed; or (D) to the extent resulting from any dispute among Indemnitees (or their Related Parties); provided that the Administrative Agent to the extent fulfilling its role as an agent under this Credit Agreement or the other Loan Documents in its capacity as such, shall remain indemnified. For avoidance of doubt, this Section 13.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Committed Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 13.06 to be paid by it to Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Committed Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Committed Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or the Letter of Credit

Issuer in connection with such capacity. The obligations of the Committed Lenders under this subsection (c) are several.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor; provided, however, that if funds are not available in the Collateral Account, to the extent that it is necessary for Borrower to issue Capital Call Notices to fund such required payment, such payment shall be made within twenty (20) Business Days after demand.

(f)    Survival. The agreements in this Section 13.06 and the indemnity provisions of Section 13.07 shall survive the resignation of Administrative Agent, the Letter of Credit Issuer, or Swingline Lender; the replacement of any Lender; the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

13.07    Notice.

(a)    Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, except where electronic delivery is authorized and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    If to any Borrower Party, Administrative Agent or any Funding Agent or Lender, at its notice address and numbers set forth on Schedule 13.07 attached hereto. If to any Lender (including the Swingline Lender) (other than directly from Administrative Agent), in case of Administrative Agent (which shall promptly provide a copy thereof to such Lender), at its notice address and numbers set forth on Schedule 13.07 attached hereto. Each Lender agrees to provide to Administrative Agent a written notice stating such Lender’s address, fax number, telephone number, email address and the name of a contact person, and Administrative Agent may, unless otherwise provided herein, rely on such written notice for purposes of delivering any notice, demand, request or other communication under this Credit Agreement or any other Loan Document to such Lender unless and until a Lender provides Administrative Agent with a written notice designating a different address, fax number, telephone number, email address or contact person.

(ii)    Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 13.07. With respect to any notice received by Administrative Agent from any Borrower Party or any Investor not otherwise addressed herein, Administrative Agent shall notify Lenders promptly of the receipt of such notice, and shall provide copies thereof to Lenders. When determining the prior days’ notice required for any Request for Credit Extension or other notice to be provided by a Borrower Party or an Investor hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Credit Extension or other relevant action shall be counted.

(b)    Effectiveness of Delivery. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, shall be deemed to have been given on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c).

(c)    Electronic Communications. Notices and other communications to Lenders and the Letter of Credit Issuer hereunder (including financial statements and notices under Section 9.01) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Article 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent, Letter of Credit Issuer, Swingline Lender or Borrower may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(d)    Effectiveness of E-mail Notice. Unless Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(e)    Reliance by Administrative Agent, Letter of Credit Issuer, Swingline Lender and Lenders. Administrative Agent, Letter of Credit Issuer, Swingline Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of Borrower even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Lender, Swingline Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

13.08    Governing Law.

(a)    GOVERNING LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 13.08. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 13.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY HERETO HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE BROUGHT UPON ITS PROCESS AGENT APPOINTED BELOW.

13.09    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.09.

13.10    Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail. Without limiting the foregoing provisions of this Section 13.10, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

13.11    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of clauses (b) and (i) of this Section 13.11 and Section 13.12; (ii) by way of participation in accordance with the provisions of clause (f) of this Section 13.11; or (iii) by way of pledge or assignment or grant of a security interest subject to the restrictions of clause (g) of this Section 13.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (f) of this Section 13.11, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in Letter of Credit Liability) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    In the case of an assignment of the entire remaining amount of the assigning Committed Lender’s Commitment and/or the Syndicated Loans at the time owing to it, contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate, or, in the case of an assignment to a Committed Lender, an Affiliate of a Committed Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subclause (A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.

(iii)    Required Consents. No consent shall be required for any assignment except: (A) as provided in the definition of “Eligible Assignee”; (B) the consent of each Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than to a Liquidity Provider) that increases the obligation of the Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and (C) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than to a Liquidity Provider) that increases the obligation of the Assignee to participate in exposure under a Swingline Loan (whether or not then outstanding). For the avoidance of doubt, no consent shall be required for any assignment from a Conduit Lender to a Conduit Assignee or a Liquidity Provider.

(iv)    Assignment and Assumption Agreement. Other than an assignment by a Conduit Lender to a Conduit Assignee or a Liquidity Provider, the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and

Assumption Agreement, together with a processing and recordation fee in the amount of $3,500 (except in the case of a transfer at the demand of Borrower under Section 13.13, in which case either Borrower or the transferee Lender shall pay such fee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made: (A) to a Borrower Party or any Affiliate or Subsidiary of any Borrower Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); (C) to a natural person; (D) to any Person that is not a Qualified Purchaser; or (E) to any Person that is not an Eligible Assignee.

(vi)    Borrower Requested Assignments. Each assignment made as a result of a demand by Borrower under Section 13.13 shall be arranged by Borrower after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable share of Syndicated Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, the Letter of Credit Issuer, Swingline Lender or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its applicable share of all Syndicated Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(c)    Lender Group Joinder Agreement. Upon the Borrower’s request, with the consent of the Administrative Agent, which consent may not be unreasonably withheld, an additional Lender Group may be added to this Credit Agreement at any time by the execution and delivery of a Lender Group Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, the Administrative Agent and, if applicable, the Lenders, which execution and delivery shall not be unreasonably refused by such parties. Upon receipt of (i) an executed Lender Group Joinder Agreement and (ii) a completed administrative questionnaire with respect to each member of such additional Lender Group, (A) each Person specified therein as a “Conduit Lender” shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (B) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder, (C) each Person specified therein as a “Funding Agent” shall become a party hereto as a Funding Agent, entitled to the rights and subject to the obligations of a Funding Agent hereunder, (D) the Administrative Agent shall accept such Lender Group Joinder Agreement and record the information contained therein in the Register; (E) subject to Section 2.17(a), the Maximum Commitment shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Lender Group Joinder Agreement; and (F) Schedule 1.01A shall be deemed to be amended and supplemented to reflect such joinder. The Administrative Agent shall give each Funding Agent prompt notice of the addition of any Lender Group.

(d)    Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (e) of this Section 13.11, from and after the effective date specified in each Assignment and Assumption Agreement, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.01, 4.04, 4.05 and 13.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each applicable Borrower Party (at its expense) shall execute and deliver a Note to the Funding Agent of the Assignee, if applicable, and the applicable existing Note or Notes shall be returned to the Borrower, as applicable. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (f) of this Section 13.11.

(e)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties (such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption Agreement and Lender Group Joinder Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Funding Agents, Lenders, and the Commitments of the Committed Lenders of, and principal amounts (and stated interest) of the Loans and Letter of Credit Liability owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower Party, Agents, the Swingline Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Funding Agent or Lender hereunder, as the case may be, for all purposes of this Credit Agreement. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation of any Committed Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower Parties, any Agent, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Notwithstanding anything to the contrary set forth in this Credit Agreement and for avoidance of doubt, each Lender Group with more than one Conduit Lender may, without the consent of the Borrower, assign to another Conduit Lender in its Lender Group all or a portion of its rights and obligations hereunder (including the outstanding Obligations and rights to payment of Principal Obligation and interest), as determined by the Administrative Agent from time to time. Each such assignment shall be recorded on the books and records of the Administrative Agent and the relevant Conduit Lenders, without the need to execute and deliver an Assignment and Acceptance Agreement. For all purposes of this Credit Agreement and all related documents, with respect to each assignment under this paragraph the relevant Conduit Lender shall be deemed to have the benefit of, and be subject to the obligations imposed by, an executed, delivered, accepted and recorded Assignment and Acceptance Assignment relating to such assignment.

(f)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower Party, Funding Agent, Letter of Credit Issuer, Swingline Lender or Administrative Agent, sell participations to any Person that is a Qualified Purchaser (other than a natural person, a Defaulting Lender, a Competitor (so long as no Event of Default has occurred and is continuing, and, during an Event of Default, any Competitor identified by the Borrower to the Administrative Agent on or prior to the Closing Date (limited to five (5) such Competitors, which the Borrower may replace after the Closing Date in its reasonable determination upon a change of investment strategy of Competitors or potential Competitors), provided, that (i) no existing Lender or Affiliate of an existing Lender can be so designated as a Competitor and (ii) in no event shall Borrower be permitted to replace any such Competitor after the occurrence and during the continuance of an Event of Default, provided, further, that the Administrative Agent shall promptly notify the Lenders of the current list of Competitors following (i) request by the Lenders and (ii) any change to the list of Competitors) or a Borrower Party or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Liability and Swingline Loans) owing to it); provided that any Committed Lender may sell a participation in its rights and obligations hereunder only with the written consent of the Conduit Lender(s)in its Lender Group, and provided, further that: (i) such Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Borrower Party, each Agent, the Letter of Credit Issuer, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.06(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso of Section 13.01 that directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.04, and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.11 (it being understood that the documentation required under Section 4.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant: (A) agrees to be subject to the provisions of Sections 4.01, 4.06, 13.11 and 13.18 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.05 with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 4.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.02 as though it were a Lender, provided such Participant agrees to be subject to Section 13.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)    Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank, central bank or a collateral trustee or security agent for holders of commercial paper without notice to, or consent from, any Borrower Party or the Administrative Agent; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(h)    Resignation as Letter of Credit Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Natixis assigns all of its Commitment and Loans pursuant to Section 13.11(b), Natixis may, upon thirty (30) days’ notice to Borrower and Lenders, resign as Letter of Credit Issuer or Swingline Lender. In the event of any such resignation as Letter of Credit Issuer or Swingline Lender, Borrower shall be entitled to appoint from among the Committed Lenders (subject to the consent of such Committed Lender in its sole discretion) a successor Letter of Credit Issuer or Swingline Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Natixis as Letter of Credit Issuer or Swingline Lender, as the case may be. If Natixis resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Liability with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c)). If Natixis resigns as Swingline Lender, it shall retain all of the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require Committed Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.07(c). Upon the appointment of a successor Letter of Credit Issuer and/or Swingline Lender: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swingline Lender, as the case may be; and (ii) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Natixis to effectively assume the obligations of Natixis with respect to such Letters of Credit.

(i)    Certain Conduit Lender Provisions. Without limiting the foregoing, a Conduit Lender may, from time to time, with prior or concurrent notice to the Borrower and the Administrative Agent, in one transaction or a series of transactions, assign all or a portion of its interest in the Principal Obligation and its rights and obligations under this Credit Agreement and any other Loan Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Conduit Lender to a Conduit Assignee, (i) such Conduit Assignee shall become a Conduit Lender in the assigning Conduit Lender’s Lender Group, with the Committed Lender and the Funding Agent in such Lender Group being the Committed Lender and Funding Agent, respectively, for such Conduit Assignee, (ii) such Conduit Assignee (as Conduit Lender) shall be the owner of the assigned portion of the Principal Obligation, (iii) the related administrator for such Conduit Assignee will act as the Administrator for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to an Administrator hereunder or under the other Loan Documents, (iv) such Conduit Assignee, any Related Commercial Paper Issuer, if such Conduit Assignee does not itself issue commercial paper, and their respective Liquidity Provider(s) and other Related Parties shall have the benefit of all the rights and protections provided to the Conduit Lender and its Liquidity Provider(s) herein and in the other Loan Documents (including any limitation on recourse against such Conduit Assignee or Related

Parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (v) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Lender’s obligations, if any, hereunder or any other Loan Document, and the Conduit Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Lender and such Conduit Assignee shall be several and not joint, (vi) all distributions in respect of the Principal Obligation assigned shall be made to the applicable Funding Agent, on behalf of the Conduit Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vii) the definition of the term “CP Rate” with respect to the portion of the Principal Obligation funded with Commercial Paper issued by the Conduit Lender from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to the Conduit Lender on the basis of the interest rate or discount applicable to Commercial Paper issued by such Conduit Assignee rather than the original Conduit Lender, (viii) the defined terms and other terms and provisions of this Credit Agreement and the other Loan Documents shall be interpreted in accordance with the foregoing, and (ix) if requested by the Funding Agent or Administrator with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as such Funding Agent or Administrator may reasonably request to evidence and give effect to the foregoing. No such assignment shall be made to a Conduit Assignee unless the Commercial Paper of such Conduit Assignee shall have short-term credit ratings of “A-1” and “P-1” without the consent of Borrower. No assignment by a Conduit Lender to a Conduit Assignee of all or any portion of its interest in the Principal Obligation shall in any way diminish the obligation of the Committed Lenders in such Conduit Lender’s Lender Group under Section 2.02 to fund any Loan not funded by the Conduit Lender or such Conduit Assignee or to acquire from the Conduit Lender or such Conduit Assignee all or any portion of its interest in the Principal Obligation pursuant this Section 13.11(b)(i).

(j)    Certain Committed Lender Provisions. In the event that a Conduit Lender makes an assignment to a Conduit Assignee in accordance with clause (i) above, the Committed Lenders in such Conduit Lender’s Lender Group: (i) if requested by the related Administrator, shall terminate their participation in the applicable Liquidity Agreement to the extent of such assignment and shall execute (either directly or through a participation agreement, as determined by such Administrator) the liquidity agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Committed Lender with respect to the applicable Liquidity Agreement (or which shall be otherwise reasonably satisfactory to the related Administrator), (ii) if requested by such Conduit Lender, shall enter into such agreements as requested by such Conduit Lender pursuant to which they shall be obligated to provide funding to such Conduit Assignee on the same terms and conditions as is provided for in this Credit Agreement in respect of such Conduit Lender (or which agreements shall be otherwise reasonably satisfactory to the Borrower and such Conduit Lender), and (iii) shall take such actions as the related Administrator shall reasonably request in connection therewith.

13.12    Assignment to Committed Lenders.

(a)    Assignment Amounts. At any time on or prior to the Stated Maturity Date, if the Administrator on behalf of the applicable Conduit Lender so elects, by written notice to the Administrative Agent, the Borrower and such Conduit Lender’s Funding Agent, such Conduit Lender hereby assigns effective on the Assignment Date referred to below all or such portions as may be elected by such Conduit Lender of its interest in the Principal Obligation at such time to its Committed Lenders pursuant to this Section 13.12; provided, however, that unless such assignment is an assignment of all such Conduit Lender’s interest in the Principal Obligation in whole on or after its Conduit Investment Termination Date, no such assignment shall take place pursuant to this Section 13.12 if an Event of Default shall then exist; and provided, further, that no such assignment shall take place pursuant to this Section 13.12 at a time when such Conduit Lender is subject to any proceedings under any Debtor Relief Laws. No further documentation or action on the part of such Conduit Lender, the Borrower, or the applicable Committed Lenders shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the related Administrator on behalf of such Conduit Lender referred to in such sentence and the delivery by such Conduit Lender’s Funding Agent of a copy of such notice to each Committed Lender in the Lender Group (the date of the receipt by the Administrative Agent of any such notice being the “Assignment Date”). Each Committed Lender hereby agrees, unconditionally and irrevocably and under all circumstances, without set-off, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to such Conduit Lender in immediately available funds in Dollars based on the assigning Conduit Lender’s interest in the Principal Obligation, to an account designated by such Conduit Lender’s Funding Agent. Upon payment of its Assignment Amount, each such Committed Lender shall acquire an interest in the Principal Obligation equal to its Committed Lender Percentage thereof. Upon any assignment in whole by a Conduit Lender to its Committed Lenders on or after its Conduit Investment Termination Date as contemplated hereunder, such Conduit Lender shall cease to make any additional Loans hereunder. At all times prior to its Conduit Investment Termination Date, nothing herein shall prevent a Conduit Lender from making a subsequent Loan hereunder, in its sole discretion, following any assignment pursuant to this Section 13.12 or from making more than one assignment pursuant to this Section 13.12.

(b)    Additional Assignment Amounts. The applicable Borrower Party may pay to Administrative Agent in Dollars, for the account of each Conduit Lender’s Funding Agent for the benefit of such Conduit Lender, in connection with any assignment by such Conduit Lender to its Committed Lenders pursuant to this Section 13.12, an aggregate amount equal to all interest to accrue through the end of the current Interest Period to the extent attributable to the portion of the Loans so assigned to the Committed Lenders (as determined immediately prior to giving effect to such assignment), plus all Obligations then due, other than the Loans and other than any interest described above, attributable to such portion of the Loans so assigned. If the applicable Borrower Party does not make payment of such amounts at or prior to the time of assignment by a Conduit Lender to its Committed Lenders, such amount shall be paid by such Committed Lenders to the Conduit Lender as additional consideration for the interests assigned to the Committed Lenders and, except to the extent the applicable Borrower Party makes payment of such amounts to the Committed Lender when due, the amount of the “Loans” hereunder held by such Committed Lenders shall be increased by an amount equal to the additional amount so paid by such Committed Lenders.

(c)    Administration of Agreement after Assignment from Conduit Lender to Committed Lenders following the Conduit Investment Termination Date. After any assignment in whole by a Conduit Lender to its Committed Lenders pursuant to this Section 13.12 at any time on or after its Conduit Investment Termination Date (and the payment of all amounts owing to such Conduit Lender in connection therewith), all rights of the related Administrator set forth herein shall be given to the applicable Funding Agent on behalf of its Committed Lenders instead of such Administrator.

(d)    Payments to Administrative Agent. After any assignment in whole by a Conduit Lender to its Committed Lenders pursuant to this Section 13.12 at any time on or after its Conduit Investment Termination Date, all payments to be made hereunder by a Borrower Party to the

Administrative Agent for the benefit of such Conduit Lender shall be made to the account specified by the applicable Funding Agent in writing to the Administrative Agent and the applicable Borrower Party.

(e)    Recovery of Loans. In the event that the aggregate of the Assignment Amounts paid by the Committed Lenders with respect to any Lender Group pursuant to this Section 13.12 on any Assignment Date occurring on or after the Conduit Investment Termination Date for the related Conduit Lender is less than the Loans of such Conduit Lender on such Assignment Date, then to the extent that payments or deposits thereafter received and applied by the Administrative Agent with respect to such Lender Group under Section 3.03 in respect of Loans exceed the aggregate of the unrecovered Assignment Amounts and Loans funded by such Committed Lenders, such excess shall be remitted by the Administrative Agent to such Conduit Lender’s Funding Agent for the benefit of such Conduit Lender.

13.13    Replacement of Funding Party or Lender Group. If any Borrower Party is entitled to replace a Funding Party pursuant to the provisions of Section 4.06 (in any such case, an “Affected Funding Party”), then Borrower may, at its sole expense and effort:

(a)    by notice to the applicable Funding Party, and with the consent of the Administrative Agent and such Funding Party’s Funding Agent (not to be unreasonably withheld or delayed), elect to replace such Affected Funding Party as a Funding Party to this Credit Agreement with an Eligible Assignee procured by Borrower, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided, further that, concurrently with such replacement such Eligible Assignee shall agree to purchase for cash the Loans and other Obligations due to the Affected Funding Party pursuant to an Assignment and Assumption Agreement and to become a Funding Party for all purposes under this Credit Agreement and to assume all obligations of the Affected Funding Party to be terminated as of such date. Any such Affected Funding Party shall assign its rights and interests hereunder (other than its existing rights to payment pursuant to Sections 4.01 and 4.04), such assignment to be effected in compliance with the requirements of Section 13.11. In the event that such an assignment occurs, the Eligible Assignee: (i) if requested by the applicable Funding Agent, shall execute (either directly or through a participation agreement, as determined by the Funding Agent) a Liquidity Agreement related to the applicable Conduit Lender, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement by the assigning Committed Lender with respect to the applicable Liquidity Agreement (or which shall be otherwise reasonably satisfactory to the applicable Funding Agent); and (ii) shall take such actions as the Agents shall reasonably request in connection therewith. A Funding Party shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Funding Party or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply; and

(b)    by notice to each member of the applicable Funding Party’s Lender Group, and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), elect to replace the Affected Funding Party’s Lender Group with a Lender Group procured by Borrower, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided, further that, concurrently with such replacement the Lenders in such replacement Lender Group shall agree to purchase for cash the Loans and other Obligations due to each Lender in the Affected Funding Party’s Lender Group pursuant to one or more Assignment and Assumption Agreements and to become a Funding Party for all purposes under this Credit Agreement and to assume all obligations of each Lender in the Affected Funding Party’s Lender Group to be terminated as of such date. Each Lender in the Affected Funding Party’s Lender

Group shall assign its rights and interests hereunder, such assignment to be effected in compliance with the requirements of Section 13.11.

13.14    Maximum Rate. Regardless of any provision contained in any of the Loan Documents, Funding Party shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Funding Party ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the applicable Borrower Party. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, each Borrower Party and Funding Party shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, each applicable Funding Party shall refund to the applicable Borrower Party the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Funding Parties shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

13.15    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

13.16    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent, each Funding Agent, and each Lender, regardless of any investigation made by Administrative Agent, any Funding Agent, or any Lender or on their behalf and notwithstanding that Administrative Agent, any Funding Agent, or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

13.17    Limited Liability of Investors. None of the Investors, shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations. Nothing contained in this Section 13.17 or in any of the other provisions of the Loan Documents shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of any Borrower Party, or of any Investor to make its Capital Contributions to Borrower in accordance with the terms of the Operating Agreement and its Subscription Agreement. Notwithstanding anything contained in this Section 13.17, the payment and performance of the Obligations shall be fully recourse to Borrower Parties and their respective properties and assets.

13.18    Confidentiality. Administrative Agent, each Funding Agent, the Letter of Credit Issuer, the Swingline Lender, and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates’ respective partners, directors, officers, employees, representatives, advisors and agents, including accountants, legal counsel and other advisors in each case on a reasonable need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, Funding Agent, Letter of Credit Issuer, Swingline Lender or Lender disclosing such information shall be liable for any disclosure in violation hereof by any of its own partners, directors, officers, employees, representatives, advisors and agents, including accountants, legal counsel and other advisors); (b) to the extent required or requested by any regulatory authority (including any self-regulatory organization claiming to have jurisdiction), any governmental or administrative agency or any bank examiner having jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement or the Loan Documents; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or under any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 13.18 to which the Borrower Parties are intended third party beneficiaries entitled to enforce such agreement, to: (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement; or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower Parties; (g) with the consent of the applicable Borrower Party; (h) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section 13.18; (y) becomes available to Administrative Agent, any Funding Agent, or any Lender on a non-confidential basis from a source other than a Borrower Party; or (z) was independently developed by any Agent or any Lender from information obtained from a source other than a Borrower Party and in compliance with this Section 13.18 or, (i) subject to an agreement containing provisions substantially the same as those of this Section 13.18, to the National Association of Insurance Commissioners or any other similar organization or any Rating Agency, Commercial Paper dealer first loss provider, service provider, provider of credit enhancement or liquidity to such Conduit Lender or any Person providing financing to, or holding equity interest in, such Conduit Lender, or to any officers, directors, employees, outside accountants or attorneys of any of the foregoing; provided that with respect to this clause (i), such recipient has been advised of the confidential nature of such Information and instructed to keep such Information confidential. Notwithstanding the foregoing, (i) except as set forth in clause (ii) of this sentence, or as otherwise set forth in clauses (a), (b), (c), (d), (e) or (h) above, neither the identity of the Investors (other than by identification number and dollar amounts), nor the contents of the organizational documents or the subscription agreements or related subscription booklets, offering memorandum and marketing materials, shall be revealed without the Borrower Parties consent (subject, with respect to clause (c) above, that obtaining the consent of such Borrower Party is permitted by law), and (ii) without limiting clause (i) of this sentence, prior to revealing the identity of Investors (other than, in either case, by identification number and dollar amounts) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement, the applicable assignor shall, enter into an agreement containing provisions substantially the same as those of this Section to which the Borrower Parties are intended third party beneficiaries entitled to enforce such agreement. Notwithstanding subsections (a) through (j), except as otherwise permitted in connection with a permitted assignment to a Competitor after an Event of Default hereunder, neither Administrative Agent, Funding Agent nor any Lender shall disseminate any Information to a Competitor without the prior written consent of the Borrower. For the purposes of this Section 13.18, “Information” means all non-public, confidential or proprietary information received from or on behalf of any Borrower Party relating to any Borrower Party or any of their Subsidiaries, Investors or Affiliates or its or their business; provided, that any information provided by or on behalf of any Borrower Party shall be deemed non-public, confidential and proprietary unless specifically identified otherwise by such Borrower Party. Any Person required to maintain the confidentiality of Information as provided in this Section 13.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

13.19    USA Patriot Act Notice. Each Lender, the Letter of Credit Issuer and each Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Borrower Party in accordance with the Patriot Act.

13.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Borrower Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by Administrative Agent and the Arrangers, are arm’s-length commercial transactions between Borrower, each other Borrower Party and their respective Affiliates, on the one hand, and Administrative Agent and the Arrangers, on the other hand; (ii) Borrower and each other Borrower Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) Borrower and each other Borrower Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any other Borrower Party or any of their respective Affiliates, or any other Person; and (ii) neither Administrative Agent nor the Arrangers has any obligation to Borrower or any other Borrower Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, each Lender and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower or any other Borrower Party and their respective Affiliates, and neither Administrative Agent nor the Arrangers has any obligation to disclose any of such interests to Borrower or any other Borrower Party or any of their respective Affiliates. To the fullest extent permitted by law, Borrower and each other Borrower Party hereby waives and releases any claims that it may have against Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.21    Qualified Purchaser. Each Lender represents and warrants that it is a Qualified Purchaser.

13.22    No Bankruptcy Petition Against any Conduit Lender. Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of a Conduit Lender, it will not institute against, or encourage, cooperate with or join any other Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the law of the United States or any state of the United States. The provisions of this Section 13.22 shall survive the termination of this Credit Agreement.

13.23    No Recourse Against any Conduit Lender. Notwithstanding anything to the contrary contained in this Credit Agreement, the obligations of each Conduit Lender under this Credit Agreement and all other Loan Documents are solely the corporate obligations of such Conduit Lender and shall be payable solely to the extent of funds received by such Conduit Lender from the Borrower Parties in accordance herewith or from any party to any Loan Document in accordance with the terms thereof in excess of funds necessary to pay such Conduit Lender’s matured and maturing Commercial Paper or other rated indebtedness and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue. The payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any party to this Credit

Agreement or any other Loan Document against a Conduit Lender shall be subordinated to the payment in full of all of such Conduit Lender’s Commercial Paper and other rated indebtedness. No recourse under or with respect to any obligation, covenant or agreement of any Conduit Lender as contained in this Credit Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Person or any incorporator, stockholder, member, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise. The provisions of this Section 13.23 shall survive the termination of this Credit Agreement.

13.24    Excess Funds. Notwithstanding any provisions contained in this Credit Agreement to the contrary, no Conduit Lender shall, nor shall any Conduit Lender be obligated to, pay any amount pursuant to this Credit Agreement unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing its securitization program or (y) all of such Conduit Lender’s commercial paper notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 13.24 shall survive the termination of this Credit Agreement.

13.25    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including any Assignment and Assumption Agreement) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.26    Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to Administrative Agent, or, if applicable, the Letter of Credit Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Nothing contained herein or in the other Loan Documents is intended to or shall be deemed to evidence the novation of parties’ obligations under such superseded agreements and understandings, including the Original Credit Agreement, all of which obligations (as amended and modified hereby) are hereby ratified and affirmed. Except as provided in Section 7.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

13.27    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower Party in respect of any such sum due from it to Administrative Agent, Letter of Credit Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent, Letter of Credit Issuer or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent, Letter of Credit Issuer or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent, Letter of Credit Issuer or any Lender from any Borrower Party in the Agreement Currency, such Borrower Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent, Letter of Credit Issuer or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent, Letter of Credit Issuer or any Lender in such currency, Administrative Agent, Letter of Credit Issuer or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower Party (or to any other Person who may be entitled thereto under applicable law).

13.28    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.29    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 13.29, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.,

any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

13.30    Entire Agreement. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE(S) TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

TCW DIRECT LENDING LLC

By:
Name:
Title:

Signature Page to

Third Amended and Restated Revolving Credit Agreement

ADMINISTRATIVE AGENT:

NATIXIS, NEW YORK BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer

By:
Name:
Title:

By:
Name:
Title:

Signature Page to

Third Amended and Restated Revolving Credit Agreement

LENDERS:

NATIXIS, NEW YORK BRANCH, as Funding Agent and Committed Lender for the Natixis Lender Group

By:
Name:
Title:

By:
Name:
Title:

[ ], as a Committed Lender for the [ ] Lender Group

By:
Name:
Title:

Signature Page to

Third Amended and Restated Revolving Credit Agreement

SCHEDULE 1.01A

COMMITMENTS AND LENDER GROUPS

TCW DIRECT LENDING LLC

Name of Lender Group	Funding Agent	Committed Lender	Conduit Lender	Commitment of Committed Lender
Versailles	Natixis, New York Branch	Versailles Assets LLC	Versailles Assets LLC	~~$77,000,000~~ $34,072,500
PNC Bank, National Association	PNC Bank, National Association	PNC Bank, National Association	None	~~$183,000,000~~ $84,740,000
State Street Bank	State Street Bank and Trust Company	State Street Bank and Trust Company	None	~~$75,000,000~~ $33,187,500
~~Bank of America~~ Zions Bancorporation	~~Bank of America, N.A.~~Zions Bancorporation, N.A. d/b/a California Bank & Trust	~~Bank of America, N.A.~~Zions Bancorporation, N.A. d/b/a California Bank & Trust	None	~~$40,000,000~~ $25,000,000
			Total	~~$375,000,000~~ $177,000,000

Schedule 1.01A

SCHEDULE 1.01B

~~PORTFOLIO ASSET CONCENTRATION LIMITS~~

~~Concentration limits on Portfolio Assets shall include the following (in each case calculated without duplication):~~

~~(a)    To the extent that an investment in First Lien, First Out Portfolio Assets (including Bifurcated First Lien Portfolio Assets) by the Borrower Parties in a single portfolio company and its Affiliates exceeds ten percent (10%) of the Fair Market Value of aggregate Eligible Portfolio Assets (for the avoidance of doubt, prior to any reductions for application of these concentration limits), all of such excess over ten percent (10%) shall be excluded from the calculation of the Fair Market Value of the applicable Eligible Portfolio Assets.~~

~~(b)    To the extent that the aggregate Fair Market Value of the Eligible Portfolio Assets in a single industry as outlined on Schedule 1.01C to the Credit Agreement at any time exceed twenty percent (20%) of the Fair Market Value of aggregate Eligible Portfolio Assets (for the avoidance of doubt, prior to any reductions for application of these concentration limits), all of such excess over twenty percent (20%) shall be excluded from the calculation of the Fair Market Value of the Eligible Portfolio Assets in that industry, such discount applied ratably to each applicable Eligible Portfolio Asset.~~

~~(c)    To the extent that investments in Eligible Portfolio Assets with earnings before interest, taxes, depreciation, amortization and other adjustments on an annual or annualized basis, as defined in the respective Related Credit Documents and as set forth in the reporting materials in respect of such Portfolio Assets approved by the investment committee of the Borrower, of less than $20,000,000 as at the date of entry into the applicable Related Credit Documents exceed fifteen percent (15%) of the Fair Market Value of aggregate Eligible Portfolio Assets (for the avoidance of doubt, prior to any reductions for application of these concentration limits), all of such excess over fifteen percent (15%)~~

Schedule 1.01B

~~shall be excluded from the calculation of the Fair Market Value of the applicable Eligible Portfolio Assets, with the discount applied ratably to each applicable Eligible Portfolio Asset.~~

[RESERVED]

Schedule 1.01B

SCHEDULE 1.01C

~~INDUSTRY CLASSIFICATIONS~~

~~1. Energy - Energy Equipment & Services~~

~~2. Energy - Oil, Gas & Consumable Fuels~~

~~3. Materials - Chemicals~~

~~4. Materials - Construction Materials~~

~~5. Materials - Containers & Packaging~~

~~6. Materials - Metals & Mining~~

~~7. Materials - Paper & Forest Products~~

 ~~8. Industrials - Aerospace & Defense~~

~~9. Industrials - Building Products~~

~~10. Industrials - Construction & Engineering~~

~~11. Industrials - Electrical Equipment~~

~~12. Industrials - Industrial Conglomerates~~

~~13. Industrials - Machinery~~

~~14. Industrials - Trading Companies & Distributors~~

~~15. Industrials - Commercial Services & Supplies~~

~~16. Industrials - Professional Services~~

~~17. Industrials - Air Freight & Logistics~~

~~18. Industrials - Airlines~~

~~19. Industrials - Marine~~

~~20. Industrials - Road & Rail~~

~~21. Industrials - Transportation Infrastructure~~

~~22. Consumer Discretionary - Auto Components~~

~~23. Consumer Discretionary - Automobiles~~

~~24. Consumer Discretionary - Household Durables~~

~~25. Consumer Discretionary - Leisure Products~~

~~26. Consumer Discretionary - Textiles, Apparel & Luxury Goods~~

~~27. Consumer Discretionary - Hotels, Restaurants & Leisure~~

~~28. Consumer Discretionary - Diversified Consumer Services~~

~~29. Consumer Discretionary - Media~~

~~30. Consumer Discretionary - Distributors~~

~~31. Consumer Discretionary - Internet & Direct Marketing Retail~~

~~32. Consumer Discretionary - Multiline Retail~~

~~33. Consumer Discretionary - Specialty Retail~~

~~34.Consumer Staples - Food & Staples Retailing~~

~~35. Consumer Staples - Beverages~~

~~36. Consumer Staples - Food Products~~

~~37. Consumer Staples - Tobacco~~

~~38. Consumer Staples - Household Products~~

~~39- Consumer Staples - Personal Products~~

~~40. Health Care - Health Care Equipment & Supplies~~

~~42. Health Care - Health Care Technology~~

~~43. Health Care - Biotechnology~~

~~44. Health Care - Pharmaceuticals~~

~~45. Health Care - Life Sciences Tools & Services~~

~~46. Financials - Banks~~

~~47. Financials - Thrifts & Mortgage Finance~~

~~48. Financials - Diversified Financial Services~~

~~49. Financials - Consumer Finance~~

~~50. Financials - Capital Markets~~

~~51. Financials - Mortgage Real Estate Investment Trusts (REITs)~~

~~52. Financials - Insurance~~

~~53. Information Technology - Internet Software & Services~~

~~54. Information Technology - IT Services~~

~~55. Information Technology - Software~~

~~56. Information Technology - Communications Equipment~~

~~57. Information Technology - Technology Hardware, Storage & Peripherals~~

~~58. Information Technology - Electronic Equipment, Instruments & Components~~

~~59. Information Technology - Semiconductors & Semiconductor Equipment~~

~~60. Telecommunication Services - Diversified Telecommunication Services~~

~~61. Telecommunication Services - Wireless Telecommunication Services~~

~~62. Utilities - Electric Utilities~~

~~63. Utilities - Gas Utilities~~

~~64. Utilities - Multi-Utilities~~

~~65. Utilities - Water Utilities~~

~~66. Utilities - Independent Power and Renewable Electricity Producers~~

~~67. Real Estate - Equity Real Estate Investment Trusts (REITs)~~

~~68. Real Estate - Real Estate Management & Development~~

Schedule 1.01C

~~41. Health Care - Health Care Providers & Services~~

[RESERVED]

Schedule 1.01C

SCHEDULE 1.01D

~~ELIGIBLE PORTFOLIO ASSET REPRESENTATIONS AND WARRANTIES~~

~~The representations and warranties set forth in this Schedule 1.01D are made by the Borrower with respect to all Portfolio Assets which are designated as being Eligible Portfolio Assets on any Borrowing Base Certificate as being Eligible Portfolio Assets:~~

~~1.             Each such Portfolio Asset is a loan, bond, or security, all right, title and interest to which is owned, directly by the Borrower.~~

~~2.            No such Portfolio Asset is margin stock unless the Borrower has provided to each Lender a FR Form U -1 purpose statement in form and substance reasonably satisfactory to the Administrative Agent in the good faith exercise of its sole discretion.~~

~~3.             Such Portfolio Asset constitutes a legal, valid, binding and enforceable obligation of the material obligors, enforceable against each such obligor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations.~~

~~4.             The pledge of such Portfolio Asset to the Administrative Agent would not (i) violate any Applicable Law, or (ii) conflict with the Related Credit Documents.~~

~~5.             Except as disclosed in writing by the Borrower to the Administrative Agent, such Portfolio Asset is not the subject of any credible (in the good faith judgment of the Borrower and to its actual knowledge) assertions in writing in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury by any Portfolio Asset obligor that would have a Material Adverse Effect.~~

~~6.             Each such Portfolio Asset is being reasonably monitored by the Borrower in accordance with its customary monitoring standards.~~

[RESERVED]

Schedule 1.01D

SCHEDULE 13.07

ADDRESSES FOR NOTICE

If to any Borrower Party:	If to Administrative Agent, Swingline Lender or Letter of Credit Issuer:

c/o The TCW Group, Inc. 865 S. Figueroa Street Los Angeles, California 90017 Attention: Meredith Jackson Telephone: (213) 244-0896 Email: ~~meredith.jackson@tcw.com~~ meredith.jackson@tcw.com

Natixis, New York Branch
1251 Avenue of Americas, 4th Floor
New York, New York 10020
Attention: Urs Fischer
Telephone:   (212) 891-1954
Fax:              (646) 282-2392
Email: ~~urs.fischer@natixis.com~~

      urs.fischer@natixis.com

Natixis, New York Branch
1251 Avenue of Americas, 4th Floor
New York, New York 10020
Attention: Hana Beckles
Telephone:   (212) 583-4913
Fax:              (646) 282-2392
Email: ~~hana.beckles@natixis.com~~

      hana.beckles@natixis.com

Natixis, New York Branch
1251 Avenue of Americas, 4th Floor
New York, New York 10020
Attention: Yazmin Vasconez
Telephone:   (212) 891-6176
Fax:              (646) 282-2392
Email: ~~yazmin.vasconez@natixis.com~~

      yazmin.vasconez@natixis.com

With a copy to:

Natixis, New York Branch
1251 Avenue of the Americas, 5th Floor
New York, NY 10020
Attention: Legal Department
Telephone:   (212) 891-6100
Fax:              (212) 891-1922
Email: ~~legal.notices@natixis.com~~

      legal.notices@natixis.com

Schedule 13.07

EXHIBIT E

to Third Amended and Restated Revolving Credit Agreement

by and among

TCW DIRECT LENDING LLC,

as Borrower,

and

NATIXIS, NEW YORK BRANCH,

as Administrative Agent

COLLATERAL ACCOUNT ASSIGNMENT

Dated as of                    , 20

For value received, TCW DIRECT LENDING LLC, a Delaware limited liability company (“Assignor”), hereby (i) pledges to NATIXIS, NEW YORK BRANCH, as administrative agent for the benefit of the Secured Parties (as defined below) (“Assignee”) under that certain Third Amended and Restated Revolving Credit Agreement, dated as of April 10, 2017 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”; capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement), by and among Assignor, Natixis, New York Branch, as administrative agent (in such capacity, “Administrative Agent”), and the lenders from time to time party thereto (together with such other lending institutions which become party to the Credit Agreement, or have been, or may hereafter be, assigned an interest as lender in accordance with the Credit Agreement, the “Lenders” and together with the Letter of Credit Issuer, the Agents, the Liquidity Providers and the Indemnitees, the “Secured Parties”), and (ii) grants to Assignee, a lien, claim, encumbrance upon and security interest in Account No. [                    ] at [State Street Bank and Trust Company] (the “Depository”), entitled “TCW Direct Lending LLC Collateral Account”, and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts as agreed between Assignor and Assignee (such account or accounts and any extensions or renewals being hereinafter called the “Account”), together with all of Assignor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Account, all sums now or at any time hereafter on deposit therein, credited thereto, or payable thereon, all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Account, on the following terms and conditions:

1.

This assignment (this “Assignment”) of the Account shall secure the payment and the performance of the Obligations. Assignor shall also enter into a Deposit Account Control Agreement (an “Account Control Agreement”), which shall, upon the execution and delivery thereof by the parties thereto, give the Administrative Agent “control” of the Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time.

2.	Assignor represents and warrants that:

(a)	subject to Administrative Agent’s and/or Depository’s rights in the Account, Assignor is the sole owner of the Account and has authority to execute and deliver this Assignment;

(b)

except for any financing statement which may have been filed by Assignee, no financing statement covering the Account, or any part thereof, has been filed and remains effective with any filing officer;

(c)	no other assignment has been executed with respect to the Account, other than in favor of Assignee; and

Exhibit E – Page 1

(d)	the Account is not subject to any liens or offsets of any Person other than Assignee, Secured Parties, the Depository and Permitted Liens.

3.	So long as the Obligations or any part thereof remain unpaid, Assignor covenants and agrees:

(a)

(i) from time to time promptly to execute and deliver to Assignee all such other assignments, certificates, passbooks and supplemental writings, and do all other acts or things as Assignee may reasonably request in order to more fully evidence and perfect the security interest herein created; and (ii) Assignee may file such financing statements, amendments thereto and continuations thereof as Assignee may reasonably deem necessary in order to more fully evidence and perfect the security interest herein created;

(b)	promptly (to the extent readily available) to furnish Assignee with any information or writings which Assignee may reasonably request concerning the Account;

(c)

promptly (upon obtaining knowledge thereof) to notify Assignee of any material change in any fact or circumstances warranted or represented by Assignor herein or any material change in any other writing furnished by Assignor to Assignee in connection with the Account;

(d)

promptly (upon obtaining knowledge thereof) to notify Assignee of any claim (other than a Permitted Lien), action, or proceeding affecting title to the Account, or any part thereof, or the security interest herein, and, at the reasonable request of Assignee, appear in and defend any such action or proceeding; and

(e)

to pay to Assignee the amount of any court costs and attorney’s fees assessed by a court and incurred by Assignee following any Event of Default hereunder (to the extent due and payable in accordance with the Credit Agreement).

4.	Assignor covenants and agrees that, without the prior consent of Assignee, Assignor will not:

(a)

create any other Lien in or upon, or otherwise encumber, or assign the Account, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the Lien herein created and subject to the Account Control Agreement, any offset rights inuring to the benefit of Depository, or Permitted Liens; or

(b)	request, make or allow to be made any withdrawals from the Account to the extent prohibited hereunder or in Section 5.02 of the Credit Agreement.

Should any funds required by the Credit Agreement to be deposited in or credited to the Account instead be received by Assignor, they shall immediately upon such receipt become subject to the lien granted hereunder and while in the hands of Assignor be segregated from all other funds of Assignor and be held in trust for the Secured Parties unless otherwise used in accordance with the terms hereof and the Credit Agreement. Assignor shall have absolutely no dominion or control over such funds except to promptly deposit them into the Account. Assignor acknowledges and agrees that Depository is authorized to comply with instructions originated in writing by Assignee in accordance with the terms hereof and of the Account Control Agreement and the Credit Agreement directing the disposition of funds in the Account without further consent of Assignor. Assignee agrees with Assignor that Assignee shall not originate instructions with respect to, or

Exhibit E – Page 2

direct the disposition of funds in, the Account except during the continuation of an Event of Default and subject to Section 11.03 of the Credit Agreement.

5.	Assignee’s rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by:

(a)

any adjustment, indulgence, forbearance or compromise that might be granted or given by Assignee or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations;

(b)	any full or partial release of any of the foregoing;

(c)

any other action taken or omitted to be taken by Assignee or the Secured Parties in connection with the Obligations, whether or not such action or omission prejudices Assignor or increases the likelihood that the Account will be applied to the Obligations; or

(d)	notice of any of the foregoing.

6.

Assignee, without in any manner impairing any of its rights and powers hereunder, may, at any time and from time to time, without further consent of or notice to Assignor (except as required by the Credit Agreement or other Loan Documents), and with or without valuable consideration:

(a)	renew or extend the maturity of or accept partial payments upon the Obligations or any part thereof;

(b)	release any person primarily or secondarily liable in respect of the Obligations or any security therefor;

(c)

alter, in any manner that the Secured Parties may elect, the terms of any instrument evidencing the Obligations or any part thereof either as to the maturity thereof, rate of interest, method of payment, parties thereto or otherwise;

(d)

renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Obligations or any part thereof; and

(e)

release or pay to Assignor, or any other person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligations, or any part thereof.

7.

Should any person have heretofore executed or hereafter execute, in favor of the Secured Parties, any deed of trust, mortgage, or security agreement, or have heretofore pledged or hereafter pledge any other property to secure the payment of the Obligations, or any part thereof, the exercise by the Secured Parties of any right or power conferred upon any of them in any such instrument, or by any such pledge, shall be (subject to Sections 5.02 and 11.03 of the Credit Agreement) wholly discretionary with each the Secured Parties, and the exercise or failure to exercise any such right or power shall not impair or diminish the Secured Parties’ rights, titles, interest, liens, and powers existing hereunder.

Exhibit E – Page 3

8.

Subject to Sections 5.02 and 11.03 of the Credit Agreement and the last sentence of Section 4, during the existence of an Event of Default, Assignee, on behalf of the Secured Parties, in addition to any other remedies it may have, may do one or more of the following:

(a)	declare the Obligations immediately due and payable;

(b)	demand payment and performance thereof from the funds in or credited to the Account;

(c)	withdraw funds from the Account and apply all or any portion of the Account to the Obligations as described in paragraph 12 hereof;

(d)	exercise a notice of control pursuant to the Account Control Agreement;

(e)	on behalf of Assignor to endorse the name of Assignor upon any checks, drafts, or other instruments payable to Assignor evidencing payment on the Account;

(f)	to surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to Assignor in connection with the Account; and

(g)	exercise any other rights or take any other actions specified herein or in the Credit Agreement and subject to any conditions set forth herein.

9.

Subject to Section 5.02 of the Credit Agreement, upon the occurrence and during the continuation of a Special Default, Assignee, on behalf of the Secured Parties, in addition to any other remedies it may have, may restrict or prohibit withdrawals from the Account by exercising a notice of control pursuant to the Account Control Agreement. For purposes hereof, “Special Default” as used herein means the existence of any (i) Default under Sections 11.01(a), 11.01(g) or 11.01(h) of the Credit Agreement or (ii) an Event of Default.

10.

Neither Assignee nor any of the other Secured Parties shall be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Account as a result of Assignee or any of the Secured Parties exercising any of its rights or remedies under this Assignment, except as a result of bad faith, gross negligence or willful misconduct or as a result of breach of the Operating Agreement or the Loan Documents.

11.

Assignee shall be entitled to apply any and all funds received by it hereunder toward payment and performance of the Obligations in such order and manner as Assignee, in its discretion, may elect, subject to the terms of the Credit Agreement. If such funds are not sufficient to pay and perform the Obligations in full, Assignor shall remain liable for any deficiency following Assignee’s receipt and crediting of such funds. Upon full and final payment of the Obligations, the rights of Assignee in and to the Account hereunder and under the Account Control Agreement will be deemed to be automatically released and of no further force and effect.

12.

All rights, titles, interests, liens and remedies of the Assignee for the benefit of the Secured Parties hereunder are cumulative of one another and of every other right, title, interest, lien or remedy which the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should Assignor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Parties, the security interest

Exhibit E – Page 4

therein created and all other rights, powers, and privileges vested in the Secured Parties by the terms thereof shall exist concurrently with the security interest created herein.

13.

Should any part of the Obligations be payable in installments, the acceptance by Assignee at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the default then existing. No waiver by the Secured Parties of any default shall be deemed to be a waiver of any other subsequent default, nor shall any such waiver by the Secured Parties be deemed to be a continuing waiver. No delay or omission by the Secured Parties in exercising any right or power hereunder, or under any other writings executed by Assignor or Obligor as security for or in connection with the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Parties hereunder or under such other writings.

14.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be delivered and deemed effective in accordance with Section 13.07 of the Credit Agreement.

15.

Sections 13.14 and 13.17 of the Credit Agreement are incorporated by reference herein. Notwithstanding anything to the contrary herein, the rights, powers, privileges and remedies of Assignee hereunder are subject to Sections 5.02(b) and 11.03 of the Credit Agreement.

16.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS ASSIGNMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS ASSIGNMENT. NOTWITHSTANDING THE FOREGOING, THE PARTIES HERETO AGREE THAT THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE JURISDICTION OF THE DEPOSITORY FOR PURPOSES OF ANY MATTER IN RESPECT HEREOF RELATING TO OR ARISING UNDER SECTION 9-304 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEW YORK.

17.

Any suit, action or proceeding against any party hereto with respect to this Assignment or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, and each party hereto hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court in the manner provided for notices in Section 13.08 of the Credit Agreement by the mailing thereof by registered or certified mail, postage prepaid, to the addresses set forth in Section 15 above. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Assignment brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS ASSIGNMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

Exhibit E – Page 5

18.

This Assignment shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic imaging shall be effective as deliver of a manually executed counterpart of this Assignment.

19.	This Assignment and the provisions set forth herein shall continue until the full, final, and complete satisfaction of the Obligations.

20.

On the full, final, and complete satisfaction of the Obligations (other than contingent contractual indemnities), this Assignment and the rights and liens of Assignee in and to the Account and any other Collateral hereunder shall be of no further force or effect. Thereafter, upon request, Assignee, on behalf of the Secured Parties, shall provide Assignor, at Assignor’s sole expense, a written release of Assignor’s obligations hereunder and an assignment of the Account (and the other items of Collateral hereunder) to Assignor, each in form and substance reasonably satisfactory to Assignor.

21.	In the event of a conflict between the terms of this Assignment and the terms of the Credit Agreement, the terms of the Credit Agreement will control.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

Exhibit E – Page 6

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first above written.

ASSIGNOR:

TCW DIRECT LENDING LLC

By:
Name:
Title:

Exhibit E – Page 1

ACKNOWLEDGED AND AGREED:

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E – Page 2